Exhibit 1.1

Execution Version

MEDICAL PROPERTIES TRUST, INC.

$1,000,000,000

Shares of Common Stock

(par value $0.001 per share)

EQUITY DISTRIBUTION AGREEMENT

December 27, 2019

SunTrust Robinson Humphrey, Inc.

Barclays Capital Inc.

BofA Securities, Inc.

Credit Agricole Securities (USA) Inc.

Credit Suisse Securities (USA) LLC

Goldman Sachs & Co. LLC

KeyBanc Capital Markets Inc.

MUFG Securities Americas Inc.

Raymond James & Associates, Inc.

RBC Capital Markets, LLC

Scotia Capital (USA) Inc.

Stifel, Nicolaus & Company, Incorporated

Wells Fargo Securities, LLC

Barclays Capital Inc.

BofA Securities, Inc.

Credit Agricole Securities (USA) Inc.

Credit Suisse Securities (USA) LLC

Goldman Sachs & Co. LLC

KeyBanc Capital Markets Inc.

MUFG Securities Americas Inc.

Raymond James & Associates, Inc.

RBC Capital Markets, LLC

Scotia Capital (USA) Inc.

Wells Fargo Securities, LLC

Barclays Bank PLC

Bank of America, N.A.

Crédit Agricole Corporate and Investment

Bank c/o Credit Agricole Securities

(USA) Inc., as agent

Credit Suisse Capital LLC

Goldman Sachs & Co. LLC

KeyBanc Capital Markets Inc.

MUFG Securities EMEA plc

Raymond James & Associates, Inc.

Royal Bank of Canada

The Bank of Nova Scotia

Wells Fargo Bank, National Association

As Agents	As Forward Sellers	As Forward Purchasers

Ladies and Gentlemen:

Each of Medical Properties Trust, Inc., a Maryland corporation (the “Company”), and MPT Operating Partnership, L.P., a Delaware limited partnership (the “Operating Partnership”), confirms its agreement with Barclays Bank PLC, Bank of America, N.A., Crédit Agricole Corporate and Investment Bank c/o Credit Agricole Securities (USA) Inc., as agent, Credit Suisse Capital LLC, Goldman Sachs & Co. LLC, KeyBanc Capital Markets Inc., MUFG Securities EMEA plc, Raymond James & Associates, Inc., Royal Bank of Canada, The Bank of Nova Scotia and Wells Fargo Bank, National Association (each, in its capacity as purchaser under any Forward Contract (as defined below), a “Forward Purchaser,” and collectively, the “Forward Purchasers”) and SunTrust Robinson Humphrey, Inc., Barclays Capital Inc., BofA Securities, Inc., Credit Agricole Securities (USA) Inc., Credit Suisse Securities (USA) LLC, Goldman Sachs & Co. LLC, KeyBanc Capital Markets Inc., MUFG Securities Americas Inc., Raymond James & Associates, Inc., RBC Capital Markets, LLC, Scotia Capital (USA) Inc., Stifel, Nicolaus & Company, Incorporated and Wells Fargo Securities, LLC (each in its capacity as agent for the Company and/or principal in connection with the offering and sale of any Issuance Shares (as defined below) hereunder, an “Agent,” and collectively, the “Agents,” and each (except in the case of SunTrust Robinson Humphrey, Inc. and Stifel, Nicolaus & Company, Incorporated) in its capacity as agent for each Forward Purchaser in connection with the offering and sale of any Forward Hedge Shares (as defined below) hereunder, a “Forward Seller,” and collectively, the “Forward Sellers”), as stated in this agreement (as the same may be amended or supplemented from time to time, this “Agreement”).

It is understood and agreed by the parties hereto that (A) if Shares (as defined below) are offered or sold through any Agent acting as Forward Seller, then such Agent, as Forward Seller, shall be acting solely as sales agent for the applicable Forward Purchaser and not as sales agent for the Company with respect to the offering and sale of such Shares, and except in cases where this Agreement expressly refers to an Agent acting as sales agent for the Company or unless otherwise expressly stated or the context otherwise requires, references in this Agreement to any Agent acting as sales agent shall also be deemed to apply to such Agent when acting as Forward Seller, mutatis mutandis; provided that, for the avoidance of doubt, SunTrust Robinson Humphrey, Inc. and Stifel, Nicolaus & Company, Incorporated are not acting as Forward Sellers, (B) after the date hereof, each of SunTrust Robinson Humphrey, Inc. and Stifel, Nicolaus & Company, Incorporated may elect to become a Forward Seller under this Agreement by providing written notice to the Company that it will act as a Forward Seller and (C) any affiliate of any Agent may become a Forward Purchaser by entering into a Master Forward Confirmation with the Company and entering into a joinder with respect to this Agreement. It is also understood and agreed by the parties hereto that if Shares are offered or sold through any Agent acting as sales agent for the Company, then such Agent shall be acting solely in its capacity as sales agent for the Company, and not as sales agent for any Forward Purchaser, with respect to the offering and sale of such Shares.

1.    Description of Shares. The Company proposes to issue and sell through or to the Agents (or for the Forward Sellers to offer and sell), in the manner contemplated by this Agreement, shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), having an aggregate gross sales price of up to $1,000,000,000 (the “Shares”), from time to time during the term of this Agreement and on the terms set forth in Section 3 of this Agreement. The Agents have been appointed by the Company as its agents to sell the Issuance Shares and agree to use commercially reasonable efforts consistent with their normal trading and sales practices to sell the Issuance Shares offered by the Company pursuant to any Placement Notice (as defined in Section 3(a)) upon the terms and subject to the conditions contained herein and therein. Each Forward Seller shall be acting as sales agent for the applicable Forward Purchaser and agrees with the Company and such Forward Purchaser to use commercially reasonable efforts consistent with its normal trading and sales practices to sell the Forward Hedge Shares upon the terms and subject to the conditions contained herein. The Company agrees that whenever it determines to sell the Shares directly to any Agent as principal (each such transaction, a “Principal Transaction”), it will enter into a separate agreement (each, a “Terms Agreement”) in substantially the form of Annex I hereto, relating to such sale in accordance with Section 3(m) of this Agreement. Certain terms used herein are defined in Section 23 hereof. For the avoidance of doubt, Shares will not include the Forward Settlement Shares (as defined below).

2.    Representations and Warranties. The Company and the Operating Partnership, jointly and severally, represent and warrant to, and agree with, each Agent, Forward Seller and Forward Purchaser as of the date of this Agreement and on each such other time the following representations and warranties are repeated or deemed to be made pursuant to this Agreement, as set forth below.

(a)    An automatic shelf registration statement on Form S-3 (File No. 333-229103) as defined in Rule 405 under the Securities Act of 1933, as amended, and the rules and regulations thereunder (collectively called the “Act”), including a form of prospectus, has been prepared and filed by the Company not earlier than three years prior to the date hereof, in conformity with the requirements of the Act, and the rules and regulations of the Securities and Exchange Commission (the “Commission”) thereunder. The registration statement contains certain information concerning the offering and sale of the Common Stock, including the Shares, and contains additional information concerning the Company and its business; the Commission has not issued an order preventing or suspending the use of the Basic Prospectus (as defined below), the Prospectus Supplement (as defined below), the Prospectus (as defined below) or any Permitted Free Writing Prospectus (as defined below), or the effectiveness of the Registration Statement (as defined below), and no proceedings for that purpose or pursuant to Section 8A of the Act have been instituted or, to the Company’s knowledge, threatened by the Commission. Except where the context otherwise requires, “Registration Statement,” as used herein, means the registration statement, as amended at the time of such registration statement’s effectiveness for purposes of Section 11 of the Act, as such section applies to the Agents, the Forward Sellers and the Forward Purchasers, as well as any new registration statement, post-effective amendment or new automatic shelf registration statement as may have been filed pursuant to Sections 4(g) or (h) of this Agreement, including (1) all documents filed as a part thereof or incorporated or deemed to be incorporated by reference therein, (2) any information contained or incorporated by reference in a prospectus filed with the Commission pursuant to Rule 424(b) under the Act, to the extent such information is deemed, pursuant to Rule 430B or Rule 430C under the Act, to be part of the registration statement at the time of such registration statement’s effectiveness for purposes of Section 11 of the Act, as such section applies to the Agents, the Forward Sellers and the Forward Purchasers and (3) any registration statement filed to register the offer and sale of Shares pursuant to Rule 462(b) under the Act. Except where the context otherwise requires, “Basic Prospectus,” as used herein, means the prospectus filed as part of each Registration Statement, together with any amendments or supplements thereto as of the date of this Agreement. Except where the context otherwise requires, “Prospectus Supplement,” as used herein, means the final prospectus supplement, relating to the Shares, filed or to be filed by the Company with the Commission pursuant to Rule 424(b) under the Act on or before the second business day after the date hereof (or such earlier time as may be required under the Act), in the form furnished by the Company to the Agents, the Forward Sellers and the Forward Purchasers in connection with the offering of the Shares. Except where the context otherwise requires, “Prospectus,” as used herein, means the Prospectus Supplement together with the Basic Prospectus attached to or used with the Prospectus Supplement. Notwithstanding the foregoing, if any revised basic prospectus, prospectus supplement or prospectus shall be provided to the Agents, the Forward Sellers and the Forward Purchasers by the Company for use in connection with the offering and sale of the Shares which differs from the Basic Prospectus, Prospectus Supplement or Prospectus, as the case may be (whether or not such revised basic prospectus, prospectus supplement or prospectus is required to be filed by the Company pursuant to Rule 424(b) of the Act), the terms “Basic Prospectus,” “Prospectus Supplement” and “Prospectus” shall refer to such revised basic prospectus, prospectus supplement or prospectus, as the case may be, from and after the time it is first provided to the Agents, the Forward Sellers and the Forward Purchasers for such use. “Permitted Free Writing Prospectuses,” as used herein, means the documents, if any, listed on Schedule I hereto and any other “issuer free writing prospectus” (as defined in Rule 433 of the Act) that the Company and the Agents, the Forward Sellers and the Forward Purchasers shall agree from time to time is a Permitted Free Writing Prospectus. Any reference herein to the Registration Statement, the Basic Prospectus, the Prospectus Supplement, the Prospectus or any Permitted Free Writing Prospectus shall be deemed to refer to and include the documents, if any, incorporated by reference, or deemed to be incorporated by reference, therein (the “Incorporated Documents”), including, unless the context otherwise requires, the documents, if any, filed as exhibits to such Incorporated Documents. Any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, the Basic Prospectus, the Prospectus Supplement, the Prospectus or any Permitted Free Writing Prospectus shall be deemed to refer to and include the filing of any document under the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (collectively, the “Exchange Act”) on or after the initial effective date of the Registration Statement, or the date of the Basic Prospectus, the Prospectus Supplement, the Prospectus or such Permitted Free Writing Prospectus, if any, as the case may be, and deemed to be incorporated therein by reference.

(b)    The Registration Statement complied when it became effective, complies as of the date hereof and, as amended or supplemented, at each deemed effective date with respect to the Agents, the Forward Sellers and the Forward Purchasers pursuant to Rule 430B(f)(2) of the Act, at each Settlement Date (as defined in Section 23 hereof), and at all times during which a prospectus is required by the Act to be delivered (whether physically, deemed to be delivered pursuant to Rule 153 or through compliance with Rule 172 under the Act or any similar rule) in connection with any sale of Shares, will comply, in all material respects, with the requirements of the Act, and the Registration Statement did not and will not, at or during such times, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; the conditions to the use of Form S-3 in connection with the offering and sale of the Shares as contemplated hereby have been satisfied; the Registration Statement meets, and the offering and sale of the Shares as contemplated hereby comply with, the requirements of Rule 415 under the Act (including, without limitation, Rule 415(a)(5)); the Basic Prospectus complied or will comply, at the time it was or will be filed with the Commission, complies as of the date hereof (if filed with the Commission on or prior to the date hereof) and, as of each Applicable Time, at each Settlement Date and at all times during which a prospectus is required by the Act to be delivered (whether physically, deemed to be delivered pursuant to Rule 153 or through compliance with Rule 172 under the Act or any similar rule) in connection with any sale of Shares, will comply, in all material respects, with the requirements of the Act; the Prospectus will comply, as of the date that it is filed with the Commission, the date of the Prospectus Supplement, the date of any other amendment or supplement, each Applicable Time, each Settlement Date, and at all times during which a prospectus is required by the Act to be delivered (whether physically, deemed to be delivered pursuant to Rule 153 or through compliance with Rule 172 under the Act or any similar rule) in connection with any sale of Shares, in all material respects, with the requirements of the Act (including, without limitation, Section 10(a) of the Act); at the date hereof, each Applicable Time and each Settlement Date, the Prospectus, as then amended or supplemented, either alone or together with any combination of one or more of the then issued Permitted Free Writing Prospectuses, if any, does not and will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; each Permitted Free Writing Prospectus will comply, as of its date, as of each Applicable Time and Settlement Date and at all times during which a prospectus is required by the Act to be delivered (whether physically, deemed to be delivered pursuant to Rule 153 or through compliance with Rule 172 under the Act or any similar rule) in connection with any sale of Shares, in all material respects with the requirements of the Act; and did not and will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representation or warranty with respect to any statement or omission made in the Registration Statement, the Basic Prospectus, the Prospectus Supplement, the Prospectus or any Permitted Free Writing Prospectus or any amendment or supplement to any of the foregoing in reliance upon and in conformity with information concerning the Agents, the Forward Sellers or the Forward Purchasers furnished in writing by or on behalf of the Agents, the Forward Sellers or the Forward Purchasers expressly for use in the Registration Statement, the Basic Prospectus, the Prospectus Supplement, the Prospectus or any Permitted Free Writing Prospectus or any amendment or supplement to any of the foregoing, as the case may be; each Incorporated Document, at the time such document was filed with the Commission or at the time such document became effective, as applicable, complied, in all material respects, with the requirements of the Exchange Act and did not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. For all purposes of this Agreement (including, without limitation, the provisions of this paragraph and of Section 6 of this Agreement), the Company, the Agents, the Forward Sellers and the Forward Purchasers agree that the only information furnished by or on behalf of the Agents, the Forward Sellers and the Forward Purchasers expressly for use in the Registration Statement, the Basic Prospectus, the Prospectus Supplement, the Prospectus or any Permitted Free Writing Prospectus or any amendment or supplement to any of the foregoing is the statement that none of the Agents, the Forward Sellers or the Forward Purchasers will engage in any transactions that stabilize the Common Stock appearing in the second sentence of the seventh paragraph under the caption “Plan of Distribution” in the Prospectus Supplement dated December 27, 2019.

(c)    (i) At the time of filing of the Registration Statement, (ii) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Sections 13 or 15(d) of the Exchange Act or form of prospectus), (iii) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) under the Act) made any offer relating to the Shares in reliance on the exemption of Rule 163 under the Act and (iv) at the Execution Time, the Company is a “well-known seasoned issuer” as defined in Rule 405 under the Act. The Company has not received from the Commission any notice pursuant to Rule 401(g)(2) under the Act objecting to the use of the automatic shelf registration form.

(d)    Prior to the execution of this Agreement, the Company has not, directly or indirectly, offered or sold any Shares by means of any “prospectus” or “free writing prospectus” (in each case within the meaning of the Act) or used any “prospectus” or “free writing prospectus” (in each case within the meaning of the Act) in connection with the offer or sale of the Shares, and from and after the execution of this Agreement, the Company will not, directly or indirectly, offer or sell any Shares by means of any “prospectus” or “free writing prospectus” (in each case within the meaning of the Act) or use any “prospectus” or “free writing prospectus” (in each case within the meaning of the Act) in connection with the offer or sale of the Shares, other than the Prospectus, as amended or supplemented from time to time in accordance with the provisions of this Agreement, and any Permitted Free Writing Prospectuses.

(e)    Company Financial Statements. The consolidated historical financial statements and related notes of the Company thereto included or incorporated by reference in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus comply in all material respects with the requirements of the Act and the Exchange Act, as applicable, and present fairly the consolidated financial position of the Company and its subsidiaries as of the dates indicated and the consolidated results of their operations and changes in their cash flows and stockholders’ equity of the Company for the periods specified; such financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods covered thereby, and the supporting schedules included or incorporated by reference in the Registration Statement present fairly the information required to be stated therein; the other financial and statistical data with respect to the Company and its subsidiaries included or incorporated by reference in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus, other than information of the Company’s tenants, have been derived from the accounting records of the Company and its subsidiaries and present fairly the information shown; the Company and its subsidiaries do not have any material liabilities or obligations, direct or contingent (including any off-balance sheet obligations), not described in the Registration Statement (excluding the exhibits thereto), the Prospectus and any Permitted Free Writing Prospectus; and all disclosures included or incorporated by reference in the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus, regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply with Regulation G of the Exchange Act and Item 10 of Regulation S-K under the Act, to the extent applicable; the interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus fairly present in all material respects the information called for and have been prepared in accordance with the Commission’s rules and guidelines applicable thereto. Any pro forma financial statements or other pro forma financial data of the Company included or incorporated by reference in the Prospectus and any Permitted Free Writing Prospectus include assumptions that provide a reasonable basis for presenting the significant effects directly attributable to the transactions and events described therein and the related pro forma adjustments give appropriate effect to those assumptions. Any pro forma financial statements or other pro forma financial data of the Company included or incorporated by reference in the Prospectus and any Permitted Free Writing Prospectus complies in all material respects with the applicable accounting requirements of Regulation S-X under the Exchange Act. Except as included or incorporated by reference therein, no historical or pro forma financial statements or supporting schedules are required to be included in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus under the Act or the rules and regulations thereunder.

(f)    Steward Financial Data. The financial information with respect to Steward Health Care Systems LLC (“Steward”) included or incorporated by reference in the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus matches the financial information provided by Steward to the Company (it being understood that the Company did not participate in the preparation or review of such financial information in any way).

(g)    No Material Adverse Change. Except as disclosed in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus, since the most recent date of the Company’s financial statements included in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus, there has not been (i) any material adverse change in the business, properties, management, financial condition or results of operations of the Company and its subsidiaries taken as a whole, (ii) any transaction which is material to the Company and its subsidiaries taken as a whole, (iii) any obligation or liability, direct or contingent (including any off-balance sheet obligations), incurred by the Company or any of its subsidiaries, which is material to the Company and its subsidiaries taken as a whole, (iv) any material change in the capital stock or outstanding indebtedness of the Company or any of its subsidiaries or (v) except for regular quarterly dividends, any dividend or distribution of any kind declared, paid or made on the capital stock of the Company.

(h)    Organization and Good Standing. The Company and its subsidiaries have been duly organized and are validly existing and in good standing under the laws of their respective jurisdictions of organization (and, with respect to the Company, is in good standing with the State Department of Assessments and Taxation of Maryland), are duly qualified to do business and are in good standing in each jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses requires such qualification, and have all power and authority necessary to own or lease and operate their respective properties and to conduct the businesses in which they are engaged as described in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus, except where the failure to be so qualified, in good standing, or have such power or authority would not, individually or in the aggregate, have a material adverse effect on the business, properties, management, financial condition, results of operations or prospects of the Company and its subsidiaries taken as a whole, or prevent or materially interfere with consummation of the transactions contemplated hereby (a “Material Adverse Effect”). The Company owns, directly or indirectly, all of the issued and outstanding capital stock or other ownership interest of each of the subsidiaries, other than the Operating Partnership, of which the Company owns, directly or indirectly, a majority of the limited partnership units (“OP Units”) or limited liability company membership interests, as the case may be.

(i)    Capitalization of the Company and its Subsidiaries. The Company has an authorized capitalization as set forth in the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus (subject to the issuance of shares of Common Stock upon exercise of stock options and warrants, or the exercise, conversion or redemption of any other equity-based compensatory awards, disclosed as outstanding in the Registration Statement (excluding the exhibits thereto), the Prospectus and any Permitted Free Writing Prospectus, the issuance of shares of Common Stock upon the redemption of OP Units in accordance with the Second Amended and Restated Agreement of Limited Partnership of the Operating Partnership (the “Operating Partnership Agreement”), disclosed as outstanding in the Registration Statement (excluding the exhibits thereto), the Prospectus and any Permitted Free Writing Prospectus, the grant of options and other equity-based awards under existing stock option and other equity-based compensatory plans described in the Registration Statement (excluding the exhibits thereto), the Prospectus and any Permitted Free Writing Prospectus); all of the issued and outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable, have been issued in compliance with all applicable securities laws and were not issued in violation of any preemptive right, resale right, right of first refusal or similar right; application has been, or will be, made to list the Shares on the New York Stock Exchange (the “NYSE”), and as of each Settlement Date, the Shares to be issued on such Settlement Date shall be duly listed, and admitted and authorized for trading, subject to official notice of issuance; and all of the outstanding shares of capital stock or other ownership interests of each of the subsidiaries have been duly authorized and validly issued, are fully paid and non-assessable, have been issued in compliance with all applicable securities laws, were not issued in violation of any preemptive right, resale right, right of first refusal or similar right, and except as otherwise described in paragraph (g) above, are owned directly or indirectly by the Company, free and clear of any security interest, other encumbrance or adverse claim, except where such security interests, other encumbrances or adverse claims would not materially affect or interfere in any material respect with the Company’s ability to exercise control over each of its subsidiaries; and no options, warrants or other rights to purchase, agreements or other obligations to issue or other rights to convert any obligation into shares of capital stock or ownership interests in the subsidiaries are outstanding.

(j)    Due Authorization of the Company. The Company has full corporate power and authority to own, lease and operate its properties and conduct its business as described in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus, to execute and deliver this Agreement and to issue, sell and deliver the Shares as contemplated herein.

(k)    Due Authorization of the Shares. The Shares and the Forward Settlement Shares have been duly and validly authorized by the Company and, when issued and delivered against payment therefor as provided herein, will be duly and validly issued, fully paid and non-assessable and free of statutory and contractual preemptive rights, resale rights, rights of first refusal and similar rights.

(l)    Company Capital Stock. The capital stock of the Company, including the Shares, conforms in all material respects to each description thereof contained or incorporated by reference in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus\.

(m)    This Agreement. This Agreement has been duly authorized, executed and delivered by the Company and the Operating Partnership.

(n)    No Violation or Default. Neither the Company nor any of the subsidiaries is in breach or violation of or in default under (nor has any event occurred which, with notice, lapse of time or both, would result in any breach or violation of, constitute a default under or give the holder of any indebtedness (or a person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a part of such indebtedness under) (i) its respective charter or bylaws, or other organizational documents, or (ii) any indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any license, lease, contract or other agreement or instrument to which it is a party or any of the subsidiaries is a party or by which any of them or any of their respective properties may be bound or affected, except as disclosed in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus, or (iii) any federal, state, local or foreign law, regulation or rule, or (iv) any rule or regulation of any self-regulatory organization or other non-governmental regulatory authority (including, without limitation, the rules and regulations of the NYSE), or (v) any decree, judgment or order applicable to the Company or any of the subsidiaries or any of their respective properties; except with respect to clauses (ii) through (v) only for any such breach or violation or default that would not reasonably be expected to have a Material Adverse Effect.

(o)    No Conflicts. The execution, delivery and performance of this Agreement or any Forward Contract, the issuance, if any, and sale of the Shares (and the issuance and delivery of any Forward Settlement Shares) and the consummation of any other of the transactions contemplated by this Agreement or any Forward Contract will not conflict with, result in any breach or violation of or constitute a default under (nor constitute any event which, with notice, lapse of time or both, would result in any breach or violation of, constitute a default under or give the holder of any indebtedness (or a person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a part of such indebtedness under) or result in the creation or imposition of a lien, charge or encumbrance on any property or assets of the Company or any subsidiary pursuant to (i) the charter or bylaws, or other organizational document, of the Company or any “significant subsidiary” (as defined in Rule 1-02 of Regulation S-X), or (ii) any indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any license, lease, contract or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which any of them or any of their respective properties may be bound or affected, or (iii) any federal, state or local law, regulation or rule or, to the Company’s knowledge, any foreign law, regulation or rule, or (iv) any rule or regulation of any self-regulatory organization or other non-governmental regulatory authority (including, without limitation, the rules and regulations of the NYSE), or (v) any decree, judgment or order applicable to the Company or any of its subsidiaries or any of their respective properties; except with respect to clauses (ii) through (v) only for any such breach or violation or default that would not reasonably be expected to have a Material Adverse Effect.

(p)    No Consents Required. No consent, approval, authorization, order, registration or qualification of or with any court or arbitrator or filing with any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency, or of or with any self-regulatory organization or other non-governmental regulatory authority, or approval of the stockholders of the Company, is required in connection with the issuance and sale of the Shares, compliance by the Company of the terms thereof and the consummation by the Company of the transactions contemplated by this Agreement, except for (i) such consents, approvals, authorizations, orders and registrations or qualifications as may be required (A) by the Financial Industry Regulatory Authority, Inc. (“FINRA”), (B) under applicable state securities laws or blue sky laws of the various jurisdictions in which the Shares are being offered by the Agents and the Forward Sellers, (C) registration of the Shares under the Act, which has been effected, and (D) those that have been obtained or will be obtained or completed by the time of purchase of the Shares on the relevant Settlement Date, including the approval for listing and/or qualification of the Shares and the Forward Settlement Shares for trading on the NYSE or (ii) such consents, approvals, authorizations, orders, registrations, qualifications or filings, the failure of which to obtain would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(q)    Legal Proceedings. Except as described in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus, there are no actions, suits, claims, investigations or proceedings pending or, to the Company’s or the Operating Partnership’s knowledge, threatened or contemplated to which the Company or any of its subsidiaries or any of their respective directors or officers, in such capacities, is or would be a party or of which any of their respective properties is or would be subject at law or in equity, before or by any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency, or before or by any self-regulatory organization or other non-governmental regulatory authority (including, without limitation, the NYSE), except any such action, suit, claim, investigation or proceeding which, if resolved adversely to the Company or any subsidiary, would not, individually or in the aggregate, have a Material Adverse Effect.

(r)    Independent Accountants. PricewaterhouseCoopers LLP, which has delivered its report with respect to the audited financial statements and related schedules included in, or incorporated by reference into, the Registration Statement and the Prospectus, is an independent registered public accounting firm with respect to the Company and its subsidiaries within the applicable rules and regulations adopted by the Commission and the Public Company Accounting Oversight Board (United States) and as required by the Act.

(s)    Title to Real and Personal Property.

(i)    The Company and its subsidiaries have good and marketable title in fee simple to all real property, and good title to all personal property, owned by them, in each case free and clear of all liens, claims, security interests, pledges, charges, encumbrances, encroachments, restrictions, mortgages and other defects, except such as are disclosed in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus or listed as an exception to any owner’s or leasehold title insurance policy with respect to such real property and personal property made available by the Company to the Agents, the Forward Sellers and the Forward Purchasers, or counsel for the Agents, the Forward Sellers and the Forward Purchasers, or such as do not materially and adversely affect the value of such property and do not materially interfere with the use made or proposed to be made of such property by the Company and its subsidiaries; any real property, improvements, equipment and personal property held under lease by the Company or any of its subsidiaries are held under valid, existing and enforceable leases, with such exceptions as are disclosed in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus or are not material and do not interfere with the use made or proposed to be made of such real property, improvements, equipment or personal property by the Company or such subsidiary; except as otherwise disclosed in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus, the Company or a subsidiary has obtained an owner’s or leasehold title insurance policy, from a title insurance company licensed to issue such policy, on any real property owned in fee or leased, as the case may be, by the Company or any subsidiary, that insures the Company’s or the subsidiary’s fee or leasehold interest, as the case may be, in such real property, or a lender’s title insurance policy insuring the lien of its mortgage securing the real property with coverage equal to the maximum aggregate principal amount of any indebtedness held by the Company or a subsidiary and secured by the real property.

(ii)    To the knowledge of the Company and the Operating Partnership, each of the real properties owned or leased by the Company or any of its subsidiaries, whether owned in fee simple or through a joint venture or other partnership (collectively, the “Properties”), is free of any material structural defects and all building systems contained therein are in good working order in all material respects, subject to ordinary wear and tear or, in each instance, the Company or any of its subsidiaries, as the case may be, has either caused tenant to be responsible for such matters or has created or caused to be created an adequate reserve or capital budget to effect reasonably required repairs, maintenance and capital expenditures; to the knowledge of the Company and the Operating Partnership, each of the Properties complies with all applicable zoning laws, ordinances, regulations and deed restrictions or other covenants in all material respects or, if and to the extent there is a failure to comply, such failure does not materially impair the value of any of the Properties and will not result in a forfeiture or reversion of title; to the knowledge of the Company and the Operating Partnership, there is no pending or threatened condemnation, zoning change or other similar proceeding or action that will in any material respect affect the size or use of, improvements on, or construction on or access to the Properties, except such zoning changes, proceedings or actions that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; to the knowledge of the Company and the Operating Partnership, no lessee of any portion of any of the Properties is in default under any of the leases governing such Properties and there is no event which, but for the passage of time or the giving of notice or both would constitute a default under any of such leases, except such defaults that would not reasonably be expected to have a Material Adverse Effect or as disclosed in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus; and except as disclosed in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus, no tenant under any lease pursuant to which any of the subsidiaries leases the Properties has an option or right of first refusal to purchase the premises leased thereunder or the building of which such premises are a part, except as such options or rights of first refusal which, if exercised, would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(iii)    Except as disclosed in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus, (A) the mortgages and deeds of trust encumbering the real property owned by the Company and its subsidiaries are not convertible nor will the Company hold a participating interest therein and (B) such mortgages and deeds of trust are not cross-defaulted or cross-collateralized to any property not to be owned directly or indirectly by the Company or its subsidiaries.

(t)    Title to Intellectual Property. Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (i) each of the Company and its subsidiaries own, or have obtained valid and enforceable licenses for, or other rights to use, the inventions, patent applications, patents, trademarks (both registered and unregistered), tradenames, service names, copyrights, trade secrets and other proprietary information described in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus as being owned or licensed by them or which are necessary for the conduct of, or material to, their respective businesses as currently conducted (collectively, “Intellectual Property”), and (ii) the Company is not aware of any claim to the contrary or any challenge by any other person to the rights of the Company or any of its subsidiaries with respect to the Intellectual Property.

(u)    Intellectual Property Infringement. To the knowledge of the Company and the Operating Partnership and except as disclosed in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus, neither the Company nor any of its subsidiaries has infringed or is infringing the intellectual property of a third party, and neither the Company nor any of its subsidiaries has received notice of a claim by a third party to the contrary, except for any such notice that would not reasonably be expected to have a Material Adverse Effect.

(u)    Cybersecurity. The Company and its subsidiaries own or have a valid right to access and use all material computer systems, networks, hardware, software, databases, websites, and equipment used to process, store, maintain and operate data, information, and functions used in connection with the business of the Company and its subsidiaries (the “Company IT Systems”). The Company IT Systems (i) are adequate for, and operate and perform in all material respects as required in connection with, the operation of the business of the Company and its subsidiaries as currently conducted, and (ii) are free of any viruses, “back doors,” “Trojan horses,” “time bombs,” “worms,” “drop dead devices” or other software or hardware components that are designed to interrupt use of, permit unauthorized access to, or disable, damage or erase, any software material to the business of the Company or any of its subsidiaries, except in the case of (i) and (ii) as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company and its subsidiaries have implemented commercially reasonable backup, security and disaster recovery technology consistent in all material respects with applicable regulatory standards and customary industry practices. To the knowledge of the Company, no third party has breached or compromised the integrity or security of the Company IT Systems in a manner which would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(v)    No Undisclosed Relationship. No relationship, direct or indirect, exists between or among the Company or any of its subsidiaries, on the one hand, and the directors, officers, stockholders or other affiliates of the Company or any of its subsidiaries, on the other, that would be required by the Act to be described pursuant to Item 404 of Regulation S-K in an Annual Report on Form 10-K that is not so described in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus.

(w)    Investment Company Act. Neither the Company nor any of its subsidiaries is, and, after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus, none of them will be, an “investment company” or an entity “controlled” by an “investment company,” within the meaning of the Investment Company Act of 1940, as amended.

(x)    Taxes. Except as disclosed in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus, (i) each of the Company and its subsidiaries have timely filed all material tax returns required to be filed through the date hereof or have properly requested extensions thereof, and (ii) all material taxes and other assessments of a similar nature (whether imposed directly or through withholding) including any interest, additions to tax or penalties applicable thereto due or claimed to be due from such entities have been timely paid, other than those being contested in good faith and for which adequate reserves have been provided.

(y)    Licenses and Permits. Each of the Company and its subsidiaries has all necessary licenses, permits, authorizations, consents and approvals, possess valid and current certificates, has made all necessary filings required under any federal, state or local law, regulation or rule, and has obtained all necessary authorizations, consents and approvals from other persons, required in order to conduct their respective businesses and own their respective properties and other assets as described in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus, except to the extent that any failure to have any such licenses, permits, authorizations, consents or approvals, to make any such filings or to obtain any such authorizations, consents or approvals, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect; to the knowledge of the Company and the Operating Partnership, each tenant or proposed tenant of the Properties has all necessary licenses, permits, authorizations, consents and approvals, possess valid and current certificates, except to the extent that any failure to have any such licenses, permits, authorizations, consents or approvals, to make any such filings or to obtain any such authorizations, consents or approvals, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect; except as disclosed in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus, neither the Company nor any of its subsidiaries is required by any applicable law to obtain accreditation or certification from any governmental agency or authority in order to conduct the business or own the properties and other assets which it currently provides or owns or which it proposes to provide or own as described in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus, except such accreditations and certifications described in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus all of which have been obtained, except to the extent that any failure to have any such accreditation or certification, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect; except as disclosed in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus, neither the Company nor any of its subsidiaries is in violation of, or in default under, or has received any written notice regarding a possible violation, default or revocation of any such certificate, license, permit, authorization, consent or approval or any federal, state, local or foreign law, regulation or rule or any decree, order or judgment applicable to the Company or any of its subsidiaries, the effect of which, individually or in the aggregate, would result in a Material Adverse Effect.

(z)    No Labor Disputes. Except as disclosed in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus, and except for matters which would not, individually or in the aggregate, have a Material Adverse Effect, no labor problem or dispute with the employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company and the Operating Partnership, is imminent.

(aa)    Compliance with Environmental Laws.

(i)    Except as disclosed in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus, the Company and its subsidiaries, and, to the knowledge of the Company and the Operating Partnership, each tenant of the Properties, are in compliance with, and the Company and each of its subsidiaries, and, to the knowledge of the Company and the Operating Partnership, each tenant of the Properties, hold all permits, authorizations and approvals required under Environmental Laws (as defined below), except to the extent that failure to so comply or to hold such permits, authorizations or approvals would not, individually or in the aggregate, have a Material Adverse Effect; there are no past or present conditions, circumstances, activities, practices, or actions or omissions on the part of the Company or its subsidiaries that would reasonably be expected to give rise to any material costs or liabilities to the Company or any of its subsidiaries under, or to interfere with or prevent material compliance by the Company or any of its subsidiaries with, Environmental Laws, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, and except as disclosed in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus, neither the Company nor any of its subsidiaries (A) is the subject of any investigation, (B) has received any notice or written claim, (C) is a party to or affected by any pending or, to the Company’s knowledge, threatened action, suit or proceeding, (D) is bound by any judgment, decree or order or (E) has entered into any agreement, in each case relating to any alleged violation of any Environmental Law or any actual or alleged release or threatened release or cleanup at any location of any Hazardous Materials (as defined below) (as used herein, “Environmental Law” means any federal, state, local or foreign law, statute, ordinance, rule, regulation, order, decree, judgment, injunction, permit, license, authorization or other binding requirement, or common law, relating to the protection, cleanup or restoration of the environment or natural resources, including those relating to the distribution, processing, generation, treatment, storage, disposal, transportation, other handling or release or threatened release of Hazardous Materials, and “Hazardous Materials” means any material (including, without limitation, pollutants, contaminants, hazardous or toxic substances or wastes) that is regulated by or may give rise to liability under any Environmental Law).

(ii)    To the knowledge of the Company and the Operating Partnership, except as disclosed in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus, there are no costs or liabilities associated with any Environmental Law (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with any Environmental Law or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) which, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.

(iii)    To the knowledge of the Company and the Operating Partnership, none of the entities which prepared appraisals of the Properties, nor the entities which prepared Phase I or other environmental assessments with respect to the Properties, was employed for such purpose on a contingent basis or has any substantial interest in the Company or any of the subsidiaries, and none of their directors, officers or employees is connected with the Company or any of the subsidiaries as a promoter, selling agent, officer, director or employee.

(bb)    Internal Accounting Controls. The Company and its subsidiaries maintain an effective system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of consolidated financial statements, taken as a whole, in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(cc)    Disclosure Controls and Procedures; Internal Control Over Financial Reporting. The Company has established and maintains and evaluates “disclosure controls and procedures” (as such term is defined in Rule 13a-

15 and 15d-15 under the Exchange Act) and “internal control over financial reporting” (as such term is defined in Rule 13a-15 and 15d-15 under the Exchange Act); such disclosure controls and procedures are designed to ensure that material information relating to the Company, including its consolidated subsidiaries, is made known to the Company’s Chief Executive Officer and its Chief Financial Officer by others within those entities, and such disclosure controls and procedures are effective to perform the functions for which they were established; the Company’s independent auditors and the Audit Committee of the Board of Directors of the Company (the “Audit Committee”) have been advised of: (i) all significant deficiencies, if any, in the design or operation of internal controls which could adversely affect the Company’s ability to record, process, summarize and report financial data; and (ii) all fraud, if any, whether or not material, that involves management or other employees who have a role in the Company’s internal controls; all material weaknesses, if any, in internal controls have been identified to the Company’s independent auditors and the Audit Committee; since the date of the most recent evaluation of such disclosure controls and, procedures and internal controls, there have been no significant changes in internal controls or in other factors that could significantly affect internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses; the principal executive officers (or their equivalents) and principal financial officers (or their equivalents) of the Company have made all certifications required by the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”) and any related rules and regulations promulgated by the Commission, and the statements contained in each such certification are complete and correct; the Company, its subsidiaries and the Company’s directors and officers are each in compliance in all material respects with all applicable effective provisions of the Sarbanes-Oxley Act and the rules and regulations of the Commission and the NYSE promulgated thereunder. The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus fairly present the information called for in all material respects and have been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(dd)    Insurance. (i) The Company and each of its subsidiaries maintain or arrange for insurance covering their respective properties (not including those properties subject to a triple-net lease pursuant to which the tenant is responsible for maintaining or arranging for insurance relating to such property), personnel and businesses as the Company reasonably deems adequate; (ii) such insurance insures against such losses and risks to an extent that is adequate in accordance with customary industry practice to protect the Company and its subsidiaries and their respective businesses; and (iii) to the knowledge of the Company and the Operating Partnership, all such insurance is fully in force on the date hereof, except in the case of each of the clauses (i) to (iii), as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(ee)    Material Contracts. Other than in the ordinary course of business, neither the Company nor any of its subsidiaries has sent or received any communication regarding termination of, or intent not to renew, any of the material contracts or agreements referred to or described in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus, and no such termination or non-renewal has been threatened by the Company or any of its subsidiaries or, to the Company’s knowledge, any other party to any such contract or agreement, except in all cases for any communication regarding such termination or non-renewal that would not reasonably be expected to have a Material Adverse Effect and except as disclosed in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus.

(ff)    No Unlawful Payments. Neither the Company nor any of its subsidiaries or, to the knowledge of the Company and the Operating Partnership, any director, officer, employee, agent, affiliate or other person acting on behalf of the Company or any of its subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), the U.K. Bribery Act of 2010 or any other applicable anti-bribery and corruption laws and regulations (collectively, the “Anti-Bribery and Corruption Laws”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA, or which payment, receipt or retention of funds is of a character required to be disclosed in the Registration Statement or the Prospectus, and the Company and, to the knowledge of the Company and the Operating Partnership, its affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith. To the best of the Company’s knowledge and belief, no actions or investigations by any governmental or regulatory agency are ongoing or threatened against the Company or its subsidiaries, or any of their respective directors, officers or employees or anyone acting on their behalf in relation to a breach of the Anti-Bribery and Corruption Laws. The Company will not directly or indirectly use, lend or contribute the proceeds from the offering of the Shares hereunder for any purpose that would breach the Anti-Bribery and Corruption Laws.

(gg)    Compliance with Money Laundering Laws. The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company and the Operating Partnership, threatened.

(hh)    Compliance with OFAC. None of the Company, any of its subsidiaries or, to the knowledge of the Company and the Operating Partnership, any director, officer, agent, employee, affiliate or representative of the Company or any of its subsidiaries is an individual or entity (“Person”) currently the subject or target of any sanctions administered or enforced by the United States Government, including, without limitation, the U.S.

Department of the Treasury’s Office of Foreign Assets Control (“OFAC”), the United Nations Security Council, the European Union, Her Majesty’s Treasury, or other relevant sanctions authority (collectively, “Sanctions”), nor is the Company or any of its subsidiaries owned 50% or more by or otherwise controlled by, or acting on behalf of one or more Persons captured above, nor is the Company or any of its subsidiaries located, organized or resident in a country or territory that is the subject of Sanctions (each, a “Sanctioned Country”); and the Company will not, directly or indirectly, use the proceeds of the offering of the Shares hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person, for the purpose of financing or facilitating any activities of or business with any Person, or in any country or territory, that, at the time of such financing or facilitation, is the subject of Sanctions or in any other manner that will result in a violation by any Person (including any Person participating in the transaction, whether as sales agent, advisor, investor or otherwise) of Sanctions. For the past three years, the Company and its subsidiaries have not knowingly engaged in and are not now knowingly engaged in any dealings or transactions with any person that at the time of the dealing or transaction is or was the subject or the target of Sanctions or with any Sanctioned Country.

(ii)    No Restrictions on Subsidiaries. No subsidiary is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such subsidiary’s capital stock, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s property or assets to the Company or any other subsidiary of the Company, except as described in the Registration Statement (excluding the exhibits thereto), the Prospectus or any Permitted Free Writing Prospectus, except as disclosed in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus.

(jj)    No Right to Acquire Preferred Capital Stock. The issuance and sale of the Shares as contemplated hereby will not cause any holder of any shares of capital stock or options, warrants or other rights to purchase capital stock or any other securities of the Company to have any right to acquire any shares of preferred stock of the Company.

(kk)    NYSE. The Company has not received any notice from the NYSE regarding the delisting of the Common Stock from the NYSE.

(ll)    No Broker’s Fees. Neither the Company nor any of its subsidiaries is a party to any contract or agreement with any person (other than this Agreement) that would give rise to a valid claim against any of them or any Agent, Forward Seller or Forward Purchaser for an agent’s commission, brokerage commission, finder’s fee or like payment in connection with the execution and delivery of this Agreement, or the consummation of the transactions contemplated hereby or by the Prospectus Supplement.

(mm)    No Registration Rights. Except as described in the Registration Statement (excluding the exhibits thereto), the Prospectus or any Permitted Free Writing Prospectus, (i) no person has the right, contractual or otherwise, to cause the Company to issue or sell to it any shares of Common Stock or shares of any other capital stock or other equity interests of the Company, except such rights that have been granted pursuant to the

Company’s equity incentive plan and the issuance of shares of Common Stock upon the redemption of outstanding OP Units in accordance with the Operating Partnership Agreement, (ii) no person has any preemptive rights, resale rights, rights of first refusal or other rights to purchase any shares of Common Stock or shares of any other capital stock of or other equity interests in the Company, (iii) no person has the right to act as an underwriter or as a financial advisor to the Company in connection with the offer and sale of the Shares and (iv) no person has the right, contractual or otherwise, to cause the Company to register under the Act any shares of Common Stock or shares of any other capital stock of or other equity interests in the Company, or to include any such shares or interests in the Registration Statement or the offering contemplated hereby.

(nn)    No Stabilization. Neither the Company nor any of its subsidiaries nor any of their respective directors, officers, affiliates or controlling persons has taken, directly or indirectly, any action designed, or which has constituted or could reasonably be expected to cause or result in any stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

(oo)    Margin Rules. Neither the issuance, sale and delivery of the Shares nor the application of the proceeds thereof by the Company as described in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus will violate Regulation T, U or X of the Board of Governors of the Federal Reserve System or any other regulation of such Board of Governors.

(pp)    Statistical and Market Data. All statistical or market-related data included or incorporated by reference in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus are based on or derived from sources that the Company believes to be reliable and accurate in all material respects, and the Company has obtained the written consent to the use of such data from such sources to the extent required.

(qq)    Real Estate Investment Trust. The Company has qualified to be taxed as a real estate investment trust pursuant to Sections 856 through 860 of the Internal Revenue Code of 1986, as amended (the “Code”), for all taxable years ended on or prior to December 31, 2018, beginning with its taxable year that began on April 6, 2004 and ended on December 31, 2004, and its current and proposed method of operation as described in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus will enable the Company to continue to meet the requirements for qualification and taxation as a real estate investment trust under the Code for its taxable year ending December 31, 2019 and thereafter (based on current law); all statements in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus regarding the Company’s qualification and taxation as a real estate investment trust are correct in all material respects; the Company presently intends to continue to qualify as a real estate investment trust under the Code this year and for all subsequent years, and the Company does not know of any existing condition that would cause or is likely to cause the Company to fail to qualify as a real estate investment trust under the Code for the taxable year ending December 31, 2019 or anytime thereafter.

(rr)    Prior to REIT Status. The Company was at all times from its formation on August 27, 2003 through April 6, 2004 an S corporation within the meaning of Section 1361(a)(1) of the Code.

(ss)    The Operating Partnership. The Operating Partnership is and has been at all times classified as a partnership or disregarded entity, and not as an association or partnership taxable as a corporation, for federal income tax purposes.

(tt)    Sarbanes-Oxley Act. There is and has been no failure on the part of Company or any of the Company’s directors or officers, in their capacities as such, to comply in all material respects with any provision of the Sarbanes-Oxley Act, including Section 402 related to loans and Sections 302 and 906 related to certifications.

(uu)    Status under the Act. At the time of filing the Registration Statement and any post-effective amendment thereto, at the earliest time thereafter that the Company or any offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Act) of the Shares and, at the date hereof, the Company was not and is not an “ineligible issuer,” and is a “well-known seasoned issuer,” in each case, as defined in Rule 405 under the Act.

(vv)    Actively Traded Security. The Common Stock is an “actively traded security” excepted from the requirements of Rule 101 of Regulation M under the Exchange Act by subsection (c)(1) of such rule.

In addition, any certificate signed by any officer of the Company or any of its subsidiaries and delivered to the Agents, the Forward Sellers and the Forward Purchasers, or to counsel for the Agents, the Forward Sellers and the Forward Purchasers, in connection with this Agreement, any Forward Contract or any Terms Agreement shall be deemed a representation and warranty by the Company or such subsidiary, respectively, as to matters covered thereby, to the Agents, the Forward Sellers and the Forward Purchasers.

3.    Placements; Sale and Delivery of Shares; Settlement.

(a)    On any Trading Day during the Commitment Period on which (i) the conditions set forth in Section 5 have been satisfied and (ii) solely with respect to any Forward, no event described in clause (x) or clause (y) of the proviso set forth in the definition of a Forward Hedge Selling Period shall have occurred, the Company may (x) in the case of an Issuance, deliver a notice to an Agent for the issuance and sale of Shares hereunder (each, a “Placement”) or (y) in the case of a Forward, deliver a notice to the applicable Forward Seller and the Forward Purchaser, in each case, subject to paragraph (d) below, in the form of an email (or other method mutually agreed to in writing by the parties) containing the parameters in accordance with which it desires the Shares to be sold, in each case which notice shall specify whether it relates to an “Issuance” or a “Forward” and shall include the maximum number of Shares to be sold (the “Placement Shares”), the time period during which sales are requested to be made, any limitation on the number of Shares that may be sold in any one day, any minimum price per Share below which sales may not be made or a formula pursuant to which such minimum price shall be determined and, as applicable, certain specified terms of the Forward (a notice under either clause (x) or clause (y), a “Placement Notice”), a form of which containing such necessary minimum sales parameters is attached hereto as Exhibit A. The Placement Notice shall originate from any of the individuals from the Company set forth on Exhibit B (with a copy to each of the other individuals from the Company set forth on such exhibit) and shall be addressed to each of the individuals from the applicable Agent or the applicable Forward Seller and the applicable Forward Purchaser set forth on Exhibit B, as such Exhibit B may be amended by written notice from the Company, an Agent, a Forward Seller or a Forward Purchaser, as the case may be, from time to time.

(b)    With respect to a Placement Notice for a Forward, if a Forward Seller and a Forward Purchaser wish to accept such proposed terms included in the Placement Notice (which they may decline to do for any reason in their sole discretion) or, following discussion with the Company, wish to accept amended terms, such Forward Seller and Forward Purchaser will promptly, and in any event prior to 4:30 p.m. (New York City time) on the Business Day immediately following the Business Day on which such Placement Notice was delivered to such Forward Seller and Forward Purchaser, issue to the Company a notice by email (or other method mutually agreed to in writing by the parties) addressed to all of the individuals from the Company and such Forward Seller and Forward Purchaser set forth on Exhibit B, setting forth the terms that such Forward Seller and Forward Purchaser are willing to accept. Where the terms provided in the Placement Notice are amended as provided for in the immediately preceding sentence, such terms will not be binding on the Company or such Forward Seller and Forward Purchaser until the Company delivers to such Forward Seller and Forward Purchaser an acceptance by email (or other method mutually agreed to in writing by the parties) of all of the terms of such Placement Notice, as amended (an “Acceptance”), which email shall be addressed to all of the individuals from the Company and such Forward Seller and Forward Purchaser set forth on Exhibit B. The Placement Notice (as amended by the corresponding Acceptance, if applicable) shall be effective upon receipt by the Company of a Forward Seller’s and Forward Purchaser’s acceptance of the terms of the Placement Notice or upon receipt by a Forward Seller and Forward Purchaser of the Company’s Acceptance, as the case may be, unless and until (1) the entire amount of the Placement Shares has been sold, (2) in accordance with the notice requirements set forth herein, the Company terminates the Placement Notice, (3) the Company issues a subsequent Placement Notice with parameters superseding those on the earlier dated Placement Notice (as amended by the corresponding Acceptance, if applicable), (4) this Agreement has been terminated under the provisions of Section 5 or 8 or (5) any party shall have suspended the sale of the Placement Shares in accordance with Section 3(v) below. With respect to a Forward, it is expressly acknowledged and agreed that the Company and the applicable Forward Seller and Forward Purchaser will have no obligation whatsoever with respect to a Placement or any Placement Shares unless and until the Company delivers a Placement Notice to such Forward Seller and Forward Purchaser and either (x) such Forward Seller and Forward Purchaser accept the terms of such Placement Notice or (y) where the terms of such Placement Notice are amended by such Forward Seller or Forward Purchaser, the Company accepts such amended terms by means of an Acceptance pursuant to the terms set forth above, and then only upon the terms specified in the Placement Notice (as amended by the corresponding Acceptance, if applicable), this Agreement and the applicable Master Forward Confirmation. In the event of a conflict between the terms of this Agreement and the terms of a Placement Notice with respect to a Forward (as amended by the corresponding Acceptance, if applicable), the terms of such Placement Notice (as amended by the corresponding Acceptance, if applicable) will control.

(c)    (i) No Placement Notice may be delivered hereunder other than on a Trading Day during the Commitment Period, (ii) no Placement Notice may be delivered hereunder if the Selling Period specified therein would overlap in whole or in part with any Selling Period specified in any other Placement Notice (as amended by the corresponding Acceptance in the case of a Forward, if applicable) delivered hereunder unless the Shares to be sold under all such previously delivered Placement Notices have all been sold, (iii) no Placement Notice may be delivered hereunder if any Selling Period specified therein would overlap in whole or in part with any Unwind Period under (and as defined in) any Forward Contract entered into between the Company and any Forward Purchaser and (iv) no Placement Notice specifying that it relates to a “Forward” may be delivered if such Placement Notice, together with all prior Placement Notices (as amended by the corresponding Acceptance in the case of a Forward, if applicable) delivered by the Company relating to a “Forward” hereunder, would result in the sum of the number of Shares issued under all Forward Contracts that have settled, plus the aggregate Capped Number under the Forward Contracts then outstanding or to be entered into between the Company and any of the Forward Purchasers exceeding 19.99% of the number of shares of Common Stock outstanding as of the date of this Agreement.

(d)    Notwithstanding any other provision of this Agreement, any notice required to be delivered with respect to an Issuance by the Company or any Agent pursuant to this Section 3 may be delivered by telephone (confirmed promptly by facsimile, email or other method mutually agreed to in writing by the parties, addressed to all of the individuals from the Company and such Agent set forth on Exhibit B (as such Exhibit B may be amended from time to time), which confirmation will be promptly acknowledged by the receiving party) or other method mutually agreed to in writing by the parties. Any Placement Notice for purposes of an Issuance can be provided in accordance with this Section 3(d).

(e)    Subject to the provisions of Section 3(n), upon the delivery of a Placement Notice to an Agent with respect to an Issuance, such Agent will use its commercially reasonable efforts, consistent with its normal trading and sales practices and applicable state and federal laws, rules and regulations and the rules of the NYSE, to sell the Issuance Shares up to the amount specified in and otherwise in accordance with the terms of such Placement Notice. Such Agent will provide written confirmation by email (or other method mutually agreed to in writing by the Company) to all of the individuals at the Company set forth on Exhibit B (as such Exhibit B may be amended from time to time) no later than the opening of the Trading Day immediately following each Trading Day on which it has made sales of Issuance Shares hereunder setting forth the number of Issuance Shares sold on such day, the corresponding Sales Price, the compensation payable by the Company to such Agent pursuant to this Section 3(e) with respect to such sales, and the Net Proceeds (as defined in

Section 3(o)) payable to the Company, with an itemization of the deductions made by the Agent (as set forth in Section 3(o)) from the Gross Proceeds (as defined in Section 3(o)) (prior to deductions for transaction fees) that it receives from such sales. The amount of any commission, discount or other compensation to be paid by the Company to an Agent, when such Agent is acting as agent, in connection with the sale of the Issuance Shares shall be determined in accordance with the terms set forth on Exhibit C. The amount of any commission, discount or other compensation to be paid by the Company to an Agent, when such Agent is acting as principal, in connection with the sale of the Shares shall be as separately agreed in writing among the relevant parties hereto at the time of any such sales.

(f)    Subject to the provisions of Section 3(q) and the applicable Master Forward Confirmation, upon the delivery of a Placement Notice (as amended by the corresponding Acceptance, if applicable) specifying that it relates to a “Forward”, the applicable Forward Purchaser will use its commercially reasonable efforts to borrow or cause its affiliate to borrow, offer and sell Forward Hedge Shares through the applicable Forward Seller to hedge the Forward, and the applicable Forward Seller will use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such Forward Hedge Shares up to the Forward Hedge Amount specified in such Placement Notice (as amended by the corresponding Acceptance, if applicable), and otherwise in accordance with the terms of such Placement Notice (as amended by the corresponding Acceptance, if applicable). Such Forward Seller will provide written confirmation by email (or other method mutually agreed to in writing by the parties) to all of the individuals from the Company set forth on Exhibit B (as such Exhibit B may be amended from time to time) and to the applicable Forward Purchaser no later than the opening of the Trading Day immediately following each Trading Day on which it has made sales of Forward Hedge Shares hereunder setting forth the number of Forward Hedge Shares sold on such day, the Forward Hedge Selling Commission in respect of such Forward Hedge Shares, the corresponding Sales Price and the Aggregate Forward Hedge Price payable to such Forward Purchaser in respect thereof.

(g)    No later than the opening of the Trading Day immediately following the last Trading Day of each Forward Hedge Selling Period (or, if earlier, no later than the opening of the Trading Day immediately following the date on which any Forward Hedge Selling Period is suspended or terminated pursuant to Section 3(v) or the Forward Contract or this Agreement is terminated pursuant to Section 5 or Section 8 hereof), the applicable Forward Purchaser shall execute and deliver to the Company a “Supplemental Confirmation” in respect of the Forward for such Forward Hedge Selling Period, which “Supplemental Confirmation” shall set forth the “Trade Date” for such Forward (which shall, subject to the terms of any Master Forward Confirmation, be the last Trading Day of such Forward Hedge Selling Period), the “Effective Date” for such Forward (which shall, subject to the terms of the applicable Master Forward Confirmation, be the date one Settlement Cycle (as such term is defined in the applicable Master Forward Confirmation) immediately following the last Trading Day of such Forward Hedge Selling Period), the initial “Number of Shares” for such Forward (which shall be the Actual Sold Forward Amount for such Forward Hedge Selling Period), the “Maturity Date” for such Forward (which shall, subject to the terms of the applicable Master Forward Confirmation, be the date set forth opposite the caption “Maturity Date” in the Placement Notice (as amended by the corresponding

Acceptance, if applicable) for such Forward), the “Initial Forward Price” for such Forward, the “Spread” for such Forward (as set forth in the related Placement Notice (as amended by the corresponding Acceptance, if applicable)), the “Volume-Weighted Hedge Price” for such Forward, the “Threshold Price” for such Forward, the “Initial Stock Loan Rate” for such Forward (as set forth in the related Placement Notice (as amended by the corresponding Acceptance, if applicable)), the “Maximum Stock Loan Rate” for such Forward (as set forth in the related Placement Notice (as amended by the corresponding Acceptance, if applicable)), the “Forward Price Reduction Dates” for such Forward (which shall be each of the dates set forth below the caption “Forward Price Reduction Dates” in the Placement Notice (as amended by the corresponding Acceptance, if applicable) for such Forward) and the “Forward Price Reduction Amounts” corresponding to such Forward Price Reduction Dates (which shall be each amount set forth opposite each “Forward Price Reduction Date” and below the caption “Forward Price Reduction Amounts” in the Placement Notice (as amended by the corresponding Acceptance, if applicable) for such Forward) and the “Regular Dividend Amounts” for such Forward (which shall be each of the amount(s) set forth below the caption “Regular Dividend Amounts” in the Placement Notice (as amended by the corresponding Acceptance, if applicable) for such Forward). Upon receipt, the Company shall promptly execute such “Supplemental Confirmation.”

(h)    Notwithstanding anything herein to the contrary, any Forward Purchaser’s obligation to use its commercially reasonable efforts to borrow or cause its affiliate to borrow all or any portion of the Forward Hedge Shares (and the applicable Forward Seller’s obligation to use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such portion of the Forward Hedge Shares) for any Forward hereunder in accordance with the terms of the relevant Placement Notice (as amended by the corresponding Acceptance, if applicable) shall be subject in all respects to the terms and conditions of the applicable Master Forward Confirmation.

(i)    Under no circumstances shall the number and aggregate amount of the Shares sold pursuant to this Agreement and any Terms Agreement exceed (i) the Maximum Program Amount or (ii) the number and aggregate amount of the Shares authorized from time to time to be issued and sold under this Agreement by the Company’s Board of Directors, or a duly authorized committee thereof, and notified to the Agents, Forward Sellers and Forward Purchasers in writing.

(j)    The Company agrees that any offer to sell, any solicitation of an offer to buy or any sales of Shares shall be effected by or through only one Agent or Forward Seller on any single given day, and the Company shall in no event request or allow more than one Agent or Forward Seller to sell Shares on the same day. In addition, the Company agrees that it will not sell, or instruct any other party to sell, any shares of Common Stock under any other sales agency agreements or other similar arrangements on such day.

(k)    If any party to this Agreement has reason to believe that the exemptive provisions set forth in Rule 101(c)(1) of Regulation M under the Exchange Act are not satisfied with respect to the Company or the Shares, it shall promptly notify every other party to this Agreement and sales of the Shares under this Agreement or any Terms Agreement shall be suspended until that or other exemptive provisions have been satisfied in the judgment of each party.

(l)    Notwithstanding any other provision of this Agreement, the Company shall not request the sale of any Shares that would be sold, and the Agents and the Forward Sellers shall not be obligated to sell, during any period in which the Company is, or could be deemed to be, in possession of material non-public information, any Shares.

(m)    If the Company wishes to issue and sell the Shares pursuant to this Agreement through a Principal Transaction, it shall notify an Agent of the proposed terms of such Principal Transaction. If such Agent, acting as principal, wishes to accept such proposed terms (which it may decline to do for any reason in its sole discretion) or, following discussions with the Company wishes to accept amended terms, such Agent and the Company will enter into a Terms Agreement setting forth the terms of such Principal Transaction. The terms set forth in a Terms Agreement will not be binding on the Company or such Agent unless and until the Company and such Agent have each executed such Terms Agreement accepting all of the terms of such Terms Agreement. A Terms Agreement may specify certain provisions relating to the reoffering of such Shares by such Agent. The commitment of an Agent to purchase the Shares pursuant to any Terms Agreement shall be deemed to have been made on the basis of the representations and warranties of the Company herein contained and shall be subject to the terms and conditions herein set forth. Each Terms Agreement shall specify the number of the Shares to be purchased by the applicable Agent pursuant thereto, the price to be paid to the Company for such Shares, any provisions relating to rights of, and default by, underwriters acting together with such Agent in the reoffering of the Shares, and the time and date (each such time and date being referred to herein as a “Time of Delivery”) and place of delivery of and payment for such Shares. Such Terms Agreement shall also specify any requirements for opinions of counsel, accountants’ letters and officers’ certificates pursuant to Section 5 of this Agreement and any other information or documents required by the applicable Agent. In the event of a conflict between the terms of this Agreement and the terms of a Terms Agreement, the terms of such Terms Agreement will control.

(n)    On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, upon an Agent’s receipt of a Placement Notice specifying that it relates to an “Issuance,” and unless the sale of the Issuance Shares described therein has been suspended or otherwise terminated in accordance with the terms of this Agreement, such Agent, for the period specified in the Placement Notice will use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such Issuance Shares up to the amount specified in, and otherwise in accordance with the terms of, such Placement Notice. The Company acknowledges and agrees that (i) there can be no assurance that such Agent will be successful in selling Issuance Shares, (ii) no Agent will incur any liability or obligation to the Company or any other person or entity if it does not sell Issuance Shares for any reason other than a failure by such Agent to use its commercially reasonable efforts consistent with its normal trading and sales practices and applicable law and regulations to sell such Issuance Shares as required under this Agreement and (iii) no Agent shall be under any obligation to purchase Issuance Shares on a principal basis pursuant to this Agreement, except as otherwise agreed by such Agent in a Terms Agreement and subject to this Section 3.

(o)    On each Issuance Settlement Date, the Shares sold through or to an Agent for settlement on such date shall be delivered by the Company to such Agent against payment (i) of the Net Proceeds from the sale of such Shares or (ii) as mutually agreed between the Company and such Agent, the Gross Proceeds from the sale of such Shares. The gross proceeds to the Company (the “Gross Proceeds”) shall be equal to the aggregate offering price received by the applicable Agent at which such Shares were sold. The net proceeds to the Company (the “Net Proceeds”) shall be equal to the Gross Proceeds less (x) the applicable Agent’s commission, discount or other compensation payable by the Company pursuant to this Section 3 or pursuant to the relevant Terms Agreement and (y) any transaction fees imposed by any governmental or self-regulatory organization in respect of such sales; provided, however that, with respect to clause (y), the applicable Agent shall notify the Company as promptly as practicable if any such deduction will be required. In the event the Company and an Agent have mutually agreed to the delivery of Gross Proceeds at an Issuance Settlement Date, such Agent’s commission, discount or other compensation for such sales payable by the Company pursuant to this Section 3 or pursuant to the relevant Terms Agreement and any transaction fees imposed by any governmental or self-regulatory organization in respect of such sales shall be set forth and invoiced in a periodic statement from such Agent to the Company, payment to be made by the Company promptly after its receipt thereof.

(p)    On or before each Issuance Settlement Date, the Company will, or will cause its transfer agent to, electronically transfer the Issuance Shares being sold by crediting the applicable Agent’s or its designee’s account (provided such Agent shall have given the Company written notice of such designee prior to the Issuance Settlement Date) at The Depository Trust Company through its Deposit and Withdrawal at Custodian System or by such other means of delivery as may be mutually agreed upon by the relevant parties hereto which in all cases shall be freely tradable, transferable, registered shares in good deliverable form. On each Issuance Settlement Date, the applicable Agent will deliver the related Net Proceeds or Gross Proceeds, as applicable, in same day funds to an account designated by the Company prior to the Issuance Settlement Date. The Company agrees that if the Company, or its transfer agent (if applicable), defaults in its obligation to deliver Issuance Shares on an Issuance Settlement Date, the Company agrees that in addition to and in no way limiting the rights and obligations set forth in Section 6 hereof, it will (i) hold such Agent harmless against any loss, claim, damage, or expense (including reasonable legal fees and expenses), as incurred, arising out of or in connection with such default by the Company or its transfer agent (if applicable) and (ii) pay to such Agent any commission, discount, or other compensation to which it would otherwise have been entitled absent such default.

(q)    On the basis of the representations and warranties herein contained and subject to the terms and conditions in this Agreement and the applicable Master Forward Confirmation, upon a Forward Purchaser’s and Forward Seller’s acceptance of the terms of a Placement Notice specifying that it relates to a “Forward” or upon receipt by a Forward Purchaser and Forward Seller of an Acceptance, as the case may be, and unless the sale of the Forward Hedge Shares described therein has been declined, suspended, or otherwise terminated in accordance with the terms of this Agreement or such Master Forward Confirmation, such Forward Purchaser will use its commercially reasonable efforts to borrow or cause its affiliate to borrow a number of Forward Hedge Shares sufficient to have an aggregate Sales Price as close as reasonably practicable to the Forward Hedge Amount specified in the Placement Notice (as amended by the corresponding Acceptance, if applicable) and the applicable Forward Seller will use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such Forward Hedge Shares and otherwise in accordance with the terms of such Placement Notice (as amended by the corresponding Acceptance, if applicable). Each of the Company and the Forward Purchasers acknowledges and agrees that (i) there can be no assurance that any Forward Purchaser or its affiliate will be successful in borrowing or that any Forward Seller will be successful in selling Forward Hedge Shares, (ii) no Forward Seller will incur any liability or obligation to the Company, any Forward Purchaser, or any other person or entity if it does not sell Forward Hedge Shares borrowed by such Forward Purchaser or its affiliate for any reason other than a failure by such Forward Seller to use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such Forward Hedge Shares as required under this Section 3, and (iii) no Forward Purchaser will incur any liability or obligation to the Company, the Forward Seller, or any other person or entity if it or its affiliate does not borrow Forward Hedge Shares for any reason other than a failure by such Forward Purchaser to use its commercially reasonable efforts to borrow or cause its affiliate to borrow such Forward Hedge Shares as required under this Section 3. In acting hereunder, each Forward Seller will be acting as an agent for the applicable Forward Purchaser and not as principal.

(r)    [Reserved].

(s)     The Issuance Shares shall be in such denominations and registered in such names as the applicable Agent may request in writing at least one full Business Day before the Settlement Date. The Company shall deliver the Issuance Shares through the facilities of The Depository Trust Company through its Deposit and Withdrawal at Custodian System or by such other means of delivery as may be mutually agreed upon by the parties hereto which in all cases shall be freely tradeable, transferable, registered shares in good deliverable form.

(t)    The Shares may be offered and sold by any method permitted by law deemed to be an “at the market” offering as defined in Rule 415 under the Act, including without limitation sales made directly on the NYSE, on any other existing trading market for the Common Stock or to or through a market maker, or subject to the terms of the Placement Notice (as amended by the corresponding Acceptance in the case of a Forward, if applicable), by any other method permitted by law, including but not limited to, privately negotiated transactions, which may include block trades.

(u)    Notwithstanding any other provision of this Agreement, the Company shall not offer, sell or deliver, or request the offer or sale of, any Shares and, by notice to an Agent (in the case of an Issuance) or a Forward Seller and Forward Purchaser (in the case of a Forward) given in writing (including by email correspondence or any other method mutually agreed to in writing by the parties), shall cancel any instructions for the offer or sale of any Shares, and no Agent, Forward Seller or Forward Purchaser, as the case may be, shall be obligated to offer or sell any Shares (i) at any time during the period commencing on and including the fifth Business Day prior to the time the Company issues a press release containing, or shall otherwise publicly announce, its earnings, revenues or other operating results for a fiscal period or periods (each, an “Earnings Announcement”) through and including the time that is 24 hours after the time that the Company publicly issues such Earnings Announcement (the “Issuance Time”) or (ii) during any other period in which the Company is, or could be deemed to be, in possession of material non-public information; provided that, unless otherwise agreed between the Company and an Agent, a Forward Seller or a Forward Purchaser, as the case may be, for purposes of clause (i) above, such period shall be deemed to end at the relevant Issuance Time or Forward Hedge Selling Period, as applicable.

(v)    The Company, an Agent, a Forward Seller or a Forward Purchaser may, upon notice to the other applicable parties in writing (including by email correspondence or any other method mutually agreed to in writing by the parties) to each of the individuals of such other party set forth on Exhibit B (as such Exhibit B may be amended from time to time), suspend any sale of Shares and the applicable Selling Period shall immediately terminate; provided, however, that such suspension and termination shall not affect or impair any party’s obligations with respect to any Shares sold hereunder prior to the receipt of such notice (including, in the case of any Forward Hedge Shares, the obligation to enter into the resulting Forward Contract). The Company agrees that no such notice shall be effective against an Agent, a Forward Seller or a Forward Purchaser unless it is made to one of the applicable individuals named on Exhibit B (as such Exhibit B may be amended from time to time); provided, however, that the failure by the Company to deliver such notice shall in no way affect its right to suspend the sale of Shares hereunder. Each of the Agents, the Forward Sellers and the Forward Purchasers agree that no such notice shall be effective against the Company unless it is made to one of the individuals named on Exhibit B (as such Exhibit B may be amended from time to time); provided, however, that the failure by an Agent, a Forward Seller or a Forward Purchaser to deliver such notice shall in no way effect such party’s right to suspend the sale of Shares hereunder.

4.    Agreements. The Company covenants with each of the Agents, the Forward Sellers and the Forward Purchasers as follows:

(a)    To notify the Agents, the Forward Sellers and the Forward Purchasers promptly of the time on or after the date of this Agreement when the Registration Statement or any amendment to the Registration Statement has been filed or becomes effective or when the Basic Prospectus, the Prospectus or any Permitted Free Writing Prospectus or any supplement to any of the foregoing has been filed; to prepare and file with the Commission, promptly upon the request of any Agent, Forward Seller or Forward Purchaser, any amendments or supplements to the Registration Statement, the Basic Prospectus, the Prospectus or any Permitted Free Writing Prospectus that any such Agent, Forward Seller or Forward Purchaser reasonably believes to be required under the Act or the Exchange Act in connection with the offering of the Shares by the Agents and the Forward Sellers; and to cause the Basic Prospectus, the Prospectus Supplement and the

Prospectus and each amendment or supplement to the Basic Prospectus, the Prospectus Supplement or the Prospectus to be filed with the Commission as required pursuant to the applicable paragraph of Rule 424(b) of the Act (without reliance on Rule 424(b)(8)) or, in the case of any Incorporated Document, to be filed with the Commission as required pursuant to the Exchange Act, within the time period prescribed; to cause each Permitted Free Writing Prospectus to be filed with the Commission as required by Rule 433 of the Act (to the extent such filing is required by such rule) and to retain copies of each Permitted Free Writing Prospectus that is not required to be filed with the Commission in accordance with Rule 433 of the Act.

(b)    To promptly advise the Agents, the Forward Sellers and the Forward Purchasers, confirming such advice in writing, of any request by the Commission for amendments or supplements to the Registration Statement, the Basic Prospectus, the Prospectus or any Permitted Free Writing Prospectus (in each case including, without limitation, any Incorporated Document) or for additional information with respect thereto, or of notice of examination, institution of proceedings for or the entry of a stop order suspending the effectiveness of the Registration Statement and, if the Commission should enter a stop order suspending the effectiveness of the Registration Statement, to use its best efforts to obtain the lifting or removal of such order as soon as possible; to promptly advise the Agents, the Forward Sellers and the Forward Purchasers of any proposal to amend or supplement the Registration Statement, the Basic Prospectus, the Prospectus or any Permitted Free Writing Prospectus (other than any amendment or supplement relating solely to the issuance or offering of securities other than the Shares and any amendment or supplement to be effected by the Company’s filing of a report, document or proxy or information statement pursuant to Sections 13, 14 or 15(d) of the Exchange Act), and to provide the Agents, the Forward Sellers and the Forward Purchasers and counsel for the Agents, the Forward Sellers and the Forward Purchasers copies of any such documents for review a reasonable amount of time prior to any proposed filing and not to file or use any such amendment or supplement to which any Agent, Forward Seller or Forward Purchaser shall have reasonably objected in writing. Notwithstanding the forgoing, so long as the Company shall promptly advise the Agents, the Forward Sellers and the Forward Purchasers of any such event and the Company’s intended actions with respect thereto, the obligations of the Company under this Section 4(b) shall be deferred for any Suspension Period (as defined below) and shall recommence upon the termination of such Suspension Period.

(c)    To make available to the Agents, the Forward Sellers and the Forward Purchasers, as soon as practicable after this Agreement becomes effective, and thereafter from time to time to furnish to the Agents, the Forward Sellers and the Forward Purchasers, as many copies of the Prospectus and each Permitted Free Writing Prospectus (or of the Prospectus or any Permitted Free Writing Prospectus as amended or supplemented if the Company shall have made any amendments or supplements thereto after the effective date of the Registration Statement) as the Agents, the Forward Sellers or the Forward Purchasers may reasonably request for the purposes contemplated by the Act; provided, however, that the Company shall not be required to furnish any document (other than the Prospectus) to the Agents, the Forward Sellers and the Forward Purchasers to the extent such document is available on EDGAR; in case the Agents, the Forward Sellers or the Forward Purchasers

are required to deliver (whether physically, deemed to be delivered pursuant to Rule 153 or through compliance with Rule 172 under the Act or any similar rule), in connection with the sale of the Shares, a prospectus after the nine-month period referred to in Section 10(a)(3) of the Act, or after the time a post-effective amendment to the Registration Statement is required pursuant to Item 512(a) of Regulation S-K under the Act, the Company will prepare, at its expense, such amendment or amendments to the Registration Statement and the Prospectus as may be necessary to permit compliance with the requirements of Section 10(a)(3) of the Act or Item 512(a) of Regulation S-K under the Act, as the case may be.

(d)    To file promptly all reports and documents and any preliminary or definitive proxy or information statement required to be filed by the Company with the Commission in order to comply with the Exchange Act for so long as a prospectus is required by the Act to be delivered (whether physically, deemed to be delivered pursuant to Rule 153 or through compliance with Rule 172 under the Act or any similar rule) in connection with any sale of Shares.

(e)    To pay the fees applicable to the Registration Statement in connection with the offering of the Shares within the time required by Rule 456(b)(1)(i) under the Act (without reliance on the proviso to Rule 456(b)(1)(i) under the Act) and in compliance with Rule 456(b) and Rule 457(r) under the Act.

(f)    If the Company receives from the Commission a notice pursuant to Rule 401(g)(2) under the Act or otherwise ceases to be eligible to use the automatic shelf registration statement form, the Company will (i) promptly notify the Agents, the Forward Sellers and the Forward Purchasers, (ii) promptly file a new registration statement or post-effective amendment on the proper form relating to the Shares, in a form satisfactory to the Agents, the Forward Sellers and the Forward Purchasers, (iii) use its best efforts to cause such registration statement or post-effective amendment to be declared effective as soon as practicable (if such filing is not otherwise effective immediately pursuant to Rule 462 under the Act), and (iv) promptly notify the Agents, the Forward Sellers and the Forward Purchasers of such effectiveness. The Company will take all other action necessary or appropriate to permit the public offering and sale of the Shares to continue as contemplated in the Registration Statement that was the subject of the notice under Rule 401(g)(2) under the Act or for which the Company has otherwise become ineligible. References herein to the Registration Statement relating to the Shares shall include such new registration statement or post-effective amendment, as the case may be. Notwithstanding the forgoing, so long as the Company shall promptly advise the Agents, the Forward Sellers and the Forward Purchasers of any such event and the Company’s intended actions with respect thereto, the obligations of the Company under this Section 4(f) shall be deferred for any Suspension Period (as defined herein) and shall recommence upon the termination of such Suspension Period.

(g)    If immediately prior to the third anniversary (the “Renewal Deadline”) of the initial effective date of the Registration Statement, any of the Shares remain unsold by the Agents and the Forward Sellers, the Company will, prior to the Renewal Deadline file, if it has not already done so and is eligible to do so, file a new automatic shelf registration statement relating to the Shares, in a form satisfactory to the Agents, the Forward Sellers and the Forward Purchasers. If the Company is not eligible to file an automatic shelf registration statement, the Company will, prior to the Renewal Deadline, if it has not already done so, file a new shelf registration statement relating to the Shares, in a form satisfactory to the Agents, the Forward Sellers and the Forward Purchasers, and will use its best efforts to cause such registration statement to be declared effective within 180 days after the Renewal Deadline. The Company will take all other action necessary or appropriate to permit the public offering and sale of the Shares to continue as contemplated in the expired registration statement. References herein to the Registration Statement shall refer to such new automatic shelf registration statement or such new shelf registration statement, as the case may be, from the date of effectiveness thereof. Notwithstanding the forgoing, so long as the Company shall promptly advise the Agents, the Forward Sellers and the Forward Purchasers of any such event and the Company’s intended actions with respect thereto, the obligations of the Company under this Section 4(g) shall be deferred for any Suspension Period and shall recommence upon the termination of such Suspension Period.

(h)    To promptly notify the Agents, the Forward Sellers and the Forward Purchasers of the happening of any event that could require the making of any change in the Prospectus then being used so that the Prospectus would not include an untrue statement of material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading and, subject to Section 4(b) and Section 4(d), to prepare and furnish, at the Company’s expense, to the Agents, the Forward Sellers and the Forward Purchasers promptly such amendments or supplements to such Prospectus as may be necessary to reflect any such change; and to promptly notify the Agents, the Forward Sellers and the Forward Purchasers of the happening of any event that could require the making of any change in any Permitted Free Writing Prospectus so that such Permitted Free Writing Prospectus would not conflict with information contained in the Registration Statement, the Prospectus or the Incorporated Documents or so that such Permitted Free Writing Prospectus would not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading and, subject to Section 4(b) and Section 4(d), to prepare and furnish, at the Company’s expense, to the Agents, the Forward Sellers and the Forward Purchasers promptly such amendments or supplements to such Permitted Free Writing Prospectus as may be necessary to eliminate any such conflict or reflect any such change. Notwithstanding the forgoing, so long as the Company shall promptly advise the Agents, the Forward Sellers and the Forward Purchasers of any such event and the Company’s intended actions with respect thereto, the obligations of the Company under this Section 4(h) shall be deferred for any Suspension Period and shall recommence upon the termination of such Suspension Period.

(i)    To use its commercially reasonable efforts to furnish such information as may be required and otherwise to cooperate in qualifying the Shares for offering and sale under the securities or blue sky laws of such states or other jurisdictions as the Agents, the Forward Sellers and the Forward Purchasers may reasonably designate and to maintain such qualifications in effect so long as required for the distribution of the Shares; provided, however, that the Company shall not be required to subject itself to taxation, to qualify as a foreign corporation or to consent to the service of process under the laws of any such jurisdiction (except service of process with respect to the offering and sale of the Shares); and to promptly advise the Agents, the Forward Sellers and the Forward Purchasers of the receipt by the Company of any notification with respect to the suspension of the qualification of the Shares for offer or sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose.

(j)    To make generally available to its security holders, and, to the extent that such information is not filed via EDGAR, to deliver to the Agents, the Forward Sellers and the Forward Purchasers, an earnings statement of the Company (which will satisfy the provisions of Section 11(a) of the Act) covering a period of twelve months beginning after the effective date of the Registration Statement (as defined in Rule 158(c) of the Act) as soon as is reasonably practicable after the termination of such twelve-month period but not later than eighteen months after the effective date of the Registration Statement (as such date is defined in Rule 158(c) under the Act).

(k)    The Company shall pay all expenses incident to the performance of its obligations under this Agreement, whether or not the transactions contemplated hereby are consummated or this Agreement is terminated, including without limitation such costs, expenses, fees and taxes in connection with (i) the preparation and filing of the Registration Statement, the Basic Prospectus, the Prospectus, each Prospectus Supplement, each Permitted Free Writing Prospectus and any amendments or supplements thereto, and the printing and furnishing of copies of each thereof to the Agents, the Forward Sellers and the Forward Purchasers (including costs of mailing and shipment), (ii) the registration, issue, sale and delivery of the Shares including any stock or transfer taxes and stamp or similar duties payable upon the sale, issuance or delivery of the Shares, (iii) the producing, word processing and/or printing of this Agreement, any Powers of Attorney and any closing documents (including compilations thereof) and the reproduction and/or printing and furnishing of copies of each thereof to the Agents, the Forward Sellers and the Forward Purchasers (including costs of mailing and shipment), (iv) the qualification of the Shares for offering and sale under state laws and the determination of their eligibility for investment under state or foreign law (including the reasonable legal fees and filing fees and other disbursements of U.S. or other foreign counsel for the Agents, the Forward Sellers and the Forward Purchasers in connection with such qualification) and the printing and furnishing of copies of any blue sky surveys, (v) the listing of the Shares and the Forward Settlement Shares on the NYSE and any other securities exchange and any registration thereof under the Exchange Act, (vi) any filing with, and any review of the public offering of the Shares by, FINRA, including the reasonable legal fees and other reasonable disbursements of counsel for the Agents, the Forward Sellers and the Forward Purchasers relating to FINRA matters and (vii) the documented reasonable fees and disbursements of the Company Counsel (as defined herein). The Agents, the Forward Sellers and the Forward Purchasers will pay all of their other out-of-pocket costs and expenses incurred in connection with entering into this Agreement and the transactions contemplated by this Agreement, including, without limitation, documented fees and disbursements of counsel for the Agents, the Forward Sellers and the Forward Purchasers, and travel and similar expenses, whether or not the transactions contemplated hereby are consummated or this Agreement is terminated; provided, however, if an aggregate number of shares having at least an aggregate offering price of $50,000,000 have not been offered and sold under this Agreement and any Terms Agreement by the eighteen month anniversary of the date of this Agreement or such earlier date on which the Company terminates this Agreement (the “Determination Date”), the Company shall reimburse the Agents, the Forward Sellers and the Forward Purchasers for all of their reasonable documented out-of-pocket expenses, including the reasonable fees, disbursements and expenses of counsel for the Agents, the Forward Sellers and the Forward Purchasers in connection with this Agreement and ongoing services in connection with the transactions contemplated hereunder of the Agents, the Forward Sellers and the Forward Purchasers, incurred by them in connection with the offering contemplated by this Agreement (collectively, the “Expenses”). The Expenses shall be due and payable by the Company to each Agent, Forward Seller and Forward Purchaser within sixty (60) days of the Determination Date. The Agents, the Forward Sellers and the Forward Purchasers shall be solely responsible for allocating any such fees received among themselves.

(l)    To apply the net proceeds from the sale of the Shares in the manner set forth under the caption “Use of Proceeds” in the Prospectus Supplement.

(m)    During the period beginning on and including the first Trading Day immediately prior to the date on which the Company delivers a Placement Notice and through and including the earlier of (i) the applicable Settlement Date related to such Placement Notice or (ii) the earlier withdrawal by the Company or rejection by the Agent or the Forward Seller of such Placement Notice, the Company will not to sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to sell or otherwise dispose of or agree to dispose of, directly or indirectly, or permit the registration under the Act of, any shares of Common Stock or any other securities of the Company that are substantially similar to the Common Stock (“Similar Securities”) or any securities convertible into or exchangeable or exercisable for Common Stock or Similar Securities (including without limitation, any options, warrants or other rights to purchase Common Stock or Similar Securities), in each case without giving the Agents, the Forward Sellers and the Forward Purchasers at least three Trading Days’ prior written notice specifying the nature of the proposed sale and the date of such proposed sale. Notwithstanding the foregoing, the Company may (i) register the offer and sale of the Shares through or to the Agents or the Forward Sellers pursuant to this Agreement or any Terms Agreement, as applicable; (ii) file registration statements relating to Common Stock that may be issued pursuant to the Company’s (A) dividend reinvestment and stock purchase plan, (B) director and executive compensation plans and (C) other employee benefit plans (in the case of (A), (B) and (C) above, as such plans are described in the Company’s reports filed with the Commission under the Exchange Act); (iii) issue shares of the Common Stock, issue options to purchase shares of the Common Stock or make grants of other equity awards, each pursuant to any of the plans referred to in clause (ii) above; (iv) issue securities in connection with an acquisition, merger or sale or purchase of assets; and (v) issue any Common Stock issuable upon the exercise of any option outstanding on the date hereof or upon the redemption of outstanding OP Units in accordance with the Operating Partnership Agreement. To the extent requested in writing by the Company, the Agents, the Forward Sellers and the Forward Purchasers shall keep notices provided under this Section 4(m)

confidential, except as required by applicable law or regulation. In the event that notice of a proposed sale is provided by the Company pursuant to this Section 4(m), the Agents, the Forward Sellers and the Forward Purchasers may suspend activity under this Agreement for such period of time as may be requested by the Company or as may be deemed appropriate by such Agents, Forward Sellers or Forward Purchasers.

(n)    Not, at any time at or after the execution of this Agreement, to offer or sell any Shares by means of any “prospectus” (within the meaning of the Act), or use any “prospectus” (within the meaning of the Act) in connection with the offer or sale of the Shares, in each case other than the Prospectus or a Permitted Free Writing Prospectus.

(o)    The Company will not, and will cause its subsidiaries not to, take, directly or indirectly, any action designed, or which will constitute, or has constituted, or might reasonably be expected to cause or result in (i) the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares or (ii) a violation of Regulation M. The Company shall notify the Agents, the Forward Sellers and the Forward Purchasers of any violation of Regulation M by the Company or any subsidiary or any of their respective officers or directors promptly after the Company has received notice or obtained knowledge of any such violation.

(p)    To use its best efforts to cause the Shares and the Forward Settlement Shares to be listed on the NYSE, subject only to notice of issuance, and to maintain such listing.

(q)    To advise the Agents, the Forward Sellers and the Forward Purchasers immediately after it shall have received notice or obtain knowledge thereof, of any information or fact that would materially alter or affect any opinion, certificate, letter and other document provided to the Agents, the Forward Sellers and the Forward Purchasers pursuant to Section 5 herein.

(r)    Upon commencement of the offering of the Shares under this Agreement (and upon the recommencement of the offering of the Shares under this Agreement following the termination of a Suspension Period), and each time that (i) the Registration Statement or the Prospectus shall be amended or supplemented (other than by the filing with the Commission of any document incorporated by reference therein, which shall be subject to the provisions of subclauses (ii) and (iii) below, and other than any amendment or supplement relating solely to the issuance or offering of securities other than the Shares), (ii) the Company shall file an Annual Report on Form 10-K or a Quarterly Report on Form 10-Q (other than an amendment to an Annual Report on Form 10-K or amendment to a Quarterly Report on Form 10-Q filed with the Commission solely for the purpose of filing financial statements of a significant tenant, if required at any time), or (iii) upon reasonable request by the Agents, the Forward Sellers or the Forward Purchasers and (including upon execution of any “Supplemental Confirmation”) and (iv) there is filed with the Commission any document (other than an amendment to an Annual Report on Form 10-K or amendment to a Quarterly Report on Form 10-Q or a Current Report on Form 8-K filed with the Commission solely for the purpose of filing financial statements of a significant tenant, if required at any time) incorporated by reference into the Prospectus (other than a proxy statement in connection with the Company’s annual or special meeting of shareholders) (the date of commencement of the offering of the Shares under this Agreement, the date of commencement of the offering of the Shares under this Agreement following the termination of a Suspension Period and each date referred to in subclauses (i), (ii), (iii) and (iv) above, each a “Representation Date”), to furnish or cause to be furnished to the Agents, the Forward Sellers and the Forward Purchasers forthwith a certificate of two of the Company’s executive officers, dated and delivered the Representation Date, in form satisfactory to the Agents, the Forward Sellers and the Forward Purchasers to the effect that the statements contained in the certificate referred to in Section 5(e) of this Agreement which was last furnished to the Agents, the Forward Sellers and the Forward Purchasers are true and correct as of such Representation Date as though made at and as of such date (except that such certificate shall state that such statements shall be deemed to relate to the Registration Statement and the Prospectus and to all Permitted Free Writing Prospectuses, in each case as amended and supplemented to such date) or, in lieu of such certificate, a certificate of the same tenor as the certificate referred to in said Section 5(e), modified as necessary to relate to the Registration Statement and the Prospectus and to all Permitted Free Writing Prospectuses, in each case as amended and supplemented to the time of delivery of such certificate; provided that the obligation of the Company under this Section 4(r) shall be deferred for any period that the Company has suspended the offering of Shares pursuant to Section 3(b) hereof (each, a “Suspension Period”) and shall recommence upon the termination of such Suspension Period. The Agents and the Forward Sellers shall not be required or requested to make offers or sales of Shares until such time as it has received the deliverables provided for in Sections 4(s) – (v).

(s)    Within two business days of each Representation Date, to furnish or cause to be furnished forthwith to the Agents, the Forward Sellers and the Forward Purchasers written opinion(s) of Goodwin Procter LLP, counsel to the Company, or its successors and assigns, and/or such other counsel satisfactory to the Agents, the Forward Sellers and the Forward Purchasers (“Company Counsel”), dated and delivered as of such Representation Date, in form and substance reasonably satisfactory to the Agents, the Forward Sellers and the Forward Purchasers, of the same tenor as the opinion referred to in Section 5(c) of this Agreement, but modified as necessary to relate to the Registration Statement and the Prospectus and to all Permitted Free Writing Prospectuses, in each case as amended and supplemented to the time of delivery of such opinion; provided that the obligation of the Company under this Section 4(s) shall be deferred for any Suspension Period and shall recommence upon the termination of such Suspension Period.

(t)    Within two business days of each Representation Date, to furnish or cause to be furnished forthwith to the Agents, the Forward Sellers and the Forward Purchasers a written opinion of Baker, Donelson, Bearman, Caldwell & Berkowitz, P.C., tax counsel to the Company, or its successors and assigns, or other counsel satisfactory to the Agents, the Forward Sellers and the Forward Purchasers (“Tax Counsel”), dated and delivered as of such Representation Date, in form and substance reasonably satisfactory to the Agents, the Forward Sellers and the Forward Purchasers, of the same tenor as the opinion referred to in Section 5(g) of this Agreement, but modified as necessary to relate to the Registration Statement and the Prospectus and to any Permitted Free Writing Prospectuses, in each case as amended and supplemented to the time of delivery of such opinion; provided that the obligation of the Company under this Section 4(t) shall be deferred for any Suspension Period and shall recommence upon the termination of such Suspension Period.

(u)    Within two business days of each Representation Date, to furnish or cause to be furnished to the Agents, the Forward Sellers and the Forward Purchasers forthwith a certificate of the Secretary or Assistant Secretary of the Company, dated and delivered as of such Representation Date, in form and substance reasonably satisfactory to the Agents, the Forward Sellers and the Forward Purchasers but modified to relate to the Registration Statement and the Prospectus, in each case, as amended and supplemented to the date of such certificate; provided that the obligation of the Company under this Section 4(u) shall be deferred for any Suspension Period and shall recommence upon the termination of such Suspension Period.

(v)    Within two business days of each Representation Date, to furnish or cause to be furnished to the Agents, the Forward Sellers and the Forward Purchasers forthwith (i) a certificate of the Company’s Chief Financial Officer, on behalf of the Company for itself and as sole member of the general partner of the Operating Partnership, substantially in the form attached as Exhibit F hereto and (ii) a certificate of Steward’s Chief Financial Officer, on behalf of Steward, substantially in the form attached as Exhibit G hereto (and, in the case of a Representation Date relating to the filing of the Company’s Report on Form 10-K, a comfort letter from Ernst & Young LLP, independent auditors for Steward).

(w)    Within two business days of each Representation Date, Skadden, Arps, Slate, Meagher & Flom LLP, counsel to the Agents, the Forward Sellers and the Forward Purchasers, shall deliver a written opinion, dated and delivered as of such Representation Date, in form and substance satisfactory to the Agents, the Forward Sellers and the Forward Purchasers; provided that the obligation of the Company under this Section 4(w) shall be deferred for any Suspension Period and shall recommence upon the termination of such Suspension Period.

(x)    Upon commencement of the offering of the Shares under this Agreement (and upon the recommencement of the offering of the Shares under this Agreement following the termination of a Suspension Period), and each time that (i) the Registration Statement or the Prospectus shall be amended or supplemented to include additional or amended financial information (other than an amendment or supplement effected by the filing with the Commission of any document incorporated by reference therein, which shall be subject to the provisions of subclauses (ii) and (iii) below, and other than any amendment or supplement relating solely to the issuance or offering of securities other than the Shares), (ii) the Company shall file an Annual Report on Form 10-K or a Quarterly Report on Form 10-Q (other than an amendment to an Annual Report on Form 10-K or amendment to a Quarterly Report on Form 10-Q filed with the Commission solely for the purpose of filing financial statements of a significant tenant, if required at any time), or (iii) upon reasonable request by the Agents, the Forward Sellers or the Forward Purchasers and upon reasonable advance notice to the Company there is filed with the Commission any document (other than an amendment to an Annual Report on Form 10-K or amendment to a Quarterly Report on Form 10-Q or any Current Report on Form 8-K filed with the Commission solely for the purpose of filing financial statements of a significant tenant, if required at any time) incorporated by reference into the Prospectus which contains financial information, to cause the accountants, or other independent accountants satisfactory to the Agents, the Forward Sellers and the Forward Purchasers, forthwith to furnish the Agents, the Forward Sellers and the Forward Purchasers a letter, dated the date of the commencement of the offering, the date of effectiveness of such amendment, the date of filing of such supplement or other document with the Commission, or the date of such request, as the case may be, in form and substance satisfactory to the Agents, the Forward Sellers and the Forward Purchasers, of the same tenor as the letter referred to in Section 5(d) of this Agreement but modified to relate to the Registration Statement and the Prospectus and to all Permitted Free Writing Prospectuses, in each case, as amended and supplemented to the date of such letter; provided that the obligation of the Company under this Section 4(x) shall be deferred for any Suspension Period and shall recommence upon the termination of such Suspension Period.

(y)    At, or promptly after, each Representation Date, to conduct a due diligence session, in form and substance, satisfactory to the Agents, the Forward Sellers and the Forward Purchasers, which shall include representatives of the management and the accountants of the Company; provided that the obligation of the Company under this Section 4(y) shall be deferred for any Suspension Period and shall recommence upon the termination of such Suspension Period.

(z)    That the Company consents to the Agents, the Forward Sellers and the Forward Purchasers trading in the Common Stock for their own accounts and for the account of their respective clients at the same time as sales of the Shares occur pursuant to this Agreement; provided that such trading does not violate any applicable laws, including applicable federal or state securities laws and all rules or regulations promulgated thereunder.

(aa)    If to the knowledge of the Company and the Operating Partnership, any condition set forth in Section 5(a), 5(l) or 5(m) of this Agreement shall not have been satisfied on the applicable Settlement Date, to offer to any person who has agreed to purchase the Shares from the Company as the result of an offer to purchase solicited by an Agent or a Forward Seller the right to refuse to purchase and pay for such Shares.

(bb)    To use its commercially reasonable efforts to continue to qualify for taxation as a REIT under Sections 856 through 860 of the Code.

(cc)    To disclose in its Quarterly Reports on Form 10-Q and in its Annual Report on Form 10-K the number of the Shares sold through or to the Agents, the Forward Sellers and the Forward Purchasers under this Agreement, and the Net Proceeds to the Company with respect to sales of the Shares pursuant to this Agreement during the relevant quarter.

(dd)    To ensure that prior to instructing the Agents or the Forward Sellers to sell Shares the Company shall have obtained all necessary corporate authority for the offer and sale of such Shares.

(ee)    That each delivery of sale instructions in accordance with Section 3(b) of this Agreement and each delivery of Shares on a Settlement Date shall be deemed to be an affirmation to the Agents, the Forward Sellers and the Forward Purchasers that the representations and warranties of the Company contained in or made pursuant to this Agreement are true and correct as of the date of such sale instruction or of such Settlement Date as though made at and as of such date, and an undertaking that such representations and warranties will be true and correct as of the Settlement Date for the Shares relating to such acceptance, as though made at and as of such date (except that such representations and warranties shall be deemed to relate to the Registration Statement and the Prospectus and to all Permitted Free Writing Prospectuses, in each case as amended and supplemented relating to such Shares).

(ff)    The Company shall ensure that there are at all times sufficient shares of Common Stock to provide for the issuance, free of any preemptive rights, out of its authorized but unissued shares of Common Stock, of the maximum aggregate number of Shares and Forward Settlement Shares authorized for issuance by the Board pursuant to the terms of this Agreement and any Forward Contract. The Company will use its commercially reasonable efforts to cause the relevant Shares and the Forward Settlement Shares to be listed on the NYSE, subject to official notice of issuance.

(gg)    The Company shall cooperate with the Agents, the Forward Sellers and the Forward Purchasers and use its reasonable efforts to permit the Shares and the Forward Settlement Shares to be eligible for clearance and settlement through the facilities of DTC.

(hh)    During any Forward Hedge Selling Period, the Company shall provide the applicable Agent, applicable Forward Seller and applicable Forward Purchaser notice as promptly as reasonably possible (and, in any event, at least three (3) Business Days) before it offers to sell, contracts to sell, sells, grants any option to sell or otherwise disposes of any shares of Common Stock (other than Shares offered pursuant to the provisions of this Agreement) or securities convertible into or exchangeable for Common Stock, warrants or any rights to purchase or acquire Common Stock; provided, that such notice shall not be required in connection with (i) the issuance, grant or sale of Common Stock, options to purchase Common Stock or Common Stock issuable upon the exercise of options or other equity awards pursuant to any stock option, stock bonus or other stock or compensatory plan or arrangement described in the Prospectus, (ii) the issuance of securities in connection with an acquisition, merger or sale or purchase of assets described in the Prospectus, (iii) the issuance or sale of Common Stock pursuant to any dividend reinvestment plan that the Company may adopt from time to time provided the implementation of such is disclosed to the Agents, the Forward Sellers and the Forward Purchasers in advance, (iv) the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of shares of Common Stock, provided the implementation of such is disclosed to the Agents, the Forward Sellers and the Forward Purchasers in advance or (v) any shares of Common Stock issuable upon the exchange, conversion or redemption of securities, including, but not limited to, operating partnership units in the Operating Partnership, as to which the Company is the general partner, or the exercise of warrants, options or other rights in effect or outstanding. To the extent requested in writing by the Company, the Agents, the Forward Sellers and the Forward Purchasers shall keep notices provided under this Section 4(hh) confidential.

(ii)    In connection with entering into any Forward, neither the Company nor any of its affiliates will acquire any long position (either directly or indirectly, including through a derivative transaction) with respect to shares of Common Stock.

5.    Conditions to the Obligations of the Agents, the Forward Sellers and the Forward Purchasers. The obligations of an Agent and a Forward Seller hereunder with respect to a Placement, the obligations of a Forward Purchaser hereunder with respect to the borrowing of Forward Hedge Shares in connection with a Placement and the obligations of an Agent under any Term Agreement shall be subject to (i) the accuracy of the representations and warranties on the part of the Company contained herein on the date of this Agreement, any applicable Representation Date and as of each Applicable Time, Settlement Date and Time of Delivery, (ii) the performance by the Company of its obligations hereunder and (iii) the following additional conditions precedent:

(a)    (i) No stop order with respect to the effectiveness of the Registration Statement shall have been issued under the Act or proceedings initiated under Section 8(d) or 8(e) of the Act, and no order preventing or suspending the use of the Prospectus has been issued by the Commission, and no suspension of the qualification of the Shares for offering or sale in any jurisdiction, or, to the knowledge of the Company and the Operating Partnership, any Agent, any Forward Seller or any Forward Purchaser, of the initiation or threatening of any proceedings for any of such purposes, has occurred; (ii) the Registration Statement and all amendments thereto shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (iii) none of the Basic Prospectus or the Prospectus, and no amendment or supplement thereto, shall include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading; (iv) no Prospectus, together with any combination of one or more of the Permitted Free Writing Prospectuses, if any, and no amendment or supplement thereto, shall include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading; and (v) none of the Permitted Free Writing Prospectuses, if any, shall include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading.

(b)    Subsequent to the respective dates as of which information is given in the Registration Statement, the Basic Prospectus, the Prospectus and the Permitted Free Writing Prospectuses, if any, no material and unfavorable change, financial or otherwise (other than as referred to in the Registration Statement and Prospectus), in the business, condition or prospects of the Company and its Subsidiaries taken as a whole, in the judgment of the Agents, the Forward Sellers or the Forward Purchasers, shall occur or become known and no transaction which is material and unfavorable to the Company (other than as referred to in the Registration Statement and Prospectus), in the judgment of the Agents, the Forward Sellers or the Forward Purchasers, shall have been entered into by the Company or any of its Subsidiaries.

(c)    The Company shall have requested and cause Company Counsel to furnish to the Agents, the Forward Sellers and the Forward Purchasers, at every date specified in Section 4(s) of this Agreement, opinion(s) of Company Counsel, addressed to the Agents, the Forward Sellers and the Forward Purchasers, and dated as of such date, and in form and substance satisfactory to the Agents, the Forward Sellers and the Forward Purchasers, in substantially the form set forth in Exhibit D hereto or as otherwise satisfactory to the Agents, the Forward Sellers and the Forward Purchasers.

(d)    At the dates specified in Section 4(x) of this Agreement, the Agents, the Forward Sellers and the Forward Purchasers shall have received from the accountants letters dated the date of delivery thereof and addressed to the Agents, the Forward Sellers and the Forward Purchasers in form and substance satisfactory to the Agents, the Forward Sellers and the Forward Purchasers.

(e)    The Company shall deliver to the Agents, the Forward Sellers and the Forward Purchasers, at every date specified in Section 4(r) of this Agreement, a certificate of two of its executive officers to the effect that (i) the representations and warranties of the Company and the Operating Partnership as set forth in this Agreement are true and correct as of the Representation Date, (ii) the Company has performed all of its obligations under this Agreement as are to be performed at or before such Representation Date, and (iii) the conditions set forth in paragraphs (a) and (b) of this Section 5 of this Agreement have been met. The certificate shall also state that the Shares have been duly and validly authorized by the Company, that all corporate action required to be taken for the issuance and sale of the Shares has been validly and sufficiently taken, and that the Company’s Board of Directors or any other body with authority has not revoked, rescinded or otherwise modified or withdrawn such authorization or corporate action.

(f)    The Agents, the Forward Sellers and the Forward Purchasers shall have received, at every date specified in Section 4(w) of this Agreement, an opinion of Skadden, Arps, Slate, Meagher & Flom LLP, counsel to the Agents, the Forward Sellers and the Forward Purchasers, dated as of such date, and in form and substance satisfactory to the Agents, the Forward Sellers and the Forward Purchasers.

(g)    The Company shall furnish to the Agents, the Forward Sellers and the Forward Purchasers, at every date specified in Section 4(t) of this Agreement, an opinion of Tax Counsel, addressed to the Agents, the Forward Sellers and the Forward Purchasers, and dated as of such date, and in form and substance satisfactory to the Agents, the Forward Sellers and the Forward Purchasers, in substantially the form set forth in Exhibit E hereto or as otherwise satisfactory to the Agents, the Forward Sellers and the Forward Purchasers.

(h)    The Agents, the Forward Sellers and the Forward Purchasers shall have received, at every date specified in Section 4(u) of this Agreement, a certificate of the Secretary or Assistant Secretary of the Company, dated as of such date, in form and substance satisfactory to the Agents, the Forward Sellers and the Forward Purchasers but modified to relate to the Registration Statement and the Prospectus, in each case, as amended and supplemented to the date of each such certificate.

(i)    The Agents, the Forward Sellers and the Forward Purchasers shall have received, at every date specified in Section 4(v) of this Agreement, (i) a certificate of the Company’s Chief Financial Officer, on behalf of the Company for itself and as sole member of the general partner of the Operating Partnership, substantially in the form attached as Exhibit F hereto and (ii) a certificate of Steward’s Chief Financial Officer, on behalf of Steward, substantially in the form attached as Exhibit G hereto (and, in the case of a Representation Date relating to the filing of the Company’s Report on Form 10-K, a comfort letter from Ernst & Young LLP, independent auditors for Steward).

(j)    The Agents, the Forward Sellers and the Forward Purchasers shall have received on and as of each Settlement Date and Time of Delivery, as applicable, satisfactory evidence of (i) the good standing of the Company and the Significant Subsidiaries in their respective jurisdictions of organization and (ii) the good standing of the Company and the Operating Partnership as foreign entities in such other jurisdictions in which their respective ownership or lease of property or the conduct of their respective businesses requires such qualification, in each case in writing or any standard form of telecommunication from the appropriate governmental authorities of such jurisdictions.

(k)    The Shares shall have been approved for listing on the NYSE, subject only to notice of issuance at or prior to the Settlement Date.

(l)    Prior to each Settlement Date and Time of Delivery, as applicable, the Company shall have furnished to the Agents, the Forward Sellers and the Forward Purchasers such further information, certificates and documents as the Agents, the Forward Sellers or the Forward Purchasers may reasonably request.

(m)    All filings related to the offering of the Shares with the Commission required by Rule 424 or Rule 433 under the Act shall have been made within the applicable time period prescribed for such filing by Rule 424 (without reliance on Rule 424(b)(8)) and Rule 433, respectively.

(n)    All filings with the Commission required by Rule 424 under the Act to have been filed prior to the issuance of any Placement Notice hereunder or the date of any Terms Agreement shall have been made within the applicable time period prescribed for such filing by Rule 424.

(o)    In no event may the Company issue a Placement Notice to sell an Issuance Amount or a Forward Hedge Amount, as the case may be, to the extent that the sum of (i) the Sales Price of the requested Issuance Amount or Forward Hedge Amount, as applicable, (ii) the aggregate Sales Price of all Shares issued under all previous Issuances and Forwards effected pursuant to this Agreement and (iii) the aggregate amount sold under any Terms Agreements would exceed the Maximum Program Amount.

If any of the conditions specified in this Section 5 shall not have been fulfilled when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be reasonably satisfactory in form and substance to the Agents, the Forward Sellers and the Forward Purchasers and counsel for the Agents, the Forward Sellers and the Forward Purchasers, this Agreement and all obligations of the Agents, the Forward Sellers and the Forward Purchasers hereunder may be cancelled at, or at any time prior to, any Settlement Date or Time of Delivery, as applicable, by the applicable Agents, applicable Forward Sellers and applicable Forward Purchasers, solely with respect to such Agents, Forward Sellers or Forward Purchasers and such Agents’, Forward Sellers’ and Forward Purchasers’ obligations. Notice of such cancellation shall be given to the Company in writing or by telephone or facsimile confirmed in writing.

6.    Indemnification and Contribution.

(a)    The Company agrees to indemnify, defend and hold harmless the Agents, the Forward Sellers, the Forward Purchasers, their respective affiliates, directors, officers, employees and agents and any person who controls any Agent, Forward Seller or Forward Purchaser within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, from and against any loss, damage, expense, liability or claim (including, without limitation, reasonable legal fees and other expenses incurred in connection with any suit, action or proceeding or any claim asserted, as such fees and expenses are incurred), which, jointly or severally, the Agents, the Forward Sellers, the Forward Purchasers or any such person may incur under the Act, the Exchange Act, the common law or otherwise, insofar as such loss, damage, expense, liability or claim arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or in the Registration Statement as amended by any post-effective amendment thereof by the Company) or arises out of or is based upon any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as any such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in, and in conformity with information concerning the Agents, the Forward Sellers or the Forward Purchasers furnished in writing by or on behalf of the Agents, the Forward Sellers and the Forward Purchasers to the Company expressly for use in, the Registration Statement or arises out of or is based upon any omission or alleged omission to state a material fact in the Registration Statement in connection with such information, which material fact was not contained in such information and which material fact was required to be stated in such Registration Statement or was necessary to make such information not misleading or (ii) any untrue statement or alleged untrue statement of a material fact included in any Prospectus (the term Prospectus for the purpose of this Section 6 being deemed to include any Basic Prospectus, any Prospectus Supplement, any Prospectus and any amendments or supplements to the foregoing), in any Permitted Free Writing Prospectus, in any “issuer information” (as defined in Rule 433 under the Act) of the Company or in any Prospectus together with any combination of one or more of the Permitted Free Writing Prospectuses, if any, or arises out of or is based upon any omission or alleged omission to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except, with respect to such Prospectus or Permitted Free Writing Prospectus, insofar as any such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in, and in conformity with information concerning the Agents, the Forward Sellers or the Forward Purchasers furnished in writing by or on behalf of the Agents, the Forward Sellers and the Forward Purchasers to the Company expressly for use in, such Prospectus or Permitted Free Writing Prospectus or arises out of or is based upon any omission or alleged omission to state a material fact in such Prospectus or Permitted Free Writing Prospectus in connection with such information, which material fact was not contained in such information and which material fact was necessary in order to make the statements in such information, in the light of the circumstances under which they were made, not misleading.

(b)    The Agents, the Forward Sellers and the Forward Purchasers, severally and not jointly, agree to indemnify, defend and hold harmless the Company, its directors and officers, and any person who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, to the same extent as the indemnity set forth in paragraph (a) above, but only with respect to any losses, damages, expenses, liabilities or claims arising out of or based upon (i) any untrue statement or alleged untrue statement of a material fact contained in, and in conformity with information concerning the applicable Agents, the Forward Sellers and the Forward Purchasers furnished in writing by or on behalf of such Agents, the Forward Sellers and the Forward Purchasers to the Company expressly for use in, the Registration Statement (or in the Registration Statement as amended by any post-effective amendment thereof by the Company), or arises out of or is based upon any omission or alleged omission to state a material fact in such Registration Statement in connection with such information, which material fact was not contained in such information and which material fact was required to be stated in such Registration Statement or was necessary to make such information not misleading or (ii) any untrue statement or alleged untrue statement of a material fact contained in, and in conformity with information concerning the applicable Agents, the Forward Sellers and the Forward Purchasers furnished in writing by or on behalf of such Agents, the Forward Sellers and the Forward Purchasers to the Company expressly for use in, the Prospectus or a Permitted Free Writing Prospectus, or arises out of or is based upon any omission or alleged omission to state a material fact in the Prospectus or a Permitted Free Writing Prospectus in connection with such information, which material fact was not contained in such information and which material fact was necessary in order to make the statements in such information, in the light of the circumstances under which they were made, not misleading.

(c)    If any action, suit or proceeding (each, a “Proceeding”) is brought against a person (an “indemnified party”) in respect of which indemnity may be sought against the Company, the Agents, the Forward Sellers or the Forward Purchasers (as applicable, the “indemnifying party”) pursuant to paragraph (a) or (b), respectively, of this Section 6, such indemnified party shall promptly notify such indemnifying party in writing of the institution of such Proceeding and such indemnifying party shall have the right to assume the defense of such Proceeding, including the employment of counsel reasonably satisfactory to such indemnified party and payment of all fees and expenses; provided, however, that the failure to provide prompt notice to such indemnifying party shall not relieve such indemnifying party from any liability which such indemnifying party may have to any indemnified party or otherwise, other than to the extent that such indemnifying party is materially prejudiced by such failure. The indemnified party or parties shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such indemnified party or parties unless the employment of such counsel shall have been authorized in writing by the indemnifying party in connection with the defense of such Proceeding or the indemnifying party shall not have, within a reasonable period of time in light of the circumstances, employed counsel to defend such Proceeding or such indemnified party or parties shall have reasonably concluded based on advice of counsel that there may be defenses available to it or them which are different from, additional to or in conflict with those available to such indemnifying party (in which case such indemnifying party shall not have the right to direct the defense of such Proceeding on behalf of the indemnified party or parties), in any of which events such fees and expenses shall be borne by such indemnifying party and paid as incurred (it being understood, however, that such indemnifying party (i) shall only be liable for fees and expenses of separate counsel to the extent such fees and expenses are reasonable and (ii) shall not be liable for the fees and expenses of more than one separate counsel (in addition to any local counsel) in any one Proceeding or series of related Proceedings in the same jurisdiction representing the indemnified parties who are parties to such Proceeding). The indemnifying party shall not be liable for any settlement of any Proceeding effected without its written consent but, if settled with its written consent, such indemnifying party agrees to indemnify and hold harmless the indemnified party or parties from and against any loss or liability, as incurred, by reason of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened Proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such Proceeding and does not include an admission of fault or culpability or a failure to act by or on behalf of such indemnified party.

(d)    In the event that the indemnity provided in paragraph (a), (b) or (c) of this Section 6 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Company and the Operating Partnership, jointly and severally, and the Agent, the Forward Seller or the Forward Purchaser, severally, agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending the same) (collectively, the “Losses”) to which the Company, the Operating Partnership and the Agent, the Forward Seller or the Forward Purchaser may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company and the Operating Partnership on the one hand and by the Agents, the Forward Sellers or the Forward

Purchasers on the other from the offering of the Shares. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Company and the Operating Partnership, jointly and severally, and the Agents, the Forward Sellers or the Forward Purchasers, severally, shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and the Operating Partnership, on the one hand, and the Agents, the Forward Sellers or the Forward Purchasers, on the other, with respect to the statements or omissions which resulted in such Losses, as well as any other relevant equitable considerations. Benefits received by the Company and the Operating Partnership, on the one hand, and the Agents, the Forward Sellers or the Forward Purchasers, on the other, shall be deemed to be in the same proportions as (a) in the case of the Company and the Operating Partnership, (x) the total Net Proceeds from the offering of the Issuance Shares for each Issuance under this Agreement or a Terms Agreement (before deducting expenses) received by the Company and the Operating Partnership bear to the aggregate Sales Price of the Issuance Shares, or (y) the Actual Sold Forward Amount for each Forward under this Agreement, multiplied by the Forward Hedge Price for such Forward (the “Net Forward Proceeds”), bears to the sum of the Net Forward Proceeds and the Actual Forward Commission (as defined below) (such sum, the “Gross Forward Amount”), (b) in the case of an Agent, the total commissions received by such Agent bear to the aggregate Sales Price of the Issuance Shares, (c) in the case of a Forward Seller, the Actual Sold Forward Amount for each Forward under this Agreement, multiplied by the Forward Hedge Selling Commission for such Forward (the “Actual Forward Commission”), bear to the Gross Forward Amount, and (d) in the case of a Forward Purchaser, the aggregate net Spread (as such term is defined in the related Forward Contract for each Forward and net of any related stock borrow costs or other costs or expenses actually incurred) for each Forward executed in connection with this Agreement bears to the Gross Forward Amount. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Company and the Operating Partnership, on the one hand, or the Agents, the Forward Sellers and the Forward Purchasers, on the other, and the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company, the Operating Partnership, the Agents, the Forward Sellers and the Forward Purchasers agree that it would not be just and equitable if contributions pursuant to this Section 6 were to be determined by pro rata allocation (even if the Agents, the Forward Sellers and the Forward Purchasers were treated as one entity for such purpose) or by any other method of allocation that does not take into account the equitable considerations referred to herein. Notwithstanding the foregoing provisions of this Section 6, (i) none of the Agents or the Forward Sellers shall be required to contribute any amount in excess of the amount by which the commissions with respect to the offering of the Issuance Shares or the aggregate Forward Hedge Selling Commissions, as the case may be, received by it under this Agreement exceeds the amount of any damages which the Agents or the Forward Sellers has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission, and (ii) the Forward Purchasers shall in no event be required to contribute any amount in excess of the amount by which the aggregate net Spread (as such term is defined in the relevant Forward Contract and net of any related stock borrow costs or other costs or expenses actually incurred) for all Forward Contracts entered into by such Forward Purchaser pursuant to this Agreement exceeds the amount of any damages such Forward Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentations (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 6, any person who controls any Agent, Forward Seller or Forward Purchaser within the meaning of either the Act or the Exchange Act, and any affiliates, officers, directors, partners, employees or agents thereof, will have the same rights to contribution as such Agent, Forward Seller or Forward Purchaser, as applicable, and any person who controls the Company or the Operating Partnership within the meaning of either the Act or the Exchange Act, each director of the Company, and each officer of the Company who signed the Registration Statement will have the same rights to contribution as the Company and the Operating Partnership, subject in each case to the provisions hereof.

(e)    The Company, the Agents, the Forward Sellers and the Forward Purchasers agree that it would not be just and equitable if contribution pursuant to this Section 6 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) above. Notwithstanding the provisions of this Section 6, no Agent, Forward Seller or Forward Purchaser, as applicable, shall be required to contribute any amount in excess of commissions received by it under this Agreement. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

(f)    The Company, the Agents, the Forward Sellers and the Forward Purchasers agree to promptly notify each other of the commencement of any Proceeding against it and, in the case of the Company, against any of the Company’s officers or directors in connection with the issuance and sale of the Shares, or in connection with the Registration Statement, the Basic Prospectus, the Prospectus or any Permitted Free Writing Prospectus.

7.    Representations and Agreements to Survive Delivery. The indemnity and contribution agreements contained in Section 6 and the covenants, warranties and representations of the Company and the Operating Partnership contained in this Agreement or in certificates delivered pursuant hereto shall remain in full force and effect regardless of any investigation made by or on behalf of the Agents, the Forward Purchasers, the Forward Sellers or any of their respective affiliates, directors, officers, employees or agents or any person (including each director, officer, employee or agent of such person) who controls any Agent, Forward Purchaser or Forward Seller within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, or by or on behalf of the Company, its directors or officers or any person who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and shall survive any termination of this Agreement or the issuance and delivery of the Shares.

8.    Termination.

(a)    The Company shall have the right, by giving written notice as hereinafter specified, to terminate the provisions of this Agreement relating to the solicitation of offers to purchase the Shares in its sole discretion at any time either in its entirety or only with respect to one or more Agents, Forward Sellers or Forward Purchasers. Any such termination shall be without liability of any party to any other party except that (i) if Shares have been sold through the Agents or the Forward Sellers for the Company, then Section 4(z) shall remain in full force and effect, (ii) with respect to any pending sale, through the Agents or the Forward Sellers for the

Company, the obligations of the Company and the Operating Partnership, including in respect of compensation of the Agents, the Forward Sellers and the Forward Purchasers shall remain in full force and effect notwithstanding the termination, (iii) if this Agreement is terminated only with respect to one or more Agents, Forward Sellers or Forward Purchasers, this Agreement shall remain in full force and effect with respect to all other Agents, Forward Sellers and Forward Purchasers and (iv) the provisions of Sections 4(k), 6, 7, 9, 10, 11, 15, 16, 17, 18, 19, 20 and 21 of this Agreement shall remain in full force and effect notwithstanding such termination.

(b)    Each Agent, Forward Seller or Forward Purchaser shall have the right, by giving written notice as hereinafter specified, to terminate this Agreement solely with respect to such Agent, Forward Seller or Forward Purchaser. Any such termination shall have no effect on the obligations of any other Agent, Forward Seller or Forward Purchaser under this Agreement. Any such termination shall be without liability of any party to any other party except that the provisions of Sections 4(k), 6, 7, 9, 10, 11, 15, 16, 17, 18, 19, 20 and 21 of this Agreement shall remain in full force and effect notwithstanding such termination.

(c)    This Agreement shall remain in full force and effect unless terminated pursuant to Sections 8(a) or 8(b) above or otherwise by mutual agreement of the parties; provided that any such termination by mutual agreement shall in all cases be deemed to provide that the provisions of Sections 4(k), 6, 7, 9, 10, 11, 15, 16, 17, 18, 19, 20 and 21 of this Agreement shall remain in full force and effect notwithstanding such termination.

(d)    Any termination of this Agreement shall be effective on the date specified in such notice of termination; provided that such termination shall not be effective until the close of business on the date of receipt of such notice by the Agents, the Forward Sellers, the Forward Purchasers or the Company, as the case may be. If such termination shall occur prior to the Settlement Date for any sale of the Shares, such sale shall settle in accordance with the provisions of Sections 3(o) and 3(p) of this Agreement.

(e)    Notwithstanding the foregoing, the term of this Agreement shall commence on the date of this Agreement and expire on the earliest to occur of (i) the date on which the Maximum Program Amount has been sold under this Agreement, (ii) the date this Agreement is terminated pursuant to Sections 8(a), (b) or (c) above or (iii) three years from the date of this Agreement; provided that if a “Supplemental Confirmation” required to be executed pursuant to this Agreement has not been executed on or prior to such date, then the provisions of this Agreement as they relate to the Forward for the applicable Forward Hedge Selling Period shall survive such termination until such “Supplemental Confirmation” has been executed or deemed effective pursuant to such Forward.

(f)    Any termination shall not affect or impair any party’s obligations with respect to any Shares sold hereunder prior to the occurrence thereof (including, in the case of any Forward Hedge Shares, the obligation to enter into the “Supplemental Confirmation” in respect thereof).

9.    Notices. Except as otherwise herein provided, all statements, requests, notices and agreements under this Agreement shall be in writing and delivered by hand, overnight courier, mail or facsimile, and any such notice shall be sufficient in all respects if delivered or sent at the address specified below:

If to an Agent, Forward Seller or Forward Purchaser, as applicable, to:

The applicable Agent, Forward Seller or Forward Purchaser at the address set forth in Schedule II hereto.

With copies to:

Skadden, Arps, Slate, Meagher & Flom LLP

Four Times Square

New York, New York 10036

Fax No. (212) 735-2000

Attention: David J. Goldschmidt

If to the Company, to:

Medical Properties Trust, Inc.

1000 Urban Center Drive, Suite 501

Birmingham, Alabama 35242

Fax No. (205) 969-3756

Attention: Charles Lambert

With copies to:

Goodwin Procter LLP

The New York Times Building

620 Eighth Avenue

New York, New York 10018

Fax No. (212) 355-3333

Attention: Yoel Kranz, Esq.

Each party to this Agreement may change such address for notices by sending to the parties to this Agreement written notice of a new address for such purpose.

10.    Parties at Interest. The Agreement herein set forth has been and is made solely for the benefit of the Agents, the Forward Sellers, the Forward Purchasers, the Company and the Operating Partnership and to the extent provided in Section 6 of this Agreement the controlling persons, directors and officers referred to in such section, and their respective successors, assigns, heirs, personal representatives and executors and administrators. No other person, partnership, association or corporation (including a purchaser, as such purchaser, from an Agent or a Forward Seller) shall acquire or have any right under or by virtue of this Agreement.

11.    No Fiduciary Duty. Each of the Company and the Operating Partnership hereby acknowledges and agrees that (a) the purchase and sale of the Shares pursuant to this Agreement is an arm’s-length commercial transaction between the Company, on the one hand, and each Agent, Forward Seller and Forward Purchaser (and any affiliate through which each Agent,

Forward Seller or Forward Purchaser may be acting), on the other, (b) each Agent, Forward Seller and Forward Purchaser is acting solely as agent and/or as principal in connection with the public offering of the Shares and in connection with each transaction contemplated by this Agreement, any Terms Agreement and any Master Forward Confirmation and the process leading to such transactions, and no fiduciary or advisory relationship between the Company or any of its respective affiliates, stockholders (or other equity holders), creditors or employees or any other party, on the one hand, and the Agents, the Forward Sellers and the Forward Purchasers, on the other hand, has been or will be created in respect of any of the transactions contemplated by this Agreement, any Terms Agreement and any Master Forward Confirmation, irrespective of whether or not an Agent, a Forward Seller or a Forward Purchaser has advised or is advising the Company on other matters, and no Agent, Forward Seller or Forward Purchaser has any obligation to the Company with respect to the transactions contemplated by this Agreement, any Terms Agreement or any Master Forward Confirmation except the obligations expressly set forth herein and therein, (c) it is capable of evaluating and understanding, and understands and accepts, the terms, risks and conditions of the transactions contemplated by this Agreement, any Terms Agreement and any Master Forward Confirmation, (d) no Agent, Forward Seller or Forward Purchaser has provided any legal, accounting, regulatory or tax advice with respect to the transactions contemplated by this Agreement, any Terms Agreement or any Master Forward Confirmation and it has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, (e) it is aware that the Agents, the Forward Sellers and the Forward Purchasers and their respective affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company and the Agents, the Forward Sellers and the Forward Purchasers have no obligation to disclose such interests and transactions to the Company by virtue of any fiduciary, advisory or agency relationship or otherwise, (f) the Sales Price of the Shares sold pursuant to this Agreement, any Terms Agreement or any Forward Contract will not be established by the Agents, the Forward Sellers or the Forward Purchasers, (g) it waives, to the fullest extent permitted by law, any claims it may have against each Agent, Forward Seller and Forward Purchaser for breach of fiduciary duty or alleged breach of fiduciary duty in connection with the sale of Shares under this Agreement, any Terms Agreement and any Master Forward Confirmation and agrees that no Agent, Forward Seller or Forward Purchaser shall have any liability (whether direct or indirect, in contract, tort or otherwise) to it in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on its behalf or in right of it or the Company, employees or creditors of Company and (h) the Company’s engagement of the Agents and the Forward Sellers in connection with the offering and the process leading up to the offering is as independent contractors and not in any other capacity. Furthermore, each of the Company and the Operating Partnership agrees that it is solely responsible for making its own judgments in connection with the offering (irrespective of whether the Agents, the Forward Sellers or the Forward Purchasers have advised or are currently advising the Company or the Operating Partnership on related or other matters). Each of the Company and the Operating Partnership agrees that it will not claim that any of the Agents, the Forward Sellers or the Forward Purchasers has rendered advisory services of any nature or respect, or owe an agency, fiduciary or similar duty to the Company or the Operating Partnership, as applicable, in connection with such transaction or the process leading thereto.

12.    Press Releases and Disclosure. The Company may issue a press release in compliance with Rule 134 under the Act describing the material terms of the transactions contemplated hereby as soon as practicable following the date hereof, and may file with the

Commission a Current Report on Form 8-K describing the material terms of the transaction contemplated hereby, and the Company shall consult with the Agents, the Forward Sellers and the Forward Purchasers prior to making such disclosures, and the parties shall use all reasonable efforts, acting in good faith, to agree upon a text for such disclosures that is reasonably satisfactory to all parties. No party hereto shall issue thereafter any Current Report on Form 8-K or press release or like public statement (including, without limitation, any disclosure required in reports filed with the Commission pursuant to the Exchange Act) related to this Agreement or any of the transactions contemplated hereby without the prior written approval of the other party, except as may be necessary or appropriate in the opinion of the party seeking to make disclosure to comply with the requirements of applicable law or stock exchange rules. If any such press release or like public statement is so required, the party making such disclosure shall consult with the other party prior to making such disclosure, and the parties shall use all reasonable efforts, acting in good faith, to agree upon a text for such disclosure that is reasonably satisfactory to all parties.

13.    Adjustments for Stock Splits. The parties acknowledge and agree that all share-related numbers contained in this Agreement shall be adjusted to take into account any stock split, stock dividend, reverse stock split or similar transaction effected with respect to the Shares.

14.    Entire Agreement; Integration. This Agreement constitutes the entire agreement and supersedes all other prior and contemporaneous agreements and undertakings, both written and oral, among the parties hereto with regard to the subject matter hereof. This Agreement or any term hereof may not be amended except pursuant to a written instrument executed by the Company and the Agents, the Forward Sellers and the Forward Purchasers. In the event that any one or more of the provisions contained herein or in any Terms Agreement, or the application thereof in any circumstance, is held invalid, illegal or unenforceable as written by a court of competent jurisdiction, then such provision shall be given full force and effect to the fullest possible extent that it is valid, legal and enforceable, and the remainder of the terms and provisions herein or in the relevant Terms Agreement shall be construed as if such invalid, illegal or unenforceable term or provision was not contained herein or therein, but only to the extent that giving effect to such provision and the remainder of the terms and provisions hereof or thereof shall be in accordance with the intent of the parties as reflected in this Agreement and in any Terms Agreement. In the event of a conflict between the terms of this Agreement and the terms of a Terms Agreement, the terms of such Terms Agreement shall control.

15.    Recognition of the U.S. Special Resolution Regimes.

(a)    In the event that any Agent, Forward Seller or Forward Purchaser becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Agent, Forward Seller or Forward Purchaser of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b)    In the event that any Agent, Forward Seller or Forward Purchaser that is a Covered Entity or a BHC Act Affiliate of such Agent, Forward Seller or Forward Purchaser becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Agent, Forward Seller or Forward Purchaser are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

As used in this Section 15, “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k); “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b), (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b) or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b); “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable; and “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

16.    Counterparts. This Agreement may be signed by the parties in one or more counterparts which together shall constitute one and the same agreement among the parties.

17.    Law; Construction. This Agreement and any claim, counterclaim or dispute of any kind or nature whatsoever arising out of or in any way relating to this Agreement (“Claim”), directly or indirectly, shall be governed by, and construed in accordance with, the internal laws of the State of New York.

18.    Headings. The Section headings in this Agreement have been inserted as a matter of convenience of reference and are not a part of this Agreement.

19.    Submission to Jurisdiction. Except as set forth below, no Claim may be commenced, prosecuted or continued in any court other than the courts of the State of New York located in the City and County of New York or in the United States District Court for the Southern District of New York, which courts shall have jurisdiction over the adjudication of such matters, and the Company and the Operating Partnership consent to the jurisdiction of such courts and personal service with respect thereto. The Company and the Operating Partnership hereby consent to personal jurisdiction, service and venue in any court in which any Claim arising out of or in any way relating to this Agreement is brought by any third party against any Agent, Forward Seller, Forward Purchaser or any indemnified party. Each of the Agents, Forward Sellers, Forward Purchasers, the Company (on its behalf and, to the extent permitted by applicable law, on behalf of its stockholders and affiliates) and the Operating Partnership waives all right to trial by jury in any action, proceeding or counterclaim (whether based upon contract, tort or otherwise) in any way arising out of or relating to this Agreement. The Company and the Operating Partnership agree that a final judgment in any such action, proceeding or counterclaim brought in any such court shall be conclusive and binding upon the Company and the Operating Partnership and may be enforced in any other courts to the jurisdiction of which the Company and the Operating Partnership are or may be subject, by suit upon such judgment.

20.    Use of Information. None of the Agents, the Forward Sellers and the Forward Purchasers may use any information gained in connection with this Agreement and the transactions contemplated by this Agreement, including due diligence, to advise any party with respect to transactions not expressly approved by the Company.

21.    Successors and Assigns. This Agreement shall be binding upon the Agents, the Forward Sellers, the Forward Purchasers and the Company and their respective successors and assigns and any successor or assign of any substantial portion of the Company’s, any Agent’s, any Forward Seller’s and any Forward Purchaser’s respective businesses and/or assets.

22.    Miscellaneous. Each Agent, Forward Seller and Forward Purchaser is solely responsible for its own contractual obligations and commitments, including obligations with respect to sales and purchases of securities. Securities sold, offered or recommended by the Agents, the Forward Sellers and the Forward Purchasers are not deposits, are not insured by the Federal Deposit Insurance Corporation, are not guaranteed by a branch or agency, and are not otherwise an obligation or responsibility of a branch or agency.

23.    Definitions. The terms that follow, when used in this Agreement and any Terms Agreement, shall have the meanings indicated.

“Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Actual Sold Forward Amount” means, for any Forward Hedge Selling Period (as defined below) for any Forward (as defined below) or any portion thereof, as the context may require, the number of Forward Hedge Shares that the applicable Forward Seller has sold during such Forward Hedge Selling Period or any portion thereof, respectively.

“Aggregate Forward Hedge Price” means, with respect to a period, the product of the Actual Sold Forward Amount during such period and the Forward Hedge Price during such period.

“Applicable Time” shall mean, with respect to any Shares, the time of sale of such Shares pursuant to this Agreement or any relevant Terms Agreement.

“Basic Prospectus” shall mean the base prospectus referred to in Section 2(a) above contained in the Registration Statement at the Execution Time.

“Business Day” shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in New York City.

“Capped Number” with respect to any Forward Contract has the meaning set forth in such Forward Contract.

“Code” shall mean the United States Internal Revenue Code of 1986, as amended, or any successor thereto.

“Commission” shall mean the Securities and Exchange Commission.

“Commitment Period” means the period commencing on the date of this Agreement and expiring on the date this Agreement is terminated pursuant to Section 8.

“Effective Date” shall mean each date and time that the Registration Statement, any post-effective amendment or amendments thereto and any Rule 462(b) Registration Statement became or becomes effective.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Execution Time” shall mean the date and time that this Agreement is executed and delivered by the parties hereto.

“Forward” means the transaction resulting from each Placement Notice (as defined below) (as amended by the corresponding Acceptance (as defined below), if applicable) specifying that it relates to a “Forward” and requiring the applicable Forward Seller to use its commercially reasonable efforts consistent with its normal trading and sales practices to sell, as specified in such Placement Notice and subject to the terms and conditions of this Agreement and the applicable Forward Contract, the Forward Hedge Shares.

“Forward Contract” means, for each Forward, the contract evidencing such Forward between the Company and the applicable Forward Purchaser, which shall be comprised of the applicable Master Forward Confirmation and the related “Supplemental Confirmation” (as defined in the applicable Master Forward Confirmation) for such Forward.

“Forward Hedge Amount” means, for any Forward, the amount specified as such in the Placement Notice for such Forward (as amended by the corresponding Acceptance, if applicable), which amount shall be the target aggregate Sales Price of the Forward Hedge Shares to be sold by the applicable Forward Seller in respect of such Forward, subject to the terms and conditions of this Agreement.

“Forward Hedge Price” means, for any Forward Contract, the product of (x) an amount equal to one (1) minus the Forward Hedge Selling Commission Rate for such Forward Contract and (y) the Volume-Weighted Hedge Price.

“Forward Hedge Selling Commission” means, for any Forward Contract, the product of (x) the Forward Hedge Selling Commission Rate for such Forward Contract and (y) the Volume-Weighted Hedge Price.

“Forward Hedge Selling Commission Rate” means, for any Forward Contract, a rate of any commission, discount or other compensation to be paid by the Company to the applicable Forward Seller in connection with the sale of the Forward Hedge Shares, which shall be determined in accordance with the terms set forth on Exhibit C and recorded in the applicable Placement Notice (as amended by the corresponding Acceptance, if applicable).

“Forward Hedge Selling Period” means the period of such number of consecutive Trading Days (as determined by the Company in the Company’s sole discretion and specified in the applicable Placement Notice (as amended by the corresponding Acceptance, if applicable) specifying that it relates to a “Forward”), beginning on the date specified in the applicable Placement Notice (as amended by the corresponding Acceptance, if applicable) or, if such date is not a Trading Day, the next Trading Day following such date and ending on the last such Trading Day or such earlier date on which the applicable Forward Seller shall have completed the sale of Forward Hedge Shares in connection with the applicable Forward; provided that if, prior to the scheduled end of any Forward Hedge Selling Period (x) any event occurs that would permit the applicable Forward Purchaser to designate a “Scheduled Trading Day” as an “Early Valuation Date” (as each such term is defined in the applicable Master Forward Confirmation) under, and pursuant to the provisions opposite the caption “Early Valuation” in Section 2 of the applicable Master Forward Confirmation or (y) a “Bankruptcy Termination Event” (as such term is defined in the applicable Master Forward Confirmation) occurs, then the Forward Hedge Selling Period shall, upon the applicable Forward Seller becoming aware of such occurrence, immediately terminate as of the first such occurrence. Any Forward Hedge Selling Period then in effect shall immediately terminate upon the termination of this Agreement pursuant to Section 5 or Section 8 hereof and as set forth in Sections 3(b) and 3(v) hereof.

“Forward Hedge Settlement Date” means, for any Forward Contract, unless specified in the applicable Placement Notice (as amended by the corresponding Acceptance, if applicable), the second (2nd) Trading Day (as defined below) (or such earlier day as is industry practice for regular-way trading) following a date on which sales of any Forward Hedge Shares are made.

“Forward Hedge Shares” means all Common Stock borrowed by the applicable Forward Purchaser or its affiliate and offered and sold by the applicable Forward Seller or its affiliate in connection with any Forward that has occurred or may occur in accordance with the terms and conditions of this Agreement.

“Forward Settlement Shares” means any shares of Common Stock to be delivered pursuant to the settlement of any Forward Contract.

“Free Writing Prospectus” shall mean a free writing prospectus, as defined in Rule 405.

“Issuance” means each occasion the Company elects to exercise its right to enter into a Terms Agreement or deliver a Placement Notice that does not involve a Forward and that specifies that it relates to an “Issuance” and, pursuant to a Placement Notice, requires an Agent to use its commercially reasonable efforts consistent with its normal trading and sales practices to sell the Issuance Shares as specified in such Placement Notice, subject to the terms and conditions of this Agreement.

“Issuance Amount” means, for any Issuance, the amount specified as such in the Placement Notice or Terms Agreement for such Issuance, which amount, in the case of an Issuance pursuant to a Placement Notice, shall be the target aggregate Sales Price of the Issuance Shares to be sold by an Agent, subject to the terms and conditions of this Agreement.

“Issuance Selling Period” means the period of such number of consecutive Trading Days (as determined by the Company in the Company’s sole discretion and specified in the applicable Placement Notice specifying that it relates to an “Issuance”) beginning on the date specified in the applicable Placement Notice or, if such date is not a Trading Day, the next Trading Day following such date.

“Issuance Settlement Date” means, unless otherwise specified in the applicable Placement Notice or Terms Agreement, the second (2nd) Trading Day (or such earlier day as is industry practice for regular-way trading) following a date on which sales of any Issuance Shares are made.

“Issuance Shares” means all shares of Common Stock issued or issuable pursuant to an Issuance that has occurred or may occur in accordance with the terms and conditions of this Agreement.

“Issuer Free Writing Prospectus” shall mean an issuer free writing prospectus, as defined in Rule 433.

“Master Forward Confirmation” means the Master Confirmation for Issuer Share Forward Transactions substantially in the form attached hereto as Exhibit H, dated as of the date hereof, by and among the Company and a Forward Purchaser, including all provisions incorporated by reference therein.

“Maximum Program Amount” shall mean Shares with an aggregate gross sales price of $1,000,000,000 (or, if less, the aggregate amount of Shares registered under the Registration Statement).

“Operating Partnership” shall mean MPT Operating Partnership, L.P., a Delaware limited partnership.

“Prospectus” shall mean the Basic Prospectus, as supplemented by the Prospectus Supplement.

“Prospectus Supplement” shall mean the most recent prospectus supplement relating to the Shares that was first filed pursuant to Rule 424(b) as of the date of this Agreement.

“Registration Statement” shall mean the registration statement referred to in Section 2(a) above, including exhibits and financial statements and any prospectus supplement relating to the Shares that is filed with the Commission pursuant to Rule 424(b) and deemed part of such registration statement pursuant to Rule 430B, as amended on each Effective Date and, in the event any post-effective amendment thereto or any Rule 462(b) Registration Statement becomes effective, shall also mean such registration statement as so amended or such Rule 462(b) Registration Statement, as the case may be.

“REIT” shall mean a real estate investment trust under the Code.

“Rule 153”, “Rule 158”, “Rule 163”, “Rule 164”, “Rule 172”, “Rule 401”, “Rule 405”, “Rule 415”, “Rule 424”, “Rule 430B”, “Rule 433” and “Rule 462” refer to such rules under the Act.

“Rule 462(b) Registration Statement” shall mean a registration statement and any amendments thereto filed pursuant to Rule 462(b) relating to the offering covered by the registration statement referred to in Section 2(a) hereof.

“Sales Price” means, for each Forward or each Issuance hereunder, the actual sale execution price of each Forward Hedge Share or Issuance Share, as the case may be, sold by an Agent or a Forward Seller on the NYSE hereunder in the case of ordinary brokers’ transactions, or as otherwise agreed by the parties in other methods of sale; provided that the aggregate Sales Price of the Shares that may be sold pursuant to this Agreement shall not exceed the Maximum Program Amount.

“Selling Period” means any Forward Hedge Selling Period or any Issuance Selling Period.

“Settlement Date” means, unless the Company and the applicable Agent shall otherwise agree (including in any Terms Agreement), any Forward Hedge Settlement Date or any Issuance Settlement Date, as applicable.

“Trading Day” means any day which is a trading day on the NYSE, other than a day on which trading is scheduled to close prior to its regular weekday closing time.

“Volume-Weighted Hedge Price” has the meaning set forth in the applicable Master Forward Confirmation; provided that, for purposes of determining the Aggregate Forward Hedge Price payable to the applicable Forward Purchaser in respect of a Trading Day on which the applicable Forward Seller has made sales of Forward Hedge Shares hereunder pursuant to Section 3(f), the Volume-Weighted Hedge Price shall be determined solely with respect to the Forward Hedge Shares sold by the Forward Seller on such Trading Day.

If the foregoing correctly sets forth the understanding among the Company, the Operating Partnership, the Agents, the Forward Sellers and the Forward Purchasers, please so indicate in the space provided below for that purpose, whereupon this Agreement and your acceptance shall constitute a binding agreement among the Company, the Operating Partnership, the Agents, the Forward Sellers and the Forward Purchasers. Alternatively, the execution of this Agreement by the Company and the Operating Partnership and its acceptance by or on behalf of the Agents, the Forward Sellers and the Forward Purchasers may be evidenced by an exchange of telegraphic or other written communications.

Very truly yours,

MEDICAL PROPERTIES TRUST, INC.

By:	/s/ R. Steven Hamner
	Name:	R. Steven Hamner
	Title:	Executive Vice President and Chief Financial Officer

MPT OPERATING PARTNERSHIP L.P.

By:	MEDICAL PROPERTIES TRUST, INC., ITS SOLE MEMBER

By:	/s/ R. Steven Hamner
	Name:	R. Steven Hamner
	Title:	Executive Vice President and Chief Financial Officer

[Signature Page to Equity Distribution Agreement]

The foregoing Agreement is

hereby confirmed and accepted

as of the date first written above.

SUNTRUST ROBINSON HUMPHREY, INC., as Agent

By:	/s/ Keith Carpenter
	Name:	Keith Carpenter
	Title:	Director

[Signature Page to Equity Distribution Agreement]

The foregoing Agreement is

hereby confirmed and accepted

as of the date first written above.

BARCLAYS CAPITAL INC.,

as Agent and Forward Seller

By:	/s/ Nicholas Cunningham
	Name:	Nicholas Cunningham
	Title:	Managing Director

BARCLAYS BANK PLC, as Forward Purchaser

By:	/s/ Nicholas Cunningham
	Name:	Nicholas Cunningham
	Title:	Managing Director

[Signature Page to Equity Distribution Agreement]

The foregoing Agreement is

hereby confirmed and accepted

as of the date first written above.

BOFA SECURITIES, INC., as Agent and Forward Seller

By:	/s/ Nishant Jadav
	Name:	Nishant Jadav
	Title:	Managing Director

BANK OF AMERICA, N.A., as Forward Purchaser

By:	/s/ Jake Mendelsohn
	Name:	Jake Mendelsohn
	Title:	Managing Director

[Signature Page to Equity Distribution Agreement]

The foregoing Agreement is

hereby confirmed and accepted

as of the date first written above.

CREDIT AGRICOLE SECURITIES (USA) INC.,

as Agent and Forward Seller

By:	/s/ Jean S. Bel
	Name:	Jean S. Bel
	Title:	Managing Director Co-Head GIB Americas

CRÉDIT AGRICOLE CORPORATE AND INVESTMENT BANK C/O CREDIT AGRICOLE SECURITIES (USA) INC., AS AGENT,

as Forward Purchaser

By:	/s/ Jean S. Bel
	Name:	Jean S. Bel
	Title:	Managing Director Co-Head GIB Americas

[Signature Page to Equity Distribution Agreement]

The foregoing Agreement is

hereby confirmed and accepted

as of the date first written above.

CREDIT SUISSE SECURITIES (USA) LLC, as Agent and Forward Seller

By:	/s/ Jeremy Fox
	Name:	Jeremy Fox
	Title:	Managing Director

CREDIT SUISSE CAPITAL LLC, as Forward Purchaser

By:	/s/ Steven J. Reis
	Name:	Steven J. Reis
	Title:	Authorized Signatory

By:	/s/ Carole Villorest
	Name:	Carole Villorest
	Title:	Authorized Signatory

CREDIT SUISSE SECURITIES (USA) LLC, as agent for Credit Suisse Capital LLC

By:	/s/ Steven J. Reis
	Name:	Steven J. Reis
	Title:	Director

[Signature Page to Equity Distribution Agreement]

The foregoing Agreement is

hereby confirmed and accepted

as of the date first written above.

GOLDMAN SACHS & CO. LLC, as Agent, Forward Seller and Forward Purchaser

By:	/s/ CE Bluhm
	Name:	CE Bluhm
	Title:	Managing Director

[Signature Page to Equity Distribution Agreement]

The foregoing Agreement is

hereby confirmed and accepted

as of the date first written above.

KEYBANC CAPITAL MARKETS INC., as Agent, Forward Seller and Forward Purchaser

By:	/s/ Paul Hodermarsky
	Name:	Paul Hodermarsky
	Title:	Managing Director

[Signature Page to Equity Distribution Agreement]

The foregoing Agreement is

hereby confirmed and accepted

as of the date first written above.

MUFG SECURITIES AMERICAS INC., as Agent and Forward Seller

By:	/s/ Jason Demark
	Name:	Jason Demark
	Title:	Director

MUFG SECURITIES EMEA PLC, as Forward Purchaser

By:	/s/ Prabhat Kumar
	Name:	Prabhat Kumar
	Title:	Authorised Signatory

[Signature Page to Equity Distribution Agreement]

The foregoing Agreement is

hereby confirmed and accepted

as of the date first written above.

RAYMOND JAMES & ASSOCIATES, INC., as Agent, Forward Seller and Forward Purchaser

By:	/s/ Jozsi Popper
	Name:	Jozsi Popper
	Title:	Director, Real Estate Investment Banking

[Signature Page to Equity Distribution Agreement]

The foregoing Agreement is hereby confirmed and accepted as of the date first written above.

RBC CAPITAL MARKETS, LLC, as Agent and Forward Seller

By:	/s/ Marcus Ricciani
	Name:	Marcus Ricciani
	Title:	Managing Director

RBC CAPITAL MARKETS, LLC, as agent for ROYAL BANK OF CANADA, as Forward Purchaser

By:	/s/ Brian Ward
Name: Brian Ward
Title: Managing Director

[Signature Page to Equity Distribution Agreement]

The foregoing Agreement is
hereby confirmed and accepted
as of the date first written above.

SCOTIA CAPITAL (USA) INC.,
as Agent and Forward Seller

By:	/s/ John Stracquadanio
	Name:	John Stracquadanio
	Title:	Managing Director

THE BANK OF NOVA SCOTIA,
as Forward Purchaser

By:	/s/ John Stracquadanio
	Name:	John Stracquadanio
	Title:	Managing Director

[Signature Page to Equity Distribution Agreement]

The foregoing Agreement is
hereby confirmed and accepted
as of the date first written above.

STIFEL, NICOLAUS & COMPANY, INCORPORATED,
as Agent

By:	/s/ Chad M. Gorsuch
	Name:	Chad M. Gorsuch
	Title:	Managing Director

[Signature Page to Equity Distribution Agreement]

The foregoing Agreement is
hereby confirmed and accepted
as of the date first written above.

WELLS FARGO SECURITIES, LLC,
as Agent and Forward Seller

By:	/s/ Elizabeth Alvarez
	Name:	Elizabeth Alvarez
	Title:	Managing Director

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Forward Purchaser

By:	/s/ Thomas Yates
	Name:	Thomas Yates
	Title:	Managing Director

[Signature Page to Equity Distribution Agreement]

SCHEDULE I

PERMITTED FREE WRITING PROSPECTUSES

None as of the date of the Equity Distribution Agreement to which this Schedule is attached.

SCHEDULE II

SunTrust Robinson Humphrey, Inc., as Agent

3333 Peachtree Road, NE, 11th Floor

Atlanta, Georgia 30326

Attention: Equity Syndicate

Facsimile: (404) 926-5872

Barclays Capital Inc., as Agent and Forward Seller

745 Seventh Avenue

New York, New York 10019

Attention: Syndicate Registration

Facsimile: (646) 834-8133

Barclays Bank PLC, as Forward Purchaser

745 Seventh Avenue

New York, New York 10019

Attention: Paul Robinson

Telephone: (212) 526-0111

Email: paul.robinson1@barclays.com

BofA Securities, Inc., as Agent and Forward Seller

One Bryant Park

New York, New York 10036

Attention: DG ATM Execcution; Tymour Okasha

Email: dg.atm_execcution@bofa.com; tymour.okasha@bofa.com;

Bank of America, N.A., as Forward Purchaser

One Bryant Park

New York, NY 10036

Attention: Robert.Stewart, Rohan Handa, DG ATM Execution, Tymour Okasha

Email: dg.atm_execution@bofa.com; soyoung.lee@bofa.com; rstewart4@bofa.com; tymour.okasha@bofa.com; rohan.handa@bofa.co

Credit Agricole Securities (USA) Inc., as Agent and Forward Seller

1301 Avenue of the Americas

New York, New York 10019

Facsimile: (212) 408-5652

Attention: Douglas Cheng

Telephone: (212) 408-5652

Facsimile: (212) 261-2516

Crédit Agricole Corporate and Investment Bank, c/o Credit Agricole Securities (USA) Inc., as agent, as Forward Purchaser

1301 Avenue of the Americas

New York, New York 10019

Attention: Jonathan Fecowictz

Telephone: (212) 261-3546

Facsimile: (212) 261-2516

Credit Suisse Securities (USA) LLC, as Agent and Forward Seller

Eleven Madison Avenue, New York, New York 10010-3629

Attention: Equity Capital Markets Desk

Telephone: (212) 325-8766

Email: craig.wiele@credit-suisse.com

Credit Suisse Capital LLC, c/o Credit Suisse Securities (USA) LLC, as Forward Purchaser

c/o Credit Suisse Securities (USA) LLC

Eleven Madison Avenue, New York, New York 10010-3629

Attention: Tucker Martin

Telephone: (212) 325-9182

Facsimile: (212) 743-3661

Email: list.elo-equ-der@credit-suisse.com

Goldman Sachs & Co. LLC, as Agent, Forward Seller and Forward Purchaser

200 West Street

New York, New York 10282-2198

Attention: Registration Department

Facsimile: (212) 902-9316

KeyBanc Capital Markets Inc., as Agent, Forward Seller and Forward Purchaser

127 Public Square, 4th Floor

Cleveland, Ohio 44114

MUFG Securities Americas Inc., as Agent and Forward Seller

1221 Avenue of the Americas – 6th Floor

New York, New York 10020

Attention: Capital Markets Group

Facsimile: (646) 434-3455

MUFG Securities EMEA plc, as Forward Purchaser

Ropemaker Place

25 Ropemaker Street

London EC2Y 9AJ

United Kingdom

Attention: Derivative Confirmations

Facsimile: +44 207 577 2898 / 2875

Telephone: +44 207 577 2669 / 2640

Email: docsconfirms@int.sc.mufg.jp; EquitySolutions-Notifications@int.sc.mufg.jp; Michael.Gordon@mufgsecurities.com; Kathleen.Considine@mufgsecurities.com; ESG-ETG-Americas@mufgsecurities.com

Raymond James & Associates, Inc., as Agent, Forward Seller and Forward Purchaser

880 Carillon Parkway

St. Petersburg, Florida 33716

Attention: General Counsel—Global Equities

Facsimile: (727) 567-8247

Attention: Jeanna Bryan

Email: Jozsi.Popper@RaymondJames.com; Nolan.Rivers@RaymondJames.com; Kent.Nelson@RaymondJames.com; Sean.Wolf@RaymondJames.com; Jeff.Fordham@RaymondJames.com; Jeanna.Bryan@RaymondJames.com; Omar.DeLaRosa@RaymondJames.com; David.Paris@RaymondJames.com; Brad.Cole@RaymondJames.com; Logan.Lane@RaymondJames.com

RBC Capital Markets, LLC, as Agent and Forward Seller

Brookfield Place

200 Vesey Street

New York, New York 10281

Facsimile: (212) 428-6260

Email: Andrew.Jones@rbccm.com; Ivana.Rupcic-Hulin@rbccm.com

Royal Bank of Canada, as Forward Purchaser

Brookfield Place

200 Vesey Street

New York, New York 10281

Facsimile: (212) 428-6260

Email: RBCECMCorporateEquityLinkedDocumentation@rbc.com

Scotia Capital (USA) Inc., as Agent and Forward Seller

250 Vesey Street, 24th Floor

New York, New York 10281

Attention: Equity Capital Markets

Copies to: Chief Legal Officer, U.S.

Facsimile: (212) 225-6553

Email: us.ecm@scotiabank.com; us.legal@scotiabank.com

The Bank of Nova Scotia, as Forward Purchaser

GWO – Derivative Products

44 King Street West

Central Mail Room

Toronto, Ontario, Canada M5H 1H1

c/o Scotia Capital (USA) Inc.

250 Vesey Street, 24th Floor

New York, New York 10281

Attention: Gary Nathanson / Bahar Alast

Telephone: (212) 225-5582 / (212) 225-5230

Facsimile: (212) 225-5633

Stifel, Nicolaus & Company, Incorporated, as Agent

One South Street, 15th Floor

Baltimore, Maryland 21202

Attention: Syndicate Department

Facsimile: (443) 224-1273

Wells Fargo Securities, LLC, as Agent and Forward Seller

375 Park Avenue

New York, New York 10152

Attention: Equity Syndicate Department

Facsimile: (212) 214- 5913

Wells Fargo Bank, National Association, as Forward Purchaser

375 Park Avenue

New York, New York 10152

Attention: Structuring Services Group

Facsimile: (212) 214- 5918

Email: CorporateDerivativeNotifications@wellsfargo.com

ANNEX I

FORM OF TERMS AGREEMENT

Medical Properties Trust, Inc.

Common Stock

TERMS AGREEMENT

            , 20

[●]

Dear Sirs:

Medical Properties Trust, Inc. (the “Company”) proposes, subject to the terms and conditions stated herein and in the Equity Distribution Agreement, dated December 27, 2019 (the “Equity Distribution Agreement”), among the Company, MPT Operating Partnership, L.P., a Delaware limited partnership, and the Agents, the Forward Sellers and the Forward Purchasers thereunder, to issue and sell to [●] the securities specified in the Schedule I hereto (the “Purchased Shares”) [, and solely for the purpose of covering over-allotments, to grant to [●] the option to purchase the additional securities specified in the Schedule I hereto (the “Additional Shares”)]. [To be included if parties agree on an option to cover over-allotments]

[●] shall have the right to purchase from the Company all or a portion of the Additional Shares as may be necessary to cover over-allotments made in connection with the offering of the Purchased Shares, at the same purchase price per share to be paid by [●] to the Company for the Purchased Shares. This option may be exercised by [●] at any time (but not more than once) on or before the thirtieth day following the date hereof, by written notice to the Company. Such notice shall set forth the aggregate number of shares of Additional Shares as to which the option is being exercised, and the date and time when the Additional Shares are to be delivered (such date and time being herein referred to as the “Option Closing Date”); provided, however, that the Option Closing Date shall not be earlier than the Time of Delivery (as set forth in the Schedule I hereto) nor earlier than the second Business Day after the date on which the option shall have been exercised nor later than the fifth Business Day after the date on which the option shall have been exercised. Payment of the purchase price for the Additional Shares shall be made at the Option Closing Date in the same manner and at the same office as the payment for the Purchased Shares.] [To be included if parties agree on an option to cover over-allotments]

Each of the provisions of the Equity Distribution Agreement not specifically related to the solicitation by [●], as agent of the Company, of offers to purchase securities is incorporated herein by reference in its entirety, and shall be deemed to be part of this Terms Agreement to the same extent as if such provisions had been set forth in full herein. Each of the representations and warranties set forth therein shall be deemed to have been made at and as of the date of this Terms Agreement [and] [,] the Time of Delivery [and any Option Closing Date]

[To be included if parties agree on an option to cover over-allotments], except that each representation and warranty in Section 2 of the Equity Distribution Agreement which makes reference to the Prospectus (as therein defined) shall be deemed to be a representation and warranty as of the date of the Equity Distribution Agreement in relation to the Prospectus, and also a representation and warranty as of the date of this Terms Agreement [and] [,] the Time of Delivery [and any Option Closing Date] [To be included if parties agree on an option to cover over-allotments] in relation to the Prospectus as amended and supplemented to relate to the Purchased Shares.

[An amendment to the Registration Statement (as defined in the Equity Distribution Agreement), or a supplement to the Prospectus, as the case may be, relating to the Purchased Shares [and the Additional Shares] [To be included if parties agree on an option to cover over-allotments], in the form heretofore delivered to the Agent is now proposed to be filed with the Securities and Exchange Commission.]

Subject to the terms and conditions set forth herein and in the Equity Distribution Agreement which are incorporated herein by reference, the Company agrees to issue and sell to [●] and the latter agrees to purchase from the Company the number of shares of the Purchased Shares at the time and place and at the purchase price set forth in the Schedule I hereto. Nothing contained in this Terms Agreement or in the Equity Distribution Agreement shall prohibit the Company from entering into a Terms Agreement or similar agreement with respect to the offering, issuance and sale of any securities of the Company with any other institution and the offering, issuance and sale of such securities at any time pursuant to the terms of such agreement.

If the foregoing is in accordance with your understanding, please sign and return to us a counterpart hereof, whereupon this Terms Agreement, including those provisions of the Equity Distribution Agreement incorporated herein by reference, shall constitute a binding agreement between the Agent and the Company.

Medical Properties Trust, Inc.

By:
Name:
Title:

ACCEPTED as of the date first written above.

[AGENT]

By:
Name:
Title:

Title of Purchased Shares [and Additional Shares]:

Common Stock, par value $0.01 per share

Number of Shares of Purchased Shares:

[Number of Shares of Additional Shares:]

[Price to Public:]

Purchase Price by [●]:

Method of and Specified Funds for Payment of Purchase Price:
By wire transfer to a bank account specified by the Company in same day funds.

Method of Delivery:
Free delivery of the Shares to the Agent’s account at The Depository Trust Company in return for payment of the purchase price.

Time of Delivery:

Closing Location:

Lock-up:

Documents to be Delivered:

The following documents referred to in the Equity Distribution Agreement shall be delivered as a condition to the closing at the Time of Delivery [and on any Option Closing Date]:

(1) The opinion referred to in Section 4(s).

(2) The opinion referred to in Section 4(v).

(3) The accountants’ letter referred to in Section 4(w).

(4) The officers’ certificate referred to in Section 4(r).

(5) Such other documents as the Agent shall reasonably request.

EXHIBIT A

FORM OF PLACEMENT NOTICE

From:	[ ]
Cc:	[ ]
To:	[ ]

Subject:	Equity Distribution-Placement Notice

Ladies and Gentlemen:

Reference is made to the Equity Distribution Agreement among Medical Properties Trust, Inc. (the “Company”), MPT Operating Partnership L.P., a Delaware limited partnership (the “Operating Partnership”), the Agents, the Forward Sellers and the Forward Purchasers thereunder, dated as of December 27, 2019 (the “Equity Distribution Agreement”). Capitalized terms used in this Placement Notice without definition shall have the respective definitions ascribed to them in the Equity Distribution Agreement. This Placement Notice relates to [an “Issuance”] [a “Forward”]. The Company confirms that all conditions to the delivery of this Placement Notice are satisfied as of the date hereof.

The Company and the Operating Partnership represent and warrant that each representation, warranty, covenant and other agreement of the Company and Operating Partnership contained in the Equity Distribution Agreement [and any Master Forward Confirmation] is true and correct on the date hereof, and that the Prospectus, including the documents incorporated by reference therein, and any applicable Issuer Free Writing Prospectus, as of the date hereof, do not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

Number of Days in [Issuance] [Forward Hedge] Selling Period:	$	[●	]
First Date of [Issuance] [Forward Hedge] Selling Period:		[●	]
Maximum Number of Shares to be Sold:		[●	]
[Issuance] [Forward Hedge] Amount:	$	[●	]
Minimum Price (Adjustable by Company during the [Issuance] [Forward Hedge] Selling Period, and in no event less than $1.00 per share):	$	[●	]	per share
[Forward Hedge Selling Commission Rate]:		[●	]		%
[Number of Shares that would result in an Excess Charter Ownership Position (as defined in the Master Forward Confirmation) as of the date hereof less one Share]		[●	]

Forward Price Reduction Date	Forward Price Reduction Amounts
[●]	$	[●	]
[●]	$	[●	]
[●]	$	[●	]
[●]	$	[●	]

Spread:		[●] basis points
Initial Stock Loan Rate:		[●] basis points
Maximum Stock Loan Rate:		[●] basis points
Regular Dividend Amounts Per Calendar Quarter:	$	[●	]
Maturity Date:		[●	]
Minimum Price (Adjustable by Company during the [Issuance] [Forward Hedge] Selling Period):	$	[●] per share

EXHIBIT B

AUTHORIZED/DESIGNATED INDIVIDUALS FOR PLACEMENT NOTICES

The Company

Edward K. Aldag, Jr.

1000 Urban Center Drive, Suite 501, Birmingham, AL 35242

Telephone: 205-969-3755

R. Steven Hamner

1000 Urban Center Drive, Suite 501, Birmingham, AL 35242

Telephone: 205-969-3755

Charles Lambert

1000 Urban Center Drive, Suite 501, Birmingham, AL 35242

Telephone: 205-969-3755

Agents, Forward Sellers and Forward Purchasers

SunTrust Robinson Humphrey, Inc., as Agent

3333 Peachtree Road, NE, 11th Floor, Atlanta, Georgia 30326

Attention: Keith Carpenter, Geoff Fennell

Telephone: (404) 926-5037; (404) 926-5032

Email: keith.carpenter@suntrust.com; geoff.fennell@suntrust.com

Barclays Capital Inc., as Agent and Forward Seller

745 Seventh Avenue, New York, New York, 10019

Attention: Daniel Sinni, Scott Kinloch, Nicholas Cunningham

Telephone: (212) 526-9420; (212) 526-5150

Email: daniel.sinni@barclays.com; scott.kinloch@barclays.com;

nicholas.cunningham@barclays.com

Barclays Bank PLC, as Forward Purchaser

745 Seventh Avenue, New York, New York, 10019

Attention: Paul Robinson

Telephone: (212) 526-01111

Email: paul.robinson1@barclays.com

BofA Securities, Inc., as Agent and Forward Seller

One Bryant Park, New York, New York 10036

Attention: DG ATM Execution; Tymour Okasha

Email: dg.atm_execution@bofa.com; tymourokasha@bofa.com

Bank of America, N.A., as Forward Purchaser

One Bryant Park, New York, New York 10036

Attention: Robert Stewart; Rohan Handa; DG ATM Execution; Tymour Okasha

Email: dg.atm_execution@bofa.com; soyoung.lee@bofa.com; rstewart4@bofa.com;

tymourokasha@bofa.com; rohan.handa@bofa.com

Credit Agricole Securities (USA) Inc., as Agent and Forward Seller

1301 Avenue of the Americas, New York, New York 10019

Attention: Douglas Cheng; Yuliya Nisnevich; Paul Magliola; Luis von Horoch; George Qian

Telephone: (212) 408-5652; (212) 261-7263; (212) 261-7776; (212) 261-7541; (212) 261-7877

Email: douglas.cheng@ca-cib.com; yuliya.nisnevich@ca-cib.com; paul.magliola@ca-cib.com;

luis.vonhoroch@ca-cib.com; george.qian@ca-cib.com

Crédit Agricole Corporate and Investment Bank, c/o Credit Agricole Securities (USA) Inc., as agent, as Forward Purchaser

1301 Avenue of the Americas, New York, New York 10019

Attention: Jean Bel; Jonathan Fecowicz; Antoine Jounet

Telephone: (212) 261-3834; (212) 261-3546; (212) 261-7372

Email: jean.bel@ca-cib.com; jonathan.fecowicz@ca-cib.com; antoine.jounet@ca-cib.com

Credit Suisse Securities (USA) LLC, as Agent and Forward Seller

Eleven Madison Avenue, New York, New York 10010-3629

Attention: Equity Capital Markets Desk

Telephone: (212) 325-8766

Email: craig.wiele@credit-suisse.com

Credit Suisse Capital LLC, c/o Credit Suisse Securities (USA) LLC, as Forward Purchaser

c/o Credit Suisse Securities (USA) LLC

Eleven Madison Avenue, New York, New York 10010-3629

Attention: Tucker Martin

Telephone: (212) 325-9182

Facsimile: (212) 743-3661

Email: list.elo-equ-der@credit-suisse.com

Goldman Sachs & Co. LLC, as Agent and Forward Seller

200 West Street, New York, New York 10282-2198

Attention: Ryan Cunn

Telephone: (212) 357-2149

Email:Ryan.Cunn@gs.com

Goldman Sachs & Co. LLC, as Forward Purchaser

200 West Street, New York, New York 10282-2198

Attention: Ryan Cunn

Telephone: (212) 357-2149

Email:Ryan.Cunn@gs.com

KeyBanc Capital Markets, as Agent and Forward Seller

127 Public Square, 4th Floor, Cleveland, Ohio 44114

Attention: Mark Koster, David Gruber, Paul Hodermarsky, Michael Jones

Email: mkoster@key.com; dgruber@key.com; phodermarsky@key.com;

michael.c.jones@key.com

KeyBanc Capital Markets, as Forward Purchaser

127 Public Square, 4th Floor, Cleveland, Ohio 44114

Attention: Mark Koster, David Gruber, Paul Hodermarsky, Michael Jones

Email: mkoster@key.com; dgruber@key.com; phodermarsky@key.com;

michael.c.jones@key.com

MUFG Securities Americas Inc., as Agent and Forward Seller

1221 Avenue of the Americas, 6th Floor, New York, New York 10020

Attention: Andrew Wedderburn-Maxwell; Jason Demark

Telephone: (212) 405-7490; (212) 405-7340

Email: Andrew.wedderburn-maxwell@mufgsecurities.com; Jason.demark@mufgsecurities.com

MUFG Securities EMEA plc, as Forward Purchaser

Ropemaker Place, 25 Ropemaker Street, London EC2Y 9AJ, United Kingdom

Attention: Michael Gordon; Katie Considine

Telephone: (212) 405-7376; (212) 405-7393

Email: Michael.gordon@mufgsecurities.com; Kathleen.considine@mufgsecurities.com;

docsconfirms@int.sc.mufg.jp

Raymond James & Associates, Inc., as Agent and Forward Seller

880 Carillon Parkway, St. Petersburg, Florida 33716

Attention: General Counsel—Global Equities

Email: Jozsi.Popper@RaymondJames.com; Nolan.Rivers@RaymondJames.com;

Kent.Nelson@RaymondJames.com; Sean.Wolf@RaymondJames.com; Jeff.Fordham@RaymondJames.com; Jeanna.Bryan@RaymondJames.com; Omar.DeLaRosa@RaymondJames.com; David.Paris@RaymondJames.com; Brad.Cole@RaymondJames.com; Logan.Lane@RaymondJames.com

Raymond James & Associates, Inc., as Forward Purchaser

880 Carillon Parkway, St. Petersburg, Florida 33716

Attention: General Counsel—Global Equities

Email: Jozsi.Popper@RaymondJames.com; Nolan.Rivers@RaymondJames.com; Kent.Nelson@RaymondJames.com; Sean.Wolf@RaymondJames.com; Jeff.Fordham@RaymondJames.com; Jeanna.Bryan@RaymondJames.com; Omar.DeLaRosa@RaymondJames.com; David.Paris@RaymondJames.com; Brad.Cole@RaymondJames.com; Logan.Lane@RaymondJames.com

RBC Capital Markets, LLC, as Agent and Forward Seller

200 Vesey Street, New York, New York 10282

Attention: Andrew R Jones, Ivana Rupcic-Hulin

Email: Andrew.Jones@rbccm.com; Ivana.Rupcic-Hulin@rbccm.com

Royal Bank of Canada, as Forward Purchaser

200 Vesey Street, New York, New York 10282

Attention: RBC ECM Equity-Linked Team

Email: RBCECMCorporateEquityLinkedDocumentation@rbc.com; spencer.cherniak@rbc.com; mark.ruskin@rbccm.com; john.giambrone@rbcccm.com; richard.spinelli@rbccm.com

Scotia Capital (USA) Inc., as Agent and Forward Seller

250 Vesey Street, 24th Floor, New York, New York 10281

Attention: William See, Bahar Alast

Telephone: (212) 225-6853; (212) 225-5230

Email: William.See@scotiabank.com; Bahar.Alast@scotiabank.com

The Bank of Nova Scotia, as Forward Purchaser

250 Vesey Street, 24th Floor, New York, New York 10281

Attention: William See, Bahar Alast

Telephone: (212) 225-6853; (212) 225-5230

Email: William.See@scotiabank.com; Bahar.Alast@scotiabank.com

Stifel, Nicolaus & Company, Incorporated, as Agent

One South Street, 15th Floor, Baltimore, Maryland 21202

Attention: Chad Gorsuch, Dan Covatta, Mark White, Suzanne Hill, Steve Zimmerman

Email: cmgorsuch@stifel.com; dcovatta@stifel.com; whitem@stifel.com; sahill@stifel.com; zimmermans@stifel.com

Wells Fargo Securities, LLC, as Agent and Forward Seller

375 Park Avenue, New York, New York 10152

Attention: Jennifer Lynch, Billy O’Connell, Josie Callanan, John Fowler, Josh Carson, Michael Ortale, Chris Flouhouse, Rohit Mehta

Email: CorporateDerivativeNotifications@wellsfargo.com; jennifer.r.lynch@wellsfargo.com; william.oconnell@wellsfargo.com; josie.callanan@wellsfargo.com; john.fowler@wellsfargo.com; Joshua.carson@wellsfargo.com; Michael.ortale@wellsfargo.com; chris.flouhouse@wellsfargo.com; rohit.mehta2@wellsfargo.com

Wells Fargo Bank, National Association, as Forward Purchaser

375 Park Avenue, New York, New York 10152

Attention: Jennifer Lynch, Billy O’Connell, Josie Callanan, John Fowler, Josh Carson, Michael Ortale, Chris Flouhouse, Rohit Mehta

Email: CorporateDerivativeNotifications@wellsfargo.com; jennifer.r.lynch@wellsfargo.com; william.oconnell@wellsfargo.com; josie.callanan@wellsfargo.com; john.fowler@wellsfargo.com; Joshua.carson@wellsfargo.com; Michael.ortale@wellsfargo.com; chris.flouhouse@wellsfargo.com; rohit.mehta2@wellsfargo.com

EXHIBIT C

COMPENSATION

The applicable Agents shall be paid compensation not exceeding 2.0% of the Sales Price of Issuance Shares sold pursuant to the terms of this Agreement.

The applicable Forward Sellers shall be paid compensation not exceeding 2.0% of the Sales Price of Forward Hedge Shares sold pursuant to the terms of this Agreement.

EXHIBIT D

[Omitted]

EXHIBIT E

[Omitted]

EXHIBIT F

[Omitted]

EXHIBIT G

[Omitted]

EXHIBIT H

FORM OF MASTER FORWARD CONFIRMATION

To:	Medical Properties Trust, Inc. (“Party B”)

From:	[DEALER] (“Party A”) [DEALER CONTACT INFORMATION]

Re:	Master Confirmation for Issuer Share Forward Sale Transactions

Date:	December 27, 2019

Ladies and Gentlemen:

The purpose of this communication (this “Master Confirmation”) is to set forth the terms and conditions of the transactions to be entered into from time to time (each, a “Transaction” and, collectively, the “Transactions”) between [DEALER] (“Party A”)[, represented by [AGENT] as its agent (“Agent”),] and Medical Properties Trust, Inc. (“Party B”) in accordance with the terms of the Equity Distribution Agreement (the “Distribution Agreement”), dated as of December 27, 2019, among Party A, Party B, MPT Operating Partnership, L.P., a Delaware limited partnership (the “Operating Partnership”) and the other parties thereto. Each Transaction will be evidenced by a supplemental confirmation substantially in the form of Annex A hereto (each, a “Supplemental Confirmation”, and each such Supplemental Confirmation, together with this Master Confirmation, a “Confirmation” for purposes of the Agreement specified below). Each Confirmation will be a confirmation for purposes of Rule 10b-10 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

1.    Each Confirmation is subject to, and incorporates, the 2002 ISDA Equity Derivatives Definitions (the “Equity Definitions”), as published by the International Swaps and Derivatives Association, Inc. (“ISDA”). For purposes of the Equity Definitions, each Transaction to which this Master Confirmation relates will be deemed to be a Share Forward Transaction.

Each Confirmation shall supplement, form a part of and be subject to an agreement (the “Agreement”) in the form of the 1992 ISDA Master Agreement (Multicurrency—Cross Border) (the “ISDA Form”), as published by ISDA, as if Party A and Party B had executed the ISDA Form on the date hereof (but without any Schedule except for (i) the election of Loss and Second Method, New York law (without regard to New York’s choice of laws doctrine other than Title 14 of Article 5 of the New York General Obligations Law) as the governing law and US Dollars (“USD”) as the Termination Currency, and (ii) the replacement of the word “third” in the last line of Section 5(a)(i) with the word “second”. All provisions contained in the Agreement are incorporated into and shall govern each Confirmation except as expressly modified below. Each Confirmation will evidence a complete and binding agreement between Party A and Party B as to the terms of the relevant Transaction and will replace any previous agreement between the parties with respect to the subject matter thereof.

The Transactions under this Master Confirmation shall be the only Transactions under the Agreement. If there exists any ISDA Master Agreement between Party A or any of its Affiliates and Party B or any confirmation or other agreement between Party A or any of its Affiliates and Party B pursuant to which an ISDA Master Agreement is deemed to exist between Party A or any of its Affiliates and Party B, then notwithstanding anything to the contrary in such ISDA Master Agreement, such confirmation or agreement or any other agreement to which Party A or any of its Affiliates and Party B are parties, none of the Transactions to which this Master Confirmation relates shall be considered a “Transaction” under, or otherwise governed by, such existing or deemed ISDA Master Agreement. In the event of any inconsistency among the Agreement, this Master Confirmation, any Supplemental Confirmation and the Equity Definitions, the following will prevail in the order of precedence indicated: (i) such Supplemental Confirmation; (ii) this Master Confirmation; (iii) the Equity Definitions; and (iv) the Agreement.

2.    The terms of the particular Transactions to which this Master Confirmation relates are as follows:

General Terms:

Trade Date:	For each Transaction, as specified in the Supplemental Confirmation for such Transaction, to be the last Trading Day (as defined in the Distribution Agreement) of the Forward Hedge Selling Period (as defined in the Distribution Agreement) for such Transaction.

Effective Date:	For each Transaction, as specified in the Supplemental Confirmation for such Transaction, to be the date that is one Settlement Cycle following the Trade Date for such Transaction, or such later date on which the conditions set forth in Section 3 of this Master Confirmation shall have been satisfied or waived by Party A.

Buyer:	Party A

Seller:	Party B

Maturity Date:	For each Transaction, as specified in the Supplemental Confirmation for such Transaction, to be the date set forth in the effective Placement Notice as amended by any corresponding Acceptance (each such term as defined in the Distribution Agreement) for such Transaction (or, if such date is not a Scheduled Trading Day, the next following Scheduled Trading Day).

Shares:	The common stock (“Shares”), par value $0.001 per Share, of Party B (Ticker: “MPW”)

Number of Shares:	For each Transaction, initially, as specified in the Supplemental Confirmation for such Transaction, to be the number of Shares equal to the Actual Sold Forward Amount (as defined in the Distribution Agreement) for the Forward Hedge Selling Period for such Transaction; provided that the Number of Shares is subject to reduction as provided in Section 3 below (the “Initial Number of Shares”).

On each Settlement Date, the Number of Shares shall be reduced by the number of Settlement Shares settled on such date.

Settlement Currency:	USD

Exchange:	The New York Stock Exchange

Related Exchange:	All Exchanges

Prepayment:	Not Applicable

Variable Obligation:	Not Applicable

Initial Forward Price:	For each Transaction, as specified in the Supplemental Confirmation for such Transaction, to be the product of (i) an amount equal to 1 minus the Forward Hedge Selling Commission Rate (as defined in the Distribution Agreement) applicable to such Transaction; and (ii) the Volume-Weighted Hedge Price for such Transaction (such product adjusted as the Calculation Agent determines appropriate to (x) reflect on each day during such period and through the Effective Date the sum of 1 and the Daily Rate for such day multiplied by the then-Initial Forward Price as

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of such day and (y) reduce the then-Initial Forward Price by the relevant Forward Price Reduction Amount on each Forward Price Reduction Date, if any, occurring on or before the Trade Date).

Forward Price:	For each Transaction, on the Effective Date of such Transaction, the Initial Forward Price, and on any day thereafter, the product of the Forward Price on the immediately preceding calendar day and

1 + the Daily Rate * (1/365);

provided that the Forward Price on each Forward Price Reduction Date shall be the Forward Price otherwise in effect on such date minus the Forward Price Reduction Amount for such Forward Price Reduction Date.

Volume-Weighted Hedge Price:	For each Transaction, as specified in the Supplemental Confirmation for such Transaction, to be the volume-weighted average of the Sales Prices (as defined in the Distribution Agreement) per share of Forward Hedge Shares (as defined in the Distribution Agreement) sold on each Trading Day of the Forward Hedge Selling Period for such Transaction.

Daily Rate:	For any day, the Variable Rate minus the Spread.

Spread:	For each Transaction, as specified in the Supplemental Confirmation for such Transaction.

Variable Rate:	For any day, the rate set forth for such day on the page “OBFR01 <Index> <GO>” on the BLOOMBERG Professional Service, or any successor page; provided that if no such rate appears for such day on such page, the Variable Rate for such day shall be such rate for the immediately preceding day for which such a rate appears.

Forward Price Reduction Dates:	For each Transaction, as specified in Schedule I to the Supplemental Confirmation for such Transaction, to be each date set forth under the heading “Forward Price Reduction Dates” in the effective Placement Notice for such Transaction.

Forward Price Reduction Amount:	For each Forward Price Reduction Date of a Transaction, as specified in Schedule I to the Supplemental Confirmation for such Transaction, to be the Forward Price Reduction Amount set forth opposite such date in the effective Placement Notice for such Transaction.

Valuation:

Valuation Date:	For any Settlement (as defined below) with respect to any Transaction, if Physical Settlement is applicable, as designated in the relevant Settlement Notice (as defined below); or if Cash Settlement or Net Share Settlement is applicable, the last Unwind Date for such Settlement. Section 6.6 of the Equity Definitions shall not apply to any Valuation Date. For the avoidance of doubt, the last Unwind Date shall be determined by Party A based on the completion of the unwinding of its commercially reasonable hedge position. Party A shall notify Party B in writing that such last Unwind Date has so occurred before the next following Scheduled Trading Day.

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Unwind Dates:	For any Cash Settlement or Net Share Settlement with respect to any Settlement of any Transaction, each day on which Party A (or its agent or affiliate) purchases Shares in the market in connection with unwinding its commercially reasonable hedge position in connection with such Settlement, starting on the First Unwind Date for such Settlement.

First Unwind Date:	For any Cash Settlement or Net Share Settlement with respect to any Settlement of any Transaction, as designated in the relevant Settlement Notice.

Unwind Period:	For any Cash Settlement or Net Share Settlement with respect to any Settlement of any Transaction, the period starting on the First Unwind Date for such Settlement and ending on the Valuation Date for such Settlement.

Cash Settlement Valuation Disruption:	If Cash Settlement is applicable with respect to any Settlement of any Transaction and any Unwind Date during an Unwind Period is a Disrupted Day, then the 10b-18 VWAP for such Disrupted Day shall not be included in the calculation of the Settlement Price.

Market Disruption Event:	The definition of “Market Disruption Event” in Section 6.3(a) of the Equity Definitions is hereby amended by deleting the words “at any time during the one-hour period that ends at the relevant Valuation Time, Latest Exercise Time, Knock-in Valuation Time or Knock-out Valuation Time, as the case may be” and inserting the words “at any time on any Exchange Business Day during the Valuation Period” after the word “material,” in the third line thereof.

Section 6.3(d) of the Equity Definitions is hereby amended by deleting the remainder of the provision following the term “Scheduled Closing Time” in the fourth line thereof.

Settlement Terms:

Settlement:	With respect to any Transaction, any Physical Settlement, Cash Settlement or Net Share Settlement of all or any portion of such Transaction.

Settlement Notice:	For any Transaction, subject to “Early Valuation” below, Party B may elect to effect a Settlement of all or any portion of such Transaction by designating one or more Scheduled Trading Days following the Effective Date and on or prior to the Maturity Date for such Transaction to be Valuation Dates (or, with respect to Cash Settlements or Net Share Settlements, First Unwind Dates, each of which First Unwind Dates shall occur no later than the 50th Scheduled Trading Day immediately preceding the Maturity Date for such Transaction) in a written notice to Party A (a “Settlement Notice”) delivered no later than the applicable Settlement Method Election Date for such Transaction, which notice shall also specify (i) the number of Shares (the “Settlement Shares”) for such Settlement (not to exceed the number of Undesignated Shares as of the date of such Settlement Notice) and (ii) the Settlement Method applicable to such Settlement; provided that (A) Party B may not designate a First Unwind Date for a Cash Settlement or a Net Share Settlement of any Transaction if, as of the date of such Settlement Notice, any Shares have been designated as Settlement Shares for a Cash Settlement or a Net Share Settlement of such Transaction for which the

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related Relevant Settlement Date has not occurred; and (B) if the number of Undesignated Shares as of the Maturity Date for such Transaction is not zero, then the Maturity Date for such Transaction shall be a Valuation Date for a Physical Settlement of such Transaction and the number of Settlement Shares for such Settlement shall be the number of Undesignated Shares for such Transaction as of the Maturity Date for such Transaction (provided that if such Maturity Date occurs during the period from the time any Settlement Notice is given for a Cash Settlement or Net Share Settlement of such Transaction until the related Relevant Settlement Date, inclusive, then the provisions set forth below opposite “Early Valuation” shall apply to such Transaction as if the Maturity Date for such Transaction were the Early Valuation Date for such Transaction).

Undesignated Shares:	For any Transaction, as of any date, the Number of Shares for such Transaction minus the number of Shares designated as Settlement Shares for Settlements of such Transaction for which the related Relevant Settlement Date has not occurred.

Settlement Method Election:	For any Transaction, applicable; provided that:

(i) Net Share Settlement shall be deemed to be included as an additional settlement method under Section 7.1 of the Equity Definitions;

(ii) Party B may elect Cash Settlement or Net Share Settlement for any Settlement of any Transaction only if Party B represents and warrants to Party A in the Settlement Notice containing such election that, as of the date of such Settlement Notice, (A) Party B is not aware of any material nonpublic information concerning itself or the Shares, (B) Party B is electing the settlement method and designating the First Unwind Date specified in such Settlement Notice in good faith and not as part of a plan or scheme to evade compliance with Rule 10b-5 under the Exchange Act (“Rule 10b-5”) or any other provision of the federal securities laws, (C) Party B is not “insolvent” (as such term is defined under Section 101(32) of the U.S. Bankruptcy Code (Title 11 of the United States Code) (the “Bankruptcy Code”)), (D) Party B would be able to purchase a number of Shares equal to the greater of (x) the number of Settlement Shares designated in such Settlement Notice and (y) a number of Shares with a value as of the date of such Settlement Notice equal to the product of (I) such number of Settlement Shares and (II) the applicable Relevant Forward Price for such Cash Settlement or Net Share Settlement in compliance with the laws of Party B’s jurisdiction of organization and (E) such election, and settlement in accordance therewith, does not and will not violate or conflict with any law or regulation applicable to Party B, or any order or judgment of any court or other agency of government applicable to it or any of its assets, and any governmental consents that are required to have been obtained by Party B with respect to such election or settlement have been obtained and are in full force and effect and all conditions of any such consents have been complied with; and

(iii) Notwithstanding any election to the contrary in any Settlement Notice, Physical Settlement shall be applicable for any Settlement of any Transaction:

(A) to all of the Settlement Shares designated in such Settlement Notice if, at any time from the date such Settlement Notice is

5

received by Party A until the related First Unwind Date, inclusive, (I) the trading price per Share on the Exchange (as determined by Party A in a commercially reasonable manner) is below the Threshold Price or (II) Party A determines, in its good faith and commercially reasonable judgment, that it would, after using commercially reasonable efforts, be unable to purchase a number of Shares in the market sufficient to unwind a commercially reasonable hedge position in respect of the portion of such Transaction represented by such Settlement Shares and satisfy its delivery obligation hereunder, if any, by the Maturity Date (x) in a manner that (A) would, if Party A were Party B or an affiliated purchaser of Party B, be subject to the safe harbor provided by Rule 10b-18(b) under the Exchange Act and (B) based on advice of counsel, would not raise material risks under applicable securities laws or (y) due to the lack of sufficient liquidity in the Shares (each, a “Trading Condition”); or

(B)  to all or a portion of the Settlement Shares designated in such Settlement Notice if, on any day during the relevant Unwind Period, (I) the trading price per Share on the Exchange (as determined by Party A in a commercially reasonable manner) is below the Threshold Price or (II) Party A determines, in its good faith and commercially reasonable judgment or based on advice of counsel, as applicable, that a Trading Condition has occurred with respect to such Transaction, in which case the provisions set forth below in the fifth paragraph opposite “Early Valuation” shall apply as if such day were the Early Valuation Date and (x) for purposes of clause (i) of such paragraph, such day shall be the last Unwind Date of such Unwind Period and the “Unwound Shares” shall be calculated to, and including, such day and (y) for purposes of clause (ii) of such paragraph, the “Remaining Shares” shall be equal to the number of Settlement Shares designated in such Settlement Notice minus the Unwound Shares determined in accordance with clause (x) of this sentence.

Threshold Price:	For each Transaction, as specified in the Supplemental Confirmation for such Transaction, to be 50% of the Initial Forward Price for such Transaction.

Electing Party:	Party B

Settlement Method Election Date:	With respect to any Settlement of any Transaction, the 5th Scheduled Trading Day immediately preceding (x) the Valuation Date for such Transaction, in the case of Physical Settlement, or (y) the First Unwind Date for such Transaction, in the case of Cash Settlement or Net Share Settlement.

Default Settlement Method:	Physical Settlement

Physical Settlement:	Notwithstanding Section 9.2(a)(i) of the Equity Definitions, on the Settlement Date for any Physical Settlement of any Transaction, Party A shall pay to Party B an amount equal to the Forward Price for such Transaction on the relevant Valuation Date multiplied by the number of Settlement Shares for such Settlement, and Party B shall deliver to Party A such Settlement Shares.

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Settlement Date:	For any Settlement of any Transaction to which Physical Settlement is applicable, the Valuation Date for such Settlement.

Net Share Settlement:	On the Net Share Settlement Date for any Settlement of any Transaction to which Net Share Settlement is applicable, if the Net Share Settlement Amount for such Settlement is greater than zero, Party B shall deliver a number of Shares equal to such Net Share Settlement Amount (rounded down to the nearest integer) to Party A, and if such Net Share Settlement Amount is less than zero, Party A shall deliver a number of Shares equal to the absolute value of such Net Share Settlement Amount (rounded down to the nearest integer) to Party B, in either case, in accordance with Section 9.4 of the Equity Definitions, with such Net Share Settlement Date deemed to be a “Settlement Date” for purposes of such Section 9.4, and, in either case, plus cash in lieu of any fractional Shares included in such Net Share Settlement Amount but not delivered due to rounding required hereby, valued at the Settlement Price.

Net Share Settlement Date:	For any Settlement of any Transaction to which Net Share Settlement is applicable, the date that follows the Valuation Date for such Settlement by one Settlement Cycle.

Net Share Settlement Amount:	For any Settlement of any Transaction to which Net Share Settlement is applicable, an amount equal to the Forward Cash Settlement Amount for such Settlement divided by the Settlement Price.

Forward Cash Settlement Amount:	Notwithstanding Section 8.5(c) of the Equity Definitions, the Forward Cash Settlement Amount for any Cash Settlement or Net Share Settlement of any Transaction shall be equal to (i) the number of Settlement Shares for such Settlement multiplied by (ii) an amount equal to (A) the Settlement Price for such Settlement minus (B) the Relevant Forward Price for such Settlement.

Relevant Forward Price:	For any Cash Settlement of any Transaction, the arithmetic average of the Forward Prices for such Transaction on each Unwind Date relating to such Settlement.

For any Net Share Settlement of any Transaction, the weighted average of the Forward Prices for such Transactions on each Unwind Date relating to such Settlement (weighted based on the number of Shares purchased by Party A or its agent or affiliate on each such Unwind Date in connection with unwinding Party A’s commercially reasonable hedge position in connection with such Settlement, as determined by the Calculation Agent).

Settlement Price:	For any Cash Settlement of any Transaction, the arithmetic average of the 10b-18 VWAP on each Unwind Date relating to such Settlement, plus commercially reasonable commissions not to exceed USD0.03 per Share.

For any Net Share Settlement of any Transaction, the weighted average price of the purchases of Shares made by Party A (or its agent or affiliate) during the Unwind Period in connection with unwinding its

7

commercially reasonable hedge position relating to such Settlement (weighted based on the number of Shares purchased by Party A or its agent or affiliate on each Unwind Date in connection with unwinding its commercially reasonable hedge position in connection with such Settlement, as determined by the Calculation Agent), plus commercially reasonable commissions not to exceed USD0.03 per Share.

10b-18 VWAP:	For any Exchange Business Day, as determined by the Calculation Agent based on the 10b-18 Volume Weighted Average Price per Share for the regular trading session (including any extensions thereof) of the Exchange on such Exchange Business Day (without regard to pre-open or after hours trading outside of such regular trading session for such Exchange Business Day), as published by Bloomberg at 4:15 p.m. New York time (or 15 minutes following the end of any extension of the regular trading session) on such Exchange Business Day, on Bloomberg page “MPW <Equity> AQR_SEC” (or any successor thereto), or if such price is not so reported on such Exchange Business Day for any reason or is, in the Calculation Agent’s reasonable determination, erroneous, such 10b-18 VWAP shall be as reasonably determined by the Calculation Agent. For purposes of calculating the 10b-18 VWAP for such Exchange Business Day, the Calculation Agent will include only those trades that are reported during the period of time during which Party B could purchase its own shares under Rule 10b-18(b)(2) and are effected pursuant to the conditions of Rule 10b-18(b)(3), each under the Exchange Act.

Unwind Activities:	The times and prices at which Party A (or its agent or affiliate) purchases any Shares during any Unwind Period in connection with unwinding its commercially reasonable hedge position in respect of each Transaction shall be determined by Party A in a commercially reasonable manner. Without limiting the generality of the foregoing, in the event that Party A concludes, in its reasonable discretion based on advice of counsel, that it is appropriate with respect to any legal, regulatory or self-regulatory requirements or related policies and procedures (whether or not such requirements, policies or procedures are imposed by law or have been voluntarily adopted by Party A) (a “Regulatory Disruption”), for it to refrain from purchasing Shares in connection with unwinding its commercially reasonable hedge position in respect of such Transaction on any Scheduled Trading Day that would have been an Unwind Date but for the occurrence of a Regulatory Disruption, Party A may (but shall not be required to) notify Party B in writing that a Regulatory Disruption has occurred on such Scheduled Trading Day with respect to such Transaction, in which case Party A shall, to the extent practicable in its good faith discretion, specify the nature of such Regulatory Disruption, and, for the avoidance of doubt, such Scheduled Trading Day shall not be an Unwind Date for such Transaction and such Regulatory Disruption shall be deemed to be a Market Disruption Event; provided that Party A may exercise its right to suspend under this sentence only in good faith in relation to events or circumstances that are not the result of actions of it or any of its Affiliates that are taken with the intent to avoid its obligations under the Transactions.

Relevant Settlement Date:	For any Settlement of any Transaction, the Settlement Date, Cash Settlement Payment Date or Net Share Settlement Date for such Settlement, as the case may be.

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Other Applicable Provisions:	To the extent Party A is obligated to deliver Shares under any Transaction, the provisions of Sections 9.2 (last sentence only), 9.8, 9.9, 9.10, 9.11 and 9.12 of the Equity Definitions will be applicable as if “Physical Settlement” applied to such Transaction; provided that the Representation and Agreement contained in Section 9.11 of the Equity Definitions shall be modified by excluding any representations therein relating to restrictions, obligations, limitations or requirements under applicable securities laws that exist as a result of the fact that Party B is the issuer of the Shares.

Share Adjustments:

Potential Adjustment Events:	An Extraordinary Dividend shall not constitute a Potential Adjustment Event. For the avoidance of doubt, a cash dividend on the Shares that differs from expected dividends as of the Trade Date of any Transaction shall not be a Potential Adjustment Event under Section 11.2(e)(vii) of the Equity Definitions with respect to such Transaction.

Extraordinary Dividend:	For any Transaction, any dividend or distribution on the Shares with an ex-dividend date occurring on any day following the Trade Date of such Transaction (other than (i) any dividend or distribution of the type described in Section 11.2(e)(i) or Section 11.2(e)(ii)(A) of the Equity Definitions or (ii) a regular, quarterly cash dividend in an amount equal to or less than the Regular Dividend Amount for such calendar quarter for such Transaction that has an ex-dividend date no earlier than the Forward Price Reduction Date occurring in the relevant quarter for such Transaction).

Regular Dividend Amount:	For each Transaction and for each calendar quarter, the amount set forth under the heading “Regular Dividend Amounts” in the Placement Notice as amended by any corresponding Acceptance for such Transaction and for such calendar quarter (or, if no such amount is specified, an amount determined by Party A in good faith), as specified in Schedule I to the Supplemental Confirmation for such Transaction.

Method of Adjustment:	Calculation Agent Adjustment

Extraordinary Events:

Extraordinary Events:	The consequences that would otherwise apply under Article 12 of the Equity Definitions to any applicable Extraordinary Event (excluding any Failure to Deliver, Increased Cost of Hedging, Increased Cost of Stock Borrow or any Extraordinary Event that also constitutes a Bankruptcy Termination Event, but including, for the avoidance of doubt, any other applicable Additional Disruption Event) shall not apply.

Tender Offer:	Applicable; provided that Section 12.1(d) of the Equity Definitions shall be amended by replacing the reference therein to “10%” with a reference to “20%”.

Delisting:	In addition to the provisions of Section 12.6(a)(iii) of the Equity Definitions, it shall also constitute a Delisting if the Exchange is located in the United States and the Shares are not immediately re-listed, re-traded or re-quoted on any of the New York Stock Exchange, The Nasdaq Global Select Market or The Nasdaq Global Market (or their

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respective successors); if the Shares are immediately re-listed, re-traded or re-quoted on any such exchange or quotation system, such exchange or quotation system shall be deemed to be the Exchange.

Additional Disruption Events:

Change in Law:	With respect to any Transaction, applicable; provided that (A) any determination as to whether (i) the adoption of or any change in any applicable law or regulation (including, without limitation, any tax law) or (ii) the promulgation of or any change in or public announcement of the formal or informal interpretation by any court, tribunal or regulatory authority with competent jurisdiction of any applicable law or regulation (including any action taken by a taxing authority), in each case, constitutes a “Change in Law” shall be made without regard to Section 739 of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 or any similar legal certainty provision in any legislation enacted, or rule or regulation promulgated, on or after the Trade Date of such Transaction, (B) Section 12.9(a)(ii) of the Equity Definitions is hereby amended (i) by adding the words “(including, for the avoidance of doubt and without limitation, adoption or promulgation of new regulations authorized or mandated by existing statute)” after the word “regulation” in the second line thereof and (ii) by replacing the words “the interpretation” with the words “or public announcement of any formal or informal interpretation” in the third line thereof and (C) the words “, unless the illegality is due to an act or omission of the party seeking to elect termination of the Transaction with the intent to avoid its obligations under the terms of the Transaction” are added immediately following the word “Transaction” in the fifth line thereof; and provided further that Section 12.9(a)(ii) of the Equity Definitions is hereby amended by adding the phrase “and/or Hedge Position” after the word “Shares” in clause (X) thereof and (iii) by immediately following the word “Transaction” in clause (X) thereof, adding the phrase “in the manner contemplated by the Hedging Party on the Trade Date”.

Failure to Deliver:	Applicable with respect to a Transaction if Party A is required to deliver Shares under such Transaction; otherwise, Not Applicable.

Hedging Disruption:	Applicable

Increased Cost of Hedging:	Applicable; provided that Section 12.9(b)(vi) of the Equity Definitions shall be amended by (i) adding “or” before clause (B) of the second sentence thereof; (ii) deleting clause (C) of the second sentence thereof; (iii) deleting the third and fourth sentences thereof; and (iv) inserting the following language at the end of such Section: “provided, however, that any such increased tax, duty, expense or fee that occurs solely due to the deterioration of the creditworthiness of the Hedging Party relative to comparable financial institutions shall not be an Increased Cost of Hedging.”

Increased Cost of Stock Borrow:	Applicable; provided that Section 12.9(b)(v) of the Equity Definitions shall be amended by (i) adding the word “or” immediately before subsection “(B)” and deleting the comma at the end of subsection (A); (ii) deleting clause (C) of the second sentence thereof and (iii) deleting the third, fourth and fifth sentences thereof. For the avoidance of doubt, upon the announcement of any event that, if consummated, would result in a Merger Event or Tender Offer, the term “rate to borrow Shares” as

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used in Section 12.9(a)(viii) of the Equity Definitions shall include any commercially reasonable cost borne or amount payable by the Hedging Party in respect of maintaining or reestablishing its hedge position, including, but not limited to, any assessment or other amount payable by the Hedging Party to a lender of Shares in respect of any merger or tender offer premium, as applicable.

Initial Stock Loan Rate:	For each Transaction, as specified in the Supplemental Confirmation for such Transaction.

Loss of Stock Borrow:	Applicable; provided that Section 12.9(b)(iv) of the Equity Definitions shall be amended by (i) deleting clause (A) of the first sentence thereof in its entirety and (ii) deleting the words “neither the Non-Hedging Party nor the Lending Party lends Shares in the amount of the Hedging Shares or” in the second sentence thereof.

Maximum Stock Loan Rate:	For each Transaction, as specified in the Supplemental Confirmation for such Transaction.

Hedging Party:	For all applicable Additional Disruption Events, Party A

Determining Party:	For all applicable Extraordinary Events, Party A

Early Valuation:

Early Valuation:	For any Transaction, notwithstanding anything to the contrary herein, in the Agreement, in any Supplemental Confirmation or in the Equity Definitions, at any time (x) following the occurrence of a Hedging Event with respect to such Transaction, the declaration by Issuer of an Extraordinary Dividend, or an ISDA Event with respect to such Transaction or (y) if an Excess Ownership Position, an Excess Charter Ownership Position or an Excess Regulatory Ownership Position exists, Party A (or, in the case of an ISDA Event that is an Event of Default or Termination Event, the party entitled to designate an Early Termination Date in respect of such event pursuant to Section 6 of the Agreement) shall have the right to designate any Scheduled Trading Day to be the “Early Valuation Date” for such Transaction, in which case the provisions set forth in this “Early Valuation” section shall apply to such Transaction, in the case of an Event of Default or Termination Event, in lieu of Section 6 of the Agreement. For the avoidance of doubt, any amount calculated pursuant to this “Early Valuation” section as a result of an Extraordinary Dividend shall not be adjusted by the value associated with such Extraordinary Dividend.

Party A represents and warrants to and agrees with Party B, assuming the accuracy and completeness of the representations of Party B hereunder and the compliance with, and satisfaction of, the covenants and undertakings of Party B hereunder, that (i) based upon advice of counsel, Party A (A) does not know of the existence as of the date hereof of an Excess Ownership Position, an Excess Charter Ownership Position or an Excess Regulatory Ownership Position and (B) based on reasonable internal inquiry in the ordinary course of Party A’s business does not know as of the date hereof of any event or circumstance that will cause the occurrence of an Excess Ownership Position, an Excess Charter Ownership Position or an Excess Regulatory Ownership Position on any day during the term of any Transaction; (ii) Party A will

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not knowingly cause the occurrence of an Excess Ownership Position, an Excess Charter Ownership Position or an Excess Regulatory Ownership Position on any day during the term of any Transaction for the purpose, in whole or in part, of causing the occurrence of an Early Valuation Date.

Party A further represents and warrants to Party B, as of each Trade Date hereunder (without giving effect to Section 10 hereof and based on the number of Shares specified by Party B, in the most recent Placement Notice provided to Party A, as one Share less than the number of Shares that would result in an Excess Charter Ownership Position), that were Party A to receive, on such Trade Date, a number of Shares equal to the Capped Number of all Transactions then outstanding upon full Physical Settlement of all such Transactions, then an Excess Charter Ownership Position would not occur on such Trade Date.

If the Early Valuation Date for a Transaction occurs on a date that is not during an Unwind Period for such Transaction, then such Early Valuation Date shall be a Valuation Date for a Physical Settlement of such Transaction, and the number of Settlement Shares for such Settlement shall be the Number of Shares on such Early Valuation Date; provided that Party A may in its sole discretion permit Party B to elect Cash Settlement or Net Share Settlement in respect of such Transaction.

If the Early Valuation Date for a Transaction occurs during an Unwind Period for such Transaction, then (i) (A) the last Unwind Date of such Unwind Period shall be deemed to be such Early Valuation Date, (B) a Settlement shall occur in respect of such Unwind Period, and the Settlement Method elected by Party B in respect of such Settlement shall apply, and (C) the number of Settlement Shares for such Settlement shall be the number of Unwound Shares for such Unwind Period on such Early Valuation Date, and (ii) (A) such Early Valuation Date shall be a Valuation Date for an additional Physical Settlement of such Transaction (provided that Party A may in its sole discretion elect that the Settlement Method elected by Party B for the Settlement described in clause (i) of this sentence shall apply) and (B) the number of Settlement Shares for such additional Settlement shall be the number of Remaining Shares on such Early Valuation Date.

Notwithstanding the foregoing, in the case of a Nationalization or Merger Event, if at the time of the related Relevant Settlement Date the Shares have changed into cash or any other property or the right to receive cash or any other property, the Calculation Agent shall adjust the nature of the Shares as it determines appropriate to account for such change such that the nature of the Shares is consistent with what shareholders receive in such event.

ISDA Event:	(i) Any Event of Default or Termination Event, other than an Event of Default or Termination Event that also constitutes a Bankruptcy Termination Event, that gives rise to the right of either party to designate an Early Termination Date pursuant to Section 6 of the Agreement or (ii) the announcement of any event or transaction that, if consummated, would result in a Merger Event, Tender Offer, Nationalization, Delisting or Change in Law, in each case, as determined by the Calculation Agent.

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Amendment to Merger Event:	Section 12.1(b) of the Equity Definitions is hereby amended by deleting the remainder of such Section beginning with the words “in each case if the Merger Date is on or before” in the fourth to last line thereof.

Hedging Event:	In respect of any Transaction, the occurrence of any of the following on or following the first Trading Day of the Forward Hedge Selling Period: (i) (x) A Loss of Stock Borrow in connection with which Party B does not refer the Hedging Party to a satisfactory Lending Party within the required time period as provided in Section 12.9(b)(iv) of the Equity Definitions or (y) a Hedging Disruption, (ii) (A) an Increased Cost of Stock Borrow or (B) an Increased Cost of Hedging in connection with which, in the case of sub-clause (A) or (B), Party B does not elect, and so notify the Hedging Party of its election, in each case, within the required time period to either amend such Transaction pursuant to Section 12.9(b)(v)(A) or Section 12.9(b)(vi)(A) of the Equity Definitions, as applicable, or pay an amount determined by the Calculation Agent that corresponds to the relevant Price Adjustment pursuant to Section 12.9(b)(v)(B) or Section 12.9(b)(vi)(B) of the Equity Definitions, as applicable, or (iii) the occurrence of a Market Disruption Event during an Unwind Period and the continuance of such Market Disruption Event for at least eight Scheduled Trading Days.

Remaining Shares:	For any Transaction, on any day, the Number of Shares for such Transaction as of such day (or, if such day occurs during an Unwind Period for such Transaction, the Number of Shares for such Transaction as of such day minus the Unwound Shares for such Transaction for such Unwind Period on such day).

Unwound Shares:	For any Transaction, for any Unwind Period in respect of such Transaction on any day, the aggregate number of Shares with respect to which Party A has unwound its commercially reasonable hedge position in respect of such Transaction in connection with the related Settlement as of such day.

Acknowledgements:

Non-Reliance:	Applicable

Agreements and Acknowledgements Regarding Hedging Activities:	Applicable

Additional Acknowledgements:	Applicable

Transfer:	Notwithstanding anything to the contrary in the Agreement, Party A may assign, transfer and set over all rights, title and interest, powers, privileges and remedies of Party A under any Transaction, in whole or in part, to an affiliate of Party A without the consent of Party B; provided that (i) the creditworthiness of such affiliate is not, taking into account any guarantees or other credit support provided for the obligations of such affiliate, materially weaker than Party A’s creditworthiness at such time, (ii) Party B will neither (1) be required to pay, nor is there a material likelihood that it would be required to pay, an additional amount in respect of an Indemnifiable Tax under Section 2(d)(i)(4) of the Agreement, nor (2) receive a payment, nor is there a material likelihood that it would receive a payment, from which an amount has been deducted or withheld for or on account of any Indemnifiable Tax in

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respect of which the other party is not required to pay an additional amount, in either case as a result of such transfer or assignment, (iii) each of Party A and such transferee is a “dealer” within the meaning of section 1.1001-4(b)(1) of the U.S. Treasury Regulations and (iv) no Event of Default or Potential Event of Default shall have occurred with respect to either party solely as a result of such transfer and assignment.

Notwithstanding the foregoing or any other provision of this Master Confirmation or any Supplemental Confirmation to the contrary requiring or allowing Party A to purchase, sell, receive or deliver any Shares or other securities to or from Party B, Party A may designate any of its affiliates to purchase, sell, receive or deliver such Shares or other securities and otherwise to perform Party A obligations in respect of any Transaction and any such designee may assume such obligations. Party A shall be discharged of its obligations to Party B only to the extent of any such performance.

Calculation Agent:	Party A; provided that, following the occurrence and during the continuation of an Event of Default pursuant to Section 5(a)(vii) of the Agreement with respect to which Party A is the sole Defaulting Party, Party B shall have the right to select a leading dealer in the market for U.S. corporate equity derivatives reasonably acceptable to Party A to replace Party A as Calculation Agent, and the parties shall work in good faith to execute any appropriate documentation required by such replacement Calculation Agent. Following any determination or calculation by the Calculation Agent hereunder, upon a written request by Party B, the Calculation Agent will, within a commercially reasonable period of time following such request, provide to Party B by e-mail to the e-mail address provided by Party B in such written request a report (in a commonly used file format for the storage and manipulation of financial data) displaying in reasonable detail the basis for such determination or calculation, as the case may be; provided that Party A shall not be required to disclose any proprietary or confidential models of Party A or any information that is proprietary or subject to contractual, legal or regulatory obligations to not disclose such information.

Party B Payment Instructions:	To be provided by Party B

Party A Payment Instructions:	To be provided by Party A

The Office of Party B for the Transaction is:	Inapplicable, Party B is not a Multibranch Party

The Office of Party A for the Transaction is:	[DEALER TO PROVIDE]

Party B’s Contact Details for Purpose of Giving Notice:	To be provided by Party B

Party A’s Contact Details for Purpose of Giving Notice:	[DEALER TO PROVIDE]

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3.    Effectiveness. The effectiveness of each Supplemental Confirmation and the related Transaction on the Effective Date for such Supplemental Confirmation shall be subject to the satisfaction (or waiver by Party A) of the following conditions:

(a)    the representations and warranties of Party B and the Operating Partnership contained in the Distribution Agreement, and any certificate delivered pursuant thereto by Party B or the Operating Partnership, shall be true and correct on such Effective Date as if made as of such Effective Date;

(b)    each of Party B and the Operating Partnership shall have performed all of the obligations required to be performed by it under the Distribution Agreement on or prior to such Effective Date;

(c)    all of the conditions set forth in Section 5 of the Distribution Agreement shall have been satisfied;

(d)    the effective date of the effective Placement Notice (as defined in the Distribution Agreement) shall have occurred as provided in the Distribution Agreement;

(e)    all of the representations and warranties of Party B hereunder and under the Agreement shall be true and correct on such Effective Date as if made as of such Effective Date; and

(f)    Party B shall have performed all of the obligations required to be performed by it hereunder and under the Agreement on or prior to such Effective Date, including without limitation its obligations under Section 6 hereof.

Notwithstanding the foregoing or any other provision of this Master Confirmation or any Supplemental Confirmation, if, in respect of any Transaction, (x) on or prior to 9:00 a.m., New York City time, on any Settlement Date (as defined in the Distribution Agreement) in connection with Party A establishing its commercially reasonable hedge position, Party A, in its sole judgment, is unable, after using commercially reasonable efforts, to borrow and deliver for sale the full Number of Shares or (y) in Party A’s sole judgment, it would incur a stock loan cost of more than a rate equal to the Maximum Stock Loan Rate for such Transaction with respect to all or any portion of such full Number of Shares, the effectiveness of the related Supplemental Confirmation and such Transaction shall be limited to the number of Shares Party A is so able to borrow in connection with establishing its commercially reasonable hedge position for such Transaction at a cost of not more than a rate equal to the Maximum Stock Loan Rate for such Transaction, which, for the avoidance of doubt, may be zero.

4.    Additional Mutual Representations and Warranties. In addition to the representations and warranties in the Agreement, each party represents and warrants to the other party, as of the date hereof and as of each date (a “Placement Date”) when a Placement Notice with respect to a Forward (as defined in the Distribution Agreement) is delivered or the date of any Acceptance thereof, Trade Date and Forward Hedge Settlement Date (as defined in the Distribution Agreement), that it is an “eligible contract participant”, as defined in the U.S. Commodity Exchange Act (as amended), and an “accredited investor” as defined in Section 2(a)(15)(ii) of the Securities Act of 1933 (as amended) (the “Securities Act”), and is entering into each Transaction hereunder as principal and not for the benefit of any third party.

5.    Additional Representations and Warranties of Party B. In addition to the representations and warranties in the Agreement and those contained elsewhere herein, Party B represents and warrants to Party A, and agrees with Party A, as of the date hereof and as of each Placement Date, Trade Date and Forward Hedge Settlement Date, that:

(a)    without limiting the generality of Section 13.1 of the Equity Definitions, it acknowledges that Party A is not making any representations or warranties with respect to the treatment of any Transaction, including without limitation ASC Topic 260, Earnings Per Share, ASC Topic 815, Derivatives and Hedging, ASC Topic 480, Distinguishing Liabilities from Equity, ASC 815-40, Derivatives and Hedging – Contracts in Entity’s Own Equity (or any successor issue statements) or under the Financial Accounting Standards Board’s Liabilities & Equity Project;

(b)    it shall not take any action to reduce or decrease the number of authorized and unissued Shares below the sum of (i) the aggregate Number of Shares across all Transactions plus (ii) the total number of Shares issuable upon settlement (whether by net share settlement or otherwise) of any other transaction or agreement to which it is a party;

(c)    it will not repurchase any Shares if, immediately following such repurchase, the aggregate Number of Shares across all Transactions would be equal to or greater than 9.0% of the number of then-outstanding Shares and

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it will notify Party A immediately upon the announcement or consummation of any repurchase of Shares in an amount that, taken together with the amount of all repurchases since the date of the last such notice (or, if no such notice has been given, since the Trade Date), exceeds 0.5% of the number of then-outstanding Shares;

(d)    it is not entering into this Master Confirmation or any Supplemental Confirmation to create actual or apparent trading activity in the Shares (or any security convertible into or exchangeable for Shares), or to raise or depress or otherwise manipulate the price of the Shares (or any security convertible into or exchangeable for Shares) for the purpose of inducing the purchase or sale of the Shares (or any security convertible into or exchangeable for Shares) by others;

(e)    it is not aware of any material non-public information regarding itself or the Shares; it is entering into this Master Confirmation (and any Supplemental Confirmation) and will provide any Settlement Notice in good faith and not as part of a plan or scheme to evade compliance with Rule 10b-5 or any other provision of the federal securities laws; it has not entered into or altered any hedging transaction relating to the Shares corresponding to or offsetting any Transaction; and it has consulted with its own advisors as to the legal aspects of its adoption and implementation of this Master Confirmation and any Supplemental Confirmations under Rule 10b5-1 under the Exchange Act (“Rule 10b5-1”);

(f)    to its knowledge, no state or local (including non-U.S. jurisdictions) law, rule, regulation or regulatory order applicable to the Shares would give rise to any reporting, consent, registration or other requirement (including without limitation a requirement to obtain prior approval from any person or entity) as a result of Party A or its affiliates owning or holding (however defined) Shares; provided that Party B makes no such representation or warranty regarding any such requirement that is applicable generally to the ownership of equity securities by Party A;

(g)    as of any Trade Date and as of the date of any payment or delivery by Party B or Party A hereunder, it is not and will not be “insolvent” (as such term is defined under Section 101(32) of the Bankruptcy Code);

(h)    it is not, and after giving effect to the transactions contemplated hereby will not be, required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended;

(i)    it: (i) is an “institutional account” as defined in FINRA Rule 4512(c); and (ii) is capable of evaluating investment risks independently, both in general and with regard to all transactions and investment strategies involving a security or securities, and will exercise independent judgment in evaluating any recommendations of Party A or its associated persons;

(j)    ownership positions held by Party A or any of its affiliates solely in its capacity as a nominee or fiduciary do not constitute “ownership” by Party A, and Party A shall not be deemed or treated as the “owner” of such positions for purposes of the Issuer’s Articles of Incorporation; and

(k)    IT UNDERSTANDS THAT THE TRANSACTIONS ARE SUBJECT TO COMPLEX RISKS WHICH MAY ARISE WITHOUT WARNING AND MAY AT TIMES BE VOLATILE AND THAT LOSSES MAY OCCUR QUICKLY AND IN UNANTICIPATED MAGNITUDE AND IS WILLING TO ACCEPT SUCH TERMS AND CONDITIONS AND ASSUME (FINANCIALLY AND OTHERWISE) SUCH RISKS.

6.    Additional Covenants of Party B.

(a)    Party B acknowledges and agrees that any Shares delivered by Party B to Party A on any Settlement Date or Net Share Settlement Date will be (i) newly issued, (ii) approved for listing or quotation on the Exchange, subject to official notice of issuance, and (iii) registered under the Exchange Act, and, when delivered by Party A (or an affiliate of Party A) to securities lenders from whom Party A (or an affiliate of Party A) borrowed Shares in connection with hedging its exposure to any Transaction, will be freely saleable without further registration or other restrictions under the Securities Act in the hands of those securities lenders, irrespective of whether any such stock loan is effected by Party A or an affiliate of Party A. Accordingly, Party B agrees that any Shares so delivered will not bear a restrictive legend and will be deposited in, and the delivery thereof shall be effected through the facilities of, the Clearance System. In addition, Party B represents and agrees that any such Shares shall be, upon such delivery, duly and validly authorized, issued and outstanding, fully paid and nonassessable, free of any lien, charge, claim or other encumbrance.

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(b)    Party B agrees that Party B shall not enter into or alter any hedging transaction relating to the Shares corresponding to or offsetting any Transaction. Without limiting the generality of the provisions set forth opposite the caption “Unwind Activities” in Section 2 of this Master Confirmation, Party B acknowledges that it has no right to, and agrees that it will not seek to, control or influence Party A’s decision to make any “purchases or sales” (within the meaning of Rule 10b5-1(c)(1)(i)(B)(3)) under or in connection with any Transaction, including, without limitation, Party A’s decision to enter into any hedging transactions.

(c)    Party B acknowledges and agrees that any amendment, modification, waiver or termination of this Master Confirmation or any Supplemental Confirmation must be effected in accordance with the requirements for the amendment or termination of a “plan” as defined in Rule 10b5-1(c). Without limiting the generality of the foregoing, any such amendment, modification, waiver or termination shall be made in good faith and not as part of a plan or scheme to evade the prohibitions of Rule 10b-5, and no such amendment, modification or waiver shall be made at any time at which Party B or any officer, director, manager or similar person of Party B is aware of any material non-public information regarding Party B or the Shares.

(d)    Party B shall promptly provide notice thereof to Party A (i) upon the occurrence of any event that would constitute an Event of Default or a Termination Event in respect of which Party B is a Defaulting Party or an Affected Party, as the case may be, and (ii) upon announcement of any event that, if consummated, would constitute an Extraordinary Event or Potential Adjustment Event.

(e)    Neither Party B nor any of its “affiliated purchasers” (as defined by Rule 10b-18 under the Exchange Act (“Rule 10b-18”)) shall take any action that would cause any purchases of Shares by Party A or any of its Affiliates in connection with any Cash Settlement or Net Share Settlement of any Transaction not to meet the requirements of the safe harbor provided by Rule 10b-18 if such purchases were made by Party B. Without limiting the generality of the foregoing, during any Unwind Period, except with the prior written consent of Party A, Party B will not, and will cause its affiliated purchasers (as defined in Rule 10b-18) not to, directly or indirectly (including, without limitation, by means of a derivative instrument) purchase, offer to purchase, place any bid or limit order that would effect a purchase of, or announce or commence any tender offer relating to, any Shares (or equivalent interest, including a unit of beneficial interest in a trust or limited partnership or a depository share) or any security convertible into or exchangeable for the Shares.

(f)    Party B will not be subject to any “restricted period” (as such term is defined in Regulation M promulgated under the Exchange Act (“Regulation M”)) in respect of Shares or any security with respect to which the Shares are a “reference security” (as such term is defined in Regulation M) during any Unwind Period.

(g)    Party B shall: (i) prior to the opening of trading in the Shares on any day on which Party B makes, or expects to be made, any public announcement (as defined in Rule 165(f) under the Securities Act) of any Merger Transaction, notify Party A of such public announcement; (ii) promptly notify Party A following any such announcement that such announcement has been made; (iii) promptly (but in any event prior to the next opening of the regular trading session on the Exchange) provide Party A with written notice specifying (A) Party B’s average daily Rule 10b-18 Purchases (as defined in Rule 10b-18) during the three full calendar months immediately preceding the announcement date for the Merger Transaction that were not effected through Party A or its affiliates and (B) the number of Shares purchased pursuant to the proviso in Rule 10b-18(b)(4) under the Exchange Act for the three full calendar months preceding such announcement date. Such written notice shall be deemed to be a certification by Party B to Party A that such information is true and correct. In addition, Party B shall promptly notify Party A of the earlier to occur of the completion of such transaction and the completion of the vote by target shareholders. Party B acknowledges that any such notice may result in a Regulatory Disruption, a Trading Condition or, if such notice relates to an event that is also an ISDA Event, an Early Valuation, or may affect the length of any ongoing Unwind Period; accordingly, Party B acknowledges that its delivery of such notice must comply with the standards set forth in Section 6(c) above. “Merger Transaction” means any merger, acquisition or similar transaction involving a recapitalization as contemplated by Rule 10b-18(a)(13)(iv) under the Exchange Act. For the avoidance of doubt, a Merger Transaction or the announcement thereof shall not give either party the right to designate an Early Valuation Date and/or to accelerate or preclude an election by Party B of Physical Settlement, unless such Merger Transaction or the announcement thereof is also an ISDA Event.

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(h)    Party B shall promptly execute any Supplemental Confirmation delivered to Party B by Party A.

7.    Termination on Bankruptcy. The parties hereto agree that, notwithstanding anything to the contrary in the Agreement or the Equity Definitions, each Transaction constitutes a contract to issue a security of Party B as contemplated by Section 365(c)(2) of the Bankruptcy Code and that each Transaction and the obligations and rights of Party B and Party A thereunder (except for any liability as a result of breach of any of the representations or warranties provided by Party B in Section 4 or Section 5 above) shall immediately terminate, without the necessity of any notice, payment (whether directly, by netting or otherwise) or other action by Party B or Party A, if, on or prior to the final Settlement Date, Cash Settlement Payment Date or Net Share Settlement Date of any Transaction, an Insolvency Filing occurs or any other proceeding commences with respect to Party B under the Bankruptcy Code (a “Bankruptcy Termination Event”).

8.    Additional Provisions.

(a)    Party A acknowledges and agrees that Party B’s obligations under the Transactions are not secured by any collateral and that neither this Master Confirmation not any Supplemental Confirmations are not intended to convey to Party A rights with respect to the transactions contemplated hereby that are senior to the claims of common stockholders in any U.S. bankruptcy proceedings of Party B; provided that nothing herein shall limit or shall be deemed to limit Party A’s right to pursue remedies in the event of a breach by Party B of its obligations and agreements with respect to this Master Confirmation, any Supplemental Confirmation or the Agreement; provided further that nothing herein shall limit or shall be deemed to limit Party A’s rights in respect of any transaction other than the Transactions to which this Master Confirmation relates.

(b)    [Reserved]

(c)    The parties hereto intend for:

(i)    each Transaction to be a “securities contract” as defined in Section 741(7) of the Bankruptcy Code, and the parties hereto to be entitled to the protections afforded by, among other Sections, Sections 362(b)(6), 362(b)(27), 362(o), 546(e), 546(j), 555 and 561 of the Bankruptcy Code;

(ii)    the rights given to Party A pursuant to “Early Valuation” in Section 2 above to constitute “contractual rights” to cause the liquidation of a “securities contract” and to set off mutual debts and claims in connection with a “securities contract”, as such terms are used in Sections 555 and 362(b)(6) of the Bankruptcy Code;

(iii)    any cash, securities or other property provided as performance assurance, credit support or collateral with respect to any Transaction to constitute “margin payments” and “transfers” under a “securities contract” as defined in the Bankruptcy Code;

(iv)    all payments for, under or in connection with any Transaction, all payments for Shares and the transfer of Shares to constitute “settlement payments” and “transfers” under a “securities contract” as defined in the Bankruptcy Code; and

(v)    any or all obligations that either party has with respect to this Master Confirmation, any Supplemental Confirmation or the Agreement to constitute property held by or due from such party to margin, guaranty or settle obligations of the other party with respect to the transactions under the Agreement (including the Transactions) or any other agreement between such parties.

(d)    Notwithstanding any other provision of the Agreement, this Master Confirmation or any Supplemental Confirmation, in no event will Party B be required to deliver in the aggregate in respect of all Settlement Dates, Net

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Share Settlement Dates or other dates on which Shares are delivered in respect of any amount owed under a Transaction a number of Shares greater than two times the Number of Shares for such Transaction as of the Trade Date for such Transaction (the “Capped Number”). The Capped Number shall be subject to adjustment only on account of (x) Potential Adjustment Events of the type specified in (1) Sections 11.2(e)(i) through (vi) of the Equity Definitions or (2) Section 11.2(e)(vii) of the Equity Definitions so long as, in the case of this sub-clause (2), such event is within Issuer’s control, (y) Merger Events requiring corporate action of Issuer (or any surviving entity of the Issuer hereunder in connection with any such Merger Event) and (z) Announcement Events that are not outside Issuer’s control. Party B represents and warrants to Party A (which representation and warranty shall be deemed to be repeated on each day that any Transaction is outstanding) that the aggregate Capped Number of the Transactions is equal to or less than the number of authorized but unissued Shares that are not reserved for future issuance in connection with transactions in the Shares (other than the Transactions) on the date of the determination of the Capped Number (such Shares, the “Available Shares”). In the event Party B shall not have delivered the full number of Shares otherwise deliverable as a result of this Section 8(d) (the resulting deficit, the “Deficit Shares”), Party B shall be continually obligated to deliver Shares, from time to time until the full number of Deficit Shares have been delivered pursuant to this paragraph, when, and to the extent that, (A) Shares are repurchased, acquired or otherwise received by Party B or any of its subsidiaries after the applicable Trade Date (whether or not in exchange for cash, fair value or any other consideration), (B) authorized and unissued Shares reserved for issuance in respect of other transactions prior to such date which prior to the relevant date become no longer so reserved and (C) Party B additionally authorizes any unissued Shares that are not reserved for other transactions (such events as set forth in clauses (A), (B) and (C) above, collectively, the “Share Issuance Events”). Party B shall promptly notify Party A of the occurrence of any of the Share Issuance Events (including the number of Shares subject to clause (A), (B) or (C) and the corresponding number of Shares to be delivered) and, as promptly as reasonably practicable, deliver such Shares thereafter. Party B shall not, until Party B’s obligations under each Transaction have been satisfied in full, use any Shares that become available for potential delivery to Party A as a result of any Share Issuance Event for the settlement or satisfaction of any transaction or obligation other than the Transactions or reserve any such Shares for future issuance for any purpose other than to satisfy Party B’s obligations to Party A under the Transactions.

(e)    The parties intend for this Master Confirmation and each Supplemental Confirmation to constitute a “Contract” as described in the letter dated October 6, 2003 submitted on behalf of Goldman, Sachs & Co. to Paula Dubberly of the staff of the Securities and Exchange Commission (the “Staff”) to which the Staff responded in an interpretive letter dated October 9, 2003.

(f)    The parties intend for each Transaction (taking into account purchases of Shares in connection with any Cash Settlement or Net Share Settlement of any Transaction) to comply with the requirements of Rule 10b5-1(c)(1)(i)(A) under the Exchange Act and for this Master Confirmation and each Supplemental Confirmation to constitute a binding contract or instruction satisfying the requirements of 10b5-1(c) and to be interpreted to comply with the requirements of Rule 10b5-1(c).

(g)    Notwithstanding any provisions of the Agreement, all communications relating to any Transaction or the Agreement shall be transmitted exclusively through Party A at [DEALER TO PROVIDE].

(h)    Party B acknowledges that:

(i)    during the term of any Transaction, Party A and its affiliates may buy or sell Shares or other securities or buy or sell options or futures contracts or enter into swaps or other derivative securities in order to establish, adjust or unwind its hedge position with respect to any Transaction;

(ii)    Party A and its affiliates may also be active in the market for the Shares and derivatives linked to the Shares other than in connection with hedging activities in relation to any Transaction, including acting as agent or as principal and for its own account or on behalf of customers;

(iii)    Party A shall make its own determination as to whether, when or in what manner any hedging or market activities in Party B’s securities shall be conducted and shall do so in a manner that it deems appropriate to hedge its price and market risk with respect to the Forward Price and the Settlement Price of any Transaction;

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(iv)    any market activities of Party A and its affiliates with respect to the Shares may affect the market price and volatility of the Shares, as well as the Forward Price and the Settlement Price of any Transaction, each in a manner that may be adverse to Party B; and

(v)    each Transaction is a derivatives transaction; Party A may purchase or sell shares for its own account at an average price that may be greater than, or less than, the price received by Party B under the terms of any Transaction.

9.    Indemnification. Party B agrees to indemnify and hold harmless Party A, its affiliates and its assignees and their respective directors, officers, employees, agents and controlling persons (Party A and each such person being an “Indemnified Party”) from and against any and all losses (excluding, for the avoidance of doubt, financial losses resulting from the economic terms of any Transaction), claims, damages and liabilities (or actions in respect thereof), joint or several, incurred by or asserted against such Indemnified Party arising out of any breach of any covenant or representation made by Party B in this Master Confirmation, any Supplemental Confirmation or the Agreement. Party B will not be liable under the foregoing indemnification provision to the extent that any loss, claim, damage, liability or expense is found in a nonappealable judgment by a court of competent jurisdiction to have resulted from Party A’s willful misconduct, gross negligence or bad faith in performing the services that are subject of any Transaction. If for any reason the foregoing indemnification is unavailable to any Indemnified Party or insufficient to hold harmless any Indemnified Party, then Party B shall contribute, to the maximum extent permitted by law, to the amount paid or payable by the Indemnified Party as a result of such loss, claim, damage or liability. In addition, Party B will reimburse any Indemnified Party for all reasonable expenses (including reasonable counsel fees and expenses) as they are incurred in connection with the investigation of, preparation for or defense or settlement of any pending or threatened claim or any action, suit or proceeding arising therefrom, whether or not such Indemnified Party is a party thereto and whether or not such claim, action, suit or proceeding is initiated or brought by or on behalf of Party B. Party B also agrees that no Indemnified Party shall have any liability to Party B or any person asserting claims on behalf of or in right of Party B in connection with or as a result of any matter referred to in this Master Confirmation or any Supplemental Confirmation except to the extent that any losses, claims, damages, liabilities or expenses incurred by Party B result from the gross negligence, willful misconduct or bad faith of the Indemnified Party. The provisions of this Section 9 shall survive the completion of the Transactions contemplated by this Master Confirmation and any Supplemental Confirmation and any assignment and/or delegation of any Transaction made pursuant to the Agreement or this Master Confirmation (or any Supplemental Confirmation) shall inure to the benefit of any permitted assignee of Party A. For the avoidance of doubt, any payments due as a result of this provision may not be used to set off any obligation of Party A upon settlement of any Transaction.

10.    Beneficial Ownership. Notwithstanding anything to the contrary in the Agreement, this Master Confirmation or any Supplemental Confirmation, in no event shall Party A be entitled to receive, or be deemed to receive, Shares to the extent that, (i) upon such receipt of such Shares, the “beneficial ownership” (within the meaning of Section 13(d) of the Exchange Act and the rules promulgated thereunder) of Shares by Party A, any other person that would have beneficial ownership of such Shares (any such person, an “Additional Owner,” which shall include without limitation any of Party’s affiliates’ business units subject to aggregation with Party A for purposes of the “beneficial ownership” test under Section 13(d) of the Exchange Act), or any “group” (within the meaning of Rule 13d-5(b)(1) under the Exchange Act) of which Party A or any Additional Owner is a member (any such group, a “Party A Group”), would be equal to or greater than 4.5% of the outstanding Shares (such condition, an “Excess Ownership Position”), (ii) the receipt of such Shares would result in a violation of any restriction on ownership and transfer set forth in Section 6.2.1(a) of Party B’s Second Articles of Amendment and Restatement, as amended, taking into account any waivers that are then in effect (such condition, the “Excess Charter Ownership Position”) or (iii) upon such receipt of such Shares, Party A, any Party A Group or any Additional Owner (any of Party A, any Party A Group or any Additional Owner, a “Party A Person”) under Sections 3-601 through 3-603 of the Maryland Code (Corporations and Associations) or any state or federal bank holding company or banking laws, or any federal, state or local laws, regulations or regulatory orders applicable to ownership of Shares (“Applicable Laws”), would own, beneficially own, constructively own, control, hold the power to vote or otherwise meet a relevant definition of ownership in excess of a number of Shares equal to (x) the lesser of (A) the maximum number of Shares that would be permitted under Applicable Laws and (B) the number of Shares that would give rise to reporting or registration obligations or other requirements (including obtaining prior approval by a state or federal regulator) of a Party A Person under Applicable Laws and with respect to which such requirements have not been met or the relevant approval has not been received or that would give rise to any consequences under the constitutive documents of Party B) or any contract or

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agreement to which Party B is a party, in each case minus (y) 1% of the number of Shares outstanding on the date of determination (such condition described in clause (iii), an “Excess Regulatory Ownership Position”). If any delivery owed to Party A hereunder is not made, in whole or in part, as a result of this provision, (i) Party B’s obligation to make such delivery shall not be extinguished and Party B shall make such delivery as promptly as practicable after, but in no event later than one Exchange Business Day after, Party A gives notice to Party B that such delivery would not result in (x) any Party A Person directly or indirectly so beneficially owning in excess of 9.0% of the outstanding Shares or (y) the occurrence of an Excess Charter Ownership Position or Excess Regulatory Ownership Position and (ii) if such delivery relates to a Physical Settlement, notwithstanding anything to the contrary herein, Party A shall not be obligated to satisfy the portion of its payment obligation corresponding to any Shares required to be so delivered until the date Party B makes such delivery. Upon request of Party A, Party B shall promptly confirm to Party A the number of Shares then outstanding and Party A shall then promptly advise Party B with respect to any limitations under this Section 10 applicable to any anticipated delivery of Shares hereunder; provided, however, that neither a failure by Party B to notify Party A of the number of Shares then outstanding nor a failure of Party A to advise Party B with respect to any applicable limitations shall be deemed a default hereunder and notwithstanding such failure the remainder of this Section 10 shall continue to apply. For the avoidance of doubt, any delivery of Shares made by Party B to Party A that Party A was not entitled to receive under the terms of this Section 10 shall not be deemed to satisfy any of the delivery obligations of Party B hereunder and Party A shall promptly return such Shares to Party B, pending which Party A shall be deemed to hold any such Shares solely as custodian for the benefit of Party B.

11.    Non-Confidentiality. The parties hereby agree that (i) effective from the date of commencement of discussions concerning any Transaction, Party B and each of its employees, representatives, or other agents may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of such Transaction and all materials of any kind, including opinions or other tax analyses, provided by Party A and its affiliates to Party B relating to such tax treatment and tax structure; provided that the foregoing does not constitute an authorization to disclose the identity of Party A or its affiliates, agents or advisers, or, except to the extent relating to such tax structure or tax treatment, any specific pricing terms or commercial or financial information, and (ii) Party A does not assert any claim of proprietary ownership in respect of any description contained herein or therein relating to the use of any entities, plans or arrangements to give rise to a particular United States federal income tax treatment for Party B.

12.    Restricted Shares. If Party B is unable to comply with the covenant of Party B contained in Section 6(a) above or Party A otherwise determines in its reasonable opinion that any Shares to be delivered to Party A by Party B under any Transaction may not be freely returned by Party A to securities lenders as described in the covenant of Party B contained in Section 6(a) above, then delivery of any such Settlement Shares (the “Unregistered Settlement Shares”) shall be effected pursuant to Annex B hereto, unless waived by Party A

13.    Use of Shares. Party A acknowledges and agrees that, except in the case of a Private Placement Settlement, Party A shall use any Shares delivered by Party B to Party A on any Settlement Date with respect to any Transaction to return to securities lenders to close out borrowings created by Party A in connection with its hedging activities related to exposure under such Transaction or otherwise in compliance with applicable law.

14.    Rule 10b-18. In connection with bids and purchases of Shares in connection with any Net Share Settlement or Cash Settlement of any Transaction, Party A shall use commercially reasonable efforts to conduct its activities, or cause its affiliates to conduct their activities, in a manner consistent with the requirements of the safe harbor provided by Rule 10b-18 under the Exchange Act, as if such provisions were applicable to such purchases and taking into account any applicable Securities and Exchange Commission no-action letters as appropriate, and subject to any delays between the execution and reporting of a trade of the Shares on the Exchange and other circumstances beyond Party A’s control.

15.    Governing Law. Notwithstanding anything to the contrary in the Agreement, the Agreement, this Master Confirmation, any Supplemental Confirmation and all matters arising in connection with the Agreement, this Master Confirmation or any Supplemental Confirmation shall be governed by, and construed and enforced in accordance with, the laws of the State of New York (without reference to its choice of laws doctrine other than Title 14 of Article 5 of the New York General Obligations Law).

16.    Set-Off. Each party waives any and all rights it may have to set-off delivery or payment obligations it owes to the other party under any Transaction against any delivery or payment obligations owed to it by the other party, whether arising under the Agreement, under any other agreement between parties hereto, by operation of law or otherwise.

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17.    Staggered Settlement. Notwithstanding anything to the contrary herein, Party A may, by prior notice to Party B, satisfy its obligation to deliver any Shares or other securities on any date due (an “Original Delivery Date”) by making separate deliveries of Shares or such securities, as the case may be, at more than one time on or prior to such Original Delivery Date, so long as the aggregate number of Shares and other securities so delivered on or prior to such Original Delivery Date is equal to the number required to be delivered on such Original Delivery Date.

18.    WAIVER OF RIGHT TO TRIAL BY JURY. EACH OF PARTY A AND PARTY B HEREBY IRREVOCABLY WAIVES (ON SUCH PARTY’S OWN BEHALF AND, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ON BEHALF OF SUCH PARTY’S STOCKHOLDERS) ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS MASTER CONFIRMATION OR ANY SUPPLEMENTAL CONFIRMATION OR THE ACTIONS OF PARTY A, PARTY B OR THEIR AFFILIATES IN THE NEGOTIATION, PERFORMANCE OR ENFORCEMENT HEREOF.

19.    JURISDICTION. THE PARTIES HERETO IRREVOCABLY SUBMIT TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK AND THE UNITED STATES COURT FOR THE SOUTHERN DISTRICT OF NEW YORK IN CONNECTION WITH ALL MATTERS RELATING HERETO AND WAIVE ANY OBJECTION TO THE LAYING OF VENUE IN, AND ANY CLAIM OF INCONVENIENT FORUM WITH RESPECT TO, THESE COURTS.

20.    Counterparts. This Master Confirmation may be executed in any number of counterparts, all of which shall constitute one and the same instrument, and any party hereto may execute this Master Confirmation by signing and delivering one or more counterparts.

21.    Delivery of Cash. For the avoidance of doubt, nothing in this Master Confirmation or any Supplemental Confirmation shall be interpreted as requiring Party B to deliver cash or other assets in respect of the settlement of any Transaction, except in circumstances where the required cash or other asset settlement thereof is permitted for classification of the contract as equity by ASC 815-40, Derivatives and Hedging – Contracts in Entity’s Own Equity, as in effect on the Trade Date.

22.    Adjustments. For the avoidance of doubt, whenever the Calculation Agent, the Hedging Party or the Determining Party is called upon to make an adjustment pursuant to the terms of this Master Confirmation, any Supplemental Confirmation or the Equity Definitions to take into account the effect of an event, the Calculation Agent, the Hedging Party or the Determining Party, as applicable, shall do so in good faith and in a commercially reasonable manner and shall make such adjustment by reference to the effect of such event on the Hedging Party, assuming that the Hedging Party maintains a commercially reasonable hedge position at the time of the event.

23.    Ownership Limit. Party B represents and undertakes to Party A that Party A, solely in its capacity as “Forward Purchaser” or “Forward Seller” (each as defined in the Underwriting Agreement) and solely with respect to its entering into and consummating the transactions contemplated by this Master Confirmation, any Supplemental Confirmation and the Distribution Agreement, will not, either individually or collectively with any other Forward Purchasers or Forward Sellers, be subject to the ownership limitations set forth in clauses (1) and (2) of Section 6.2.1(a)(i) of Party B’s Second Articles of Amendment and Restatement, as amended.

24.    Other Forwards. Party B agrees that it shall not (x) cause to occur, or permit to exist, any Forward Hedge Selling Period at any time there is (1) a “Forward Hedge Selling Period” (or equivalent concept) relating to any other issuer forward sale or similar transaction (including, without limitation, any “Transaction” under (as and defined under) any substantially identical master forward confirmation) with any financial institution other than Party A (an “Other Forward Transaction”), (2) any “Unwind Period” (or equivalent concept) hereunder or under any Other Forward Transaction or (3) any other period in which Party B directly or indirectly issues and sells Shares pursuant to an underwriting agreement (or similar agreement including, without limitation, any equity distribution agreement) (such period, a “Selling Period”) that Party B enters into with any financial institution other than Party A, or (y) cause to occur, or permit to exist, any Unwind Period at any time there is (1) an “Unwind Period” (or equivalent concept) under any Other Forward Transaction, (2) a “Forward Hedge Selling Period” (or equivalent concept) under any Other Forward Transaction or (3) any Selling Period.

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25.    [Matters Relating to Agent. Agent is acting as agent for Party A in connection with this Master Confirmation, any Supplemental Confirmation and the Agreement. As such all delivery of funds, assets, notices, demands and communications of any kind relating to this Master Confirmation, any Supplemental Confirmation or the Agreement and any Transaction between Party A and Party B shall be transmitted exclusively through Agent. Agent has no obligation by way of issuance, endorsement, guarantee or otherwise with respect to the performance of either Party A or Party B under this Master Confirmation, any Supplemental Confirmation or the Agreement.]

26.    Tax Matters.

(a)    For the purpose of Section 3(f) of the Agreement:

(i)	Party A makes the following representations: [DEALER TO PROVIDE]

(ii)	Party B makes the following representations:

A.	It is a “U.S. person” (as that term is used in Treasury Regulation section 1.1441-4(a)(3)(ii) for U.S. federal income tax purposes.

B.	It is a corporation for U.S. federal income tax purposes and is organized under the laws of the State of Maryland, and is an exempt recipient under Treasury Regulation section 1.6049-4(c)(1)(ii)(J).

(b)    Withholding Tax imposed on payments to non-US counterparties under the United States Foreign Account Tax Compliance Act. “Indemnifiable Tax”, as defined in Section 14 of the Agreement, shall not include any U.S. federal withholding tax imposed or collected pursuant to Sections 1471 through 1474 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), any current or future regulations or official interpretations thereof, any agreement entered into pursuant to Section 1471(b) of the Code, or any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement entered into in connection with the implementation of such Sections of the Code (a “FATCA Withholding Tax”). For the avoidance of doubt, a FATCA Withholding Tax is a Tax the deduction or withholding of which is required by applicable law for the purposes of Section 2(d) of the Agreement.

(c)    871(m) Protocol. The parties agree that the definitions and provisions contained in the ISDA 2015 Section 871(m) Protocol, as published by ISDA and as may be amended, supplemented, replaced or superseded from time to time shall be incorporated into and apply to the Agreement solely for purposes of this Master Confirmation as if set forth in full herein.

(d)    Tax documentation. For the purposes of Sections 4(a)(i) and 4(a)(ii) of the Agreement, Party B shall provide to Party A a valid and duly executed U.S. Internal Revenue Service Form [W-9], or any successor thereto[, and Party A shall provide to Party B a valid and duly executed U.S. Internal Revenue Service Form [W-9] (with any accompanying required documentation) or any successor thereto] (i) on or before the date of execution of this Master Confirmation; (ii) promptly upon reasonable demand by Party A; and (iii) promptly upon learning that any such tax form previously provided has become invalid, obsolete, or incorrect. Additionally, Party B or Party A shall, promptly upon reasonable request by the other party, provide such other tax forms and documents reasonably requested by such other party.

(e)    Change of Account. Section 2(b) of the Agreement is hereby amended by the addition of the following after the word “delivery” in the first line thereof: “to another account in the same legal and tax jurisdiction”.

27.    [ISDA EMIR PR/DR Protocol. The parties agree that the definitions and provisions contained in Part I to III of the Attachment to the ISDA 2013 EMIR Portfolio Reconciliation, Dispute Resolution and Disclosure Protocol published by the International Swaps and Derivatives Association, Inc. on July 19, 2013 (the “EMIR PR/DR

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Protocol”) are hereby incorporated into and apply to the Agreement as if set forth in full herein with effect from the date of the Agreement and for the purposes of those provision:

(i)	Party A shall be a Portfolio Data Sending Entity;

(ii)	Party B shall be a Portfolio Data Receiving Entity;

(iii)	The following place(s) are specified for the purposes of the definition of Local Business Day as it applies to:

Party A: [DEALER TO PROVIDE]; and

Party B: New York;

(iv)	With respect to Part I(3)(A) of the Attachment to the EMIR Protocol:

Party A appoints the following Affiliates: None;

Party B appoints the following Affiliates: None;

(v)	With respect to Part I(3) of the Attachment to the EMIR Protocol:

Party A confirms that it adheres as a Party that may use a Third Party Service Provider;

Party B confirms that it adheres as a Party that may use a Third Party Service Provider;

(vi)	Party A agrees that the following items may be delivered to it at the contact details shown:

In respect of Portfolio Data, Notice of Discrepancy and any Dispute Notice: [DEALER TO PROVIDE]

(vii)	Party B agrees that the following items may be delivered to it at the contact details shown:

Portfolio Data: [COMPANY TO PROVIDE];

Notice of a discrepancy: [COMPANY TO PROVIDE];

Dispute Notice: [COMPANY TO PROVIDE]]

28.    [EMIR NFC Representation Protocol. The amendments set out in the Attachment to the ISDA 2013 EMIR NFC Representation Protocol published by the International Swaps and Derivatives Association, Inc. on March 8, 2013 and available on the ISDA website (www.isda.org) shall be made to the Agreement. For the purposes of such amendments, the parties agree that: (i) each reference to “Covered Master Agreement” will be deemed to be a reference to the Agreement; (ii) the Implementation Date will be the date of this Master Confirmation; (iii) Party A will be deemed to be a party which adheres to the Protocol as a party which is a financial counterparty; (iv) Party B will be deemed to be a party which adheres to the Protocol as a party making the NFC Representation; and (v) each reference to Adherence Letter will be disregarded. For the purposes of Section 3 of the Agreement, Party B represents and warrants on a continuous basis that it is a non-financial counterparty under the clearing threshold for the purposes of Regulation (EU) No. 648/2012 of the European Parliament and of the Council on OTC derivatives, central counterparties and trade repositories. Party B undertakes promptly to inform Party A if such representation is or becomes untrue or incorrect.]

29.    [Bank Resolution and Recovery Directive. Notwithstanding and to the exclusion of any other term of this Master Confirmation, any Supplemental Confirmation, the Agreement or any other agreements, arrangements, or understanding between the parties, each counterparty to a BRRD Party acknowledges and accepts that a BRRD Liability arising under this Master Confirmation, any Supplemental Confirmation or the Agreement may be subject to

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the exercise of Bail-in Powers by the Relevant Resolution Authority, and acknowledges, accepts, and agrees to be bound by:

the effect of the exercise of Bail-in Powers by the Relevant Resolution Authority in relation to any BRRD Liability of the relevant BRRD Party to it under this Master Confirmation, any Supplemental Confirmation or the Agreement, that (without limitation) may include and result in any of the following, or some combination thereof:

(i)    the reduction of all, or a portion, of the BRRD Liability or outstanding amounts due thereon;

(ii)    the conversion of all, or a portion, of the BRRD Liability into shares, other securities or other obligations of the relevant BRRD Party or another person, and the issue to or conferral on it of such shares, securities or obligations;

(iii)    the cancellation of the BRRD Liability;

(iv)    the amendment or alteration of any interest, if applicable, thereon, the maturity or the dates on which any payments are due, including by suspending payment for a temporary period;

(v)    the variation of the terms of this Master Confirmation, any Supplemental Confirmation or the Agreement, as deemed necessary by the Relevant Resolution Authority, to give effect to the exercise of Bail-in Powers by the Relevant Resolution Authority.

For purposes herein:

“Bail-in Legislation” means in relation to a member state of the European Economic Area which has implemented, or which at any time implements, the BRRD, the relevant implementing law, regulation, rule or requirement as described in the EU Bail-in Legislation Schedule from time to time.

“BRRD Liability” means a liability in respect of which the relevant Write Down and Conversion Powers in the applicable Bail-in Legislation may be exercised.

“BRRD Party” means an institution or entity referred to in point (b), (c) or (d) of Article 1(1) BRRD.

“Bail-in Powers” means any Write-down and Conversion Powers as defined in the EU Bail-in Legislation Schedule, in relation to the relevant Bail-in Legislation.

“BRRD” means Directive 2014/59/EU establishing a framework for the recovery and resolution of credit institutions and investment firms.

“EU Bail-in Legislation Schedule” means the document described as such, then in effect, and published by the Loan Market Association (or any successor person) from time to time at http://www.lma.eu.com/pages.aspx?p=499.

“Relevant Resolution Authority” means the resolution authority with the ability to exercise any Bail-in Powers in relation to the relevant BRRD Party.]

30.    [Banking Act 2009.

(a)    Beneficiary Agreement.

(i)    Subject to this paragraph (i), the parties agree that, notwithstanding any conflicting terms of this Master Confirmation, any Supplemental Confirmation or the Agreement, if a:

(1)    Crisis Prevention Measure;

(2)    Crisis Management Measure; or

(3)    Recognised Third-Country Resolution Action,

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is taken in relation to Party A or an Affiliate, Party B shall be only entitled to exercise Termination Rights under, or rights to enforce a Security Interest in connection with, the Agreement to the extent that Party B would be entitled to do so under the Special Resolution Regime if the Agreement were governed by the laws of any part of the United Kingdom.

(ii)    For the purpose of paragraph (i) above, section 48Z of the Banking Act 2009 is to be disregarded to the extent that it relates to a Crisis Prevention Measure other than the making of a mandatory reduction instrument by the Bank of England under section 6B of the Banking Act 2009.

(b)    Definitions. For the purposes of paragraph (a) above:

“CRR” means Regulation (EU) No 575/2013 of the European Parliament and of the Council of 26 June 2013 on prudential requirements for credit institutions and investment firms and amending Regulation (EU) No 648/2012;

“Crisis Management Measure”, “Crisis Prevention Measure”, “Group” and “Recognised Third-Country Resolution Action” have the meanings given in section 48Z(1) of the Banking Act 2009;

“Security Interest” has the meaning given in section 70B(7) of the Banking Act 2009;

“Special Resolution Regime” means the provisions of Part I of the Banking Act 2009 and any measure taken under that Part;

“Termination Right” means the following rights and provisions:

(a)    a “termination right” as defined in section 70C(10) of the Banking Act 2009;

(b)    a “default event provision” as defined in section 48Z(1) of the Banking Act 2009 that would apply as a consequence of:

(i)    a Crisis Prevention Measure, Crisis Management Measure or Recognised Third-Country Resolution Action; or

(ii)     the occurrence of any event directly linked to the application of such a measure or action.

“Third Country” means a territory or country that is not an EEA state.]

31.    [Recognition of U.S. Special Resolution Regimes. For purposes of this Section 31, references to “this Agreement” shall be deemed to be references to this Master Confirmation, any Supplemental Confirmation and the Agreement.

(a)    (i) In the event Party A becomes subject to a proceeding under the FDI Act or OLA (together, the “U.S. Special Resolution Regimes”), the transfer of this Agreement or any other Relevant Agreement, and any interest and obligation in or under, and any property securing, this Agreement or such other Relevant Agreement, from Party A will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement or such other Relevant Agreement, and any interest and obligation in or under, and any property securing, this Agreement or such other Relevant Agreement, as the case may be, were governed by the laws of the United States or a State of the United States.

(ii) In the event Party A or any Party A Affiliate becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights with respect to this Agreement or any other Relevant Agreement that may be exercised against Party A are permitted to be exercised to no greater extent than such Default Rights could be exercised under such U.S. Special Resolution Regime if this Agreement or such other Relevant Agreement as the case may be, were governed by the laws of the United States or a State of the United States.

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(b)    Limitation on Exercise of Certain Default Rights Related to a Party A Affiliate’s Entry Into Insolvency Proceedings. Notwithstanding anything to the contrary in this Agreement or any other agreement, the parties hereto expressly acknowledge and agree that subject to Section 31(c), Party B shall not be permitted to exercise any Default Right against Party A with respect to this Agreement or any other Relevant Agreement that is related, directly or indirectly, to a Party A Affiliate becoming subject to an Insolvency Proceeding.

(c)    General Creditor Protections. Nothing in Section 31(b) shall restrict the exercise by Party B of any Default Right against Party A with respect to this Agreement or any other Relevant Agreement that arises as a result of:

(i) Party A becoming subject to an Insolvency Proceeding; or

(ii) Party A not satisfying a payment or delivery obligation pursuant to (A) this Agreement or any other Relevant Agreement, or (B) another contract between Party A and Party B that gives rise to a Default Right under this Agreement or any other Relevant Agreement.

(d)    Burden of Proof. After a Party A Affiliate has become subject to an Insolvency Proceeding, if Party B seeks to exercise any Default Right with respect to this Agreement or any other Relevant Agreement, Party B shall have the burden of proof, by clear and convincing evidence, that the exercise of such Default Right is permitted hereunder or thereunder.

(e)    Applicability of Section 31(a). The requirements of Section 31(a) apply notwithstanding Section 31(b) and Section 31(c).

(f)    General Conditions

(i) Effective Date. The provisions set forth in Section 31 will come into effect on the later of the Applicable Compliance Date and the date of this Agreement.

(ii) Prior Adherence to the U.S. Protocol. If Party A and Party B have adhered to the ISDA U.S. Protocol prior to the date of this Agreement, the terms of the ISDA U.S. Protocol shall be incorporated into and form a part of this Agreement and shall replace the terms of this Section 31. For purposes of incorporating the ISDA U.S. Protocol, Party A shall be deemed to be a Regulated Entity, Party B shall be deemed to be an Adhering Party and the Agreement shall be deemed to be a Protocol Covered Agreement.

(iii) Subsequent Adherence to the U.S. Protocol. If, after the date of this Agreement, both Party A and Party B shall have become adhering parties to the ISDA U.S. Protocol, the terms of the ISDA U.S. Protocol will supersede and replace this Section 31.

(g)    Definitions. For the purposes of Section 31, the following definitions apply:

“Applicable Compliance Date” with respect to this Agreement shall be determined as follows: (a) if Party B is an entity subject to the requirements of the QFC Stay Rules, January 1, 2019, (b) if Party B is a Financial Counterparty (other than a Small Financial Institution) that is not an entity subject to the requirements of the QFC Stay Rules, July 1, 2019 and (c) if Party B is not described in clause (a) or (b), January 1, 2020.

“BHC Affiliate” has the same meaning as the term “affiliate” as defined in, and shall be interpreted in accordance with, 12 U.S.C. 1813(w) and 12 U.S.C. 1841(k).

“Consolidated Affiliate” has the same meaning specified in, and shall be interpreted in accordance with, 12 C.F.R. 252.81, 12 C.F.R. 382.1 and 12 C.F.R. 47.2.

27

“Credit Enhancement” means, with respect to this Agreement or any other Relevant Agreement, any credit enhancement or other credit support arrangement in support of the obligations of Party A or Party B hereunder or thereunder or with respect hereto or thereto, including any guarantee or collateral arrangement (including any pledge, charge, mortgage or other security interest in collateral or title transfer arrangement), trust or similar arrangement, letter of credit, transfer of margin or any similar arrangement.

“Default Right” means, with respect to this Agreement (including any Transaction or Confirmation hereunder) or any other Relevant Agreement, any:

(i) right of a party, whether contractual or otherwise (including, without limitation, rights incorporated by reference to any other contract, agreement, or document, and rights afforded by statute, civil code, regulation, and common law), to liquidate, terminate, cancel, rescind, or accelerate such agreement or transactions thereunder, set off or net amounts owing in respect thereto (except rights related to same-day payment netting), exercise remedies in respect of collateral or other credit support or property related thereto (including the purchase and sale of property), demand payment or delivery thereunder or in respect thereof (other than a right or operation of a contractual provision arising solely from a change in the value of collateral or margin or a change in the amount of an economic exposure), suspend, delay, or defer payment or performance thereunder, or modify the obligations of a party thereunder, or any similar rights; and

(ii) right or contractual provision that alters the amount of collateral or margin that must be provided with respect to an exposure thereunder, including by altering any initial amount, threshold amount, variation margin, minimum transfer amount, the margin value of collateral, or any similar amount, that entitles a party to demand the return of any collateral or margin transferred by it to the other party or a custodian or that modifies a transferee’s right to reuse collateral or margin (if such right previously existed), or any similar rights, in each case, other than a right or operation of a contractual provision arising solely from a change in the value of collateral or margin or a change in the amount of an economic exposure; but

(iii) solely with respect to Section 31(b) does not include any right under a contract that allows a party to terminate the contract on demand or at its option at a specified time, or from time to time, without the need to show cause.

“FDI Act” means the Federal Deposit Insurance Act and the regulations promulgated thereunder.

“Financial Counterparty” has the meaning given to such term in, and shall be interpreted in accordance with, 12 C.F.R. 252.81, 12 C.F.R. 382.1 and 12 C.F.R. 47.2.

“Insolvency Proceeding” means a receivership, insolvency, liquidation, resolution, or similar proceeding.

“ISDA U.S. Protocol” means the ISDA 2018 U.S. Resolution Stay Protocol, as published by ISDA on July 31, 2018.

“OLA” means Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

“Party A Affiliate” means, with respect to Party A, a BHC Affiliate of that party.

“Party B Affiliate” means a Consolidated Affiliate of Party B.

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“QFC Stay Rules” means the regulations codified at 12 C.F.R. 252.81–8 (the “Federal Reserve Rule”), 12 C.F.R. 382.1-7 (the “FDIC Rule”) and 12 C.F.R. 47.1-8 (the “OCC Rule”), respectively. All references herein to the specific provisions of the Federal Reserve Rule, the FDICs Rule and the OCC Rule shall be construed, with respect to Party A, to the particular QFC Stay Rule(s) applicable to it.

“Relevant Agreement” means this Agreement (including all Transactions and Confirmations hereunder) and any Credit Enhancement relating hereto or thereto.

“Small Financial Institution” has the meaning given to such term in, and shall be interpreted in accordance with, 12 C.F.R. 252.81, 12 C.F.R. 382.1 and 12 C.F.R. 47.2.

“State” means any state, commonwealth, territory, or possession of the United States of America, the District of Columbia, the Commonwealth of Puerto Rico, the Commonwealth of the Northern Mariana Islands, American Samoa, Guam, or the United States Virgin Islands.]

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Party B hereby agrees (a) to check this Master Confirmation carefully and immediately upon receipt so that errors or discrepancies can be promptly identified and rectified and (b) to confirm that the foregoing (in the exact form provided by Party A) correctly sets forth the terms of the agreement between Party A and Party B hereunder, by manually signing this Master Confirmation or this page hereof as evidence of agreement to such terms and providing the other information requested herein and immediately returning an executed copy to us.

Yours faithfully,

[[AGENT], as agent for
[DEALER]]

By:
Authorized Representative

[DEALER]

By:
Authorized Representative

[Signature Page to Master Forward Confirmation]

Agreed and accepted by:

MEDICAL PROPERTIES TRUST, INC.

By:
Name:
Title:

[Signature Page to Master Forward Confirmation]

ANNEX A

FORM OF SUPPLEMENTAL CONFIRMATION

To:	Medical Properties Trust, Inc. (“Party B”)

From:	[DEALER] (“Party A”) [DEALER CONTACT INFORMATION]

Re:	Issuer Share Forward Sale Transactions

Date:	[ ]

Ladies and Gentlemen:

The purpose of this Supplemental Confirmation is to confirm the terms and conditions of the Transaction entered into between [Dealer] (“Party A”) and Medical Properties Trust, Inc. (“Party B”) on the Trade Date specified below. This Supplemental Confirmation is a binding contract between Party A and Party B as of the relevant Trade Date for the Transaction referenced below.

(1)

This Supplemental Confirmation supplements, forms part of, and is subject to the Master Confirmation dated as of December 27, 2019 (the “Master Confirmation”) between Party A and Party B, as amended and supplemented from time to time. All provisions contained in the Master Confirmation govern this Supplemental Confirmation except as expressly modified below.

(2)	The terms of the Transaction to which this Supplemental Confirmation relates are as follows:

Trade Date:	[ ]

Effective Date:	[ ]

Number of Shares:	[ ]

Maturity Date:	[ ]

Initial Forward Price:	USD [ ]

Threshold Price:	USD [ ]

Volume-Weighted Hedge Price:	[ ]

Spread:	[ . ]% per annum

Initial Stock Loan Rate:	[ ]

Maximum Stock Loan Rate:	[ ]

Party B hereby agrees (a) to check this Supplemental Confirmation carefully and immediately upon receipt so that errors or discrepancies can be promptly identified and rectified and (b) to confirm that the foregoing (in the exact form provided by Party A) correctly sets forth the terms of the agreement between Party A and Party B hereunder, by manually signing this Supplemental Confirmation or this page hereof as evidence of agreement to such terms and providing the other information requested herein and immediately returning an executed copy to us.

Yours faithfully,

[[AGENT], as agent for
[DEALER]]

By:
Authorized Representative

[DEALER]

By:
Authorized Representative

[Signature Page to Supplemental Confirmation]

Agreed and accepted by:

MEDICAL PROPERTIES TRUST, INC.

By:
Name:
Title:

[Signature Page to Supplemental Confirmation]

Schedule I

FORWARD PRICE REDUCTION AMOUNTS

Forward Price Reduction Date:	Forward Price Reduction Amount:
[ ]	USD	[	]
[ ]	USD	[	]

REGULAR DIVIDEND AMOUNTS

For any calendar quarter:	USD	[	]

ANNEX B

PRIVATE PLACEMENT PROCEDURES

If Party B delivers Unregistered Settlement Shares pursuant to Section 12 above (a “Private Placement Settlement”), then:

(a)    all Unregistered Settlement Shares shall be delivered to Party A (or any affiliate of Party A designated by Party A) pursuant to the exemption from the registration requirements of the Securities Act provided by Section 4(a)(2) thereof;

(b)    as of or prior to the date of delivery, Party A and any potential purchaser of any such shares from Party A (or any affiliate of Party A designated by Party A) identified by Party A shall be afforded a commercially reasonable opportunity to conduct a due diligence investigation with respect to Party B customary in scope for private placements of equity securities of similar size (including, without limitation, the right to have made available to them for inspection all financial and other records, pertinent corporate documents and other information reasonably requested by them); provided that prior to receiving or being granted access to any such information, Party A, such affiliate of Party A or such potential purchaser, as the case may be, may be required by Party B to enter into a customary nondisclosure agreement with Party B in respect of any such due diligence investigation.

(c)    as of the date of delivery, Party B shall enter into an agreement (a “Private Placement Agreement”) with Party A (or any affiliate of Party A designated by Party A) in connection with the private placement of such shares by Party B to Party A (or any such affiliate) and the private resale of such shares by Party A (or any such affiliate), substantially similar to private placement purchase agreements customary for private placements of equity securities of similar size, in form and substance commercially reasonably satisfactory to Party A, which Private Placement Agreement shall include, without limitation, provisions substantially similar to those contained in such private placement purchase agreements relating, without limitation, to the indemnification of, and contribution in connection with the liability of, Party A and its affiliates and obligations to use best efforts to obtain customary opinions, accountants’ comfort letters and lawyers’ negative assurance letters, and shall provide for the payment by Party B of all commercially reasonable fees and expenses in connection with such resale, including all commercially reasonable fees and expenses of counsel for Party A, and shall contain representations, warranties, covenants and agreements of Party B reasonably necessary or advisable to establish and maintain the availability of an exemption from the registration requirements of the Securities Act for such resales; and

(d)    in connection with the private placement of such shares by Party B to Party A (or any such affiliate) and the private resale of such shares by Party A (or any such affiliate), Party B shall, if so requested by Party A, prepare, in cooperation with Party A, a private placement memorandum in form and substance reasonably satisfactory to Party A.

In the case of a Private Placement Settlement, Party A shall, in its good faith discretion, adjust the amount of Unregistered Settlement Shares to be delivered to Party A hereunder in a commercially reasonable manner to reflect the fact that such Unregistered Settlement Shares may not be freely returned to securities lenders by Party A and may only be saleable by Party A at a discount to reflect the lack of liquidity in Unregistered Settlement Shares.

If Party B delivers any Unregistered Settlement Shares in respect of any Transaction, Party B agrees that (i) such Shares may be transferred by and among Party A and its affiliates and (ii) after the minimum “holding period” within the meaning of Rule 144(d) under the Securities Act has elapsed after the applicable Settlement Date (or earlier, if applicable), Party B shall promptly remove, or cause the transfer agent for the Shares to remove, any legends referring to any transfer restrictions from such Shares upon delivery by Party A (or such affiliate of Party A) to Party B or such transfer agent of seller’s and broker’s representation letters customarily delivered by Party A or its affiliates in connection with resales of restricted securities pursuant to Rule 144 under the Securities Act, each without any further requirement for the delivery of any certificate, consent, agreement, opinion of counsel, notice or any other document, any transfer tax stamps or payment of any other amount or any other action by Party A (or such affiliate of Party A).